As filed with the Securities and Exchange Commission on January 23, 1998.

                                File No. 333-36871

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                 TELLURIAN, INC.
                 (Name of small business issuer in its charter)

           Delaware                                     3570                                22-3451918
---------------------------------            ----------------------------                   ----------
(State or other jurisdiction                 (Primary Standard Industrial                (I.R.S. Employer
of incorporation or organization)             Classification Code Number)               Identification No.)

                              --------------------

                                  Stuart French
                                 Tellurian, Inc.
                              300 K Route 17 South
                               Mahwah, N.J. 07430
                                 (201) 529-0939
          (Address and telephone number of principal executive offices)

                              --------------------

                                  Stuart French
                                 Tellurian, Inc.
                              300 K Route 17 South
                               Mahwah, N.J. 07458
                                 (201) 529-0939
     (Address and (Name, address and telephone number of agent for service)

                              --------------------

Copies of all communications should be sent to:

                               Steven Morse, Esq.
                                Lester Morse P.C.
                               111 Great Neck Road
                              Great Neck, NY 11021
                                 (516) 487-1446

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective. [X]

If any of the securities being registered on this form are to be offered on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If the delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

Pursuant to Rule 429, this Registration Statement is a Post-Effective Amendment to Form SB-2 Registration Statement, File No. 333-9741, which relates to the following: (i) 5,127,500 shares issuable upon exercise of 5,127,500 Redeemable Common Stock Purchase Warrants ("Warrants"); and (ii) the resale of 3,000,000 of the 5,127,500 Warrants to be sold by Warrant Holders as selling security holders.

CALCULATION OF REGISTRATION FEE

=================================================================================================================================

                                                                     Proposed
                                                                     Maximum
                                                 Amount to           Offering       Proposed Maximum
    Title of Each Class of Securities to be         be              Price Per      Aggregate Offering             Amount of
                  Registered                    Registered           Unit (1)          Price (1)              Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Units, consisting of one share of
Common Stock and one redeemable
Common Stock Purchase Warrants (3)              1,300,000                5.00           6,500,000                 1,969.70
---------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock included in
Units (3)                                       1,300,000                 --                   --                       --(5)
---------------------------------------------------------------------------------------------------------------------------------
Warrants included in Units (3)                  1,300,000                 --                   --                       --(5)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying Warrants                1,300,000                6.00           7,800,000                 2,363.64
(4)
---------------------------------------------------------------------------------------------------------------------------------
Totals                                                                                $14,300,000                $4,893.95(6)
=================================================================================================================================

--------------

(1) Total estimated solely for the purpose of determining the registration fee.

(2) Intentionally left blank.

(3) Reserved for issuance pursuant to terms of issuer Tender Offer.

(4) Reserved for issuance upon exercise of Warrants that may be issued in connection with the terms of the issuer's Tender Offer.

(5) No fee due under Rule 457(g) since the Warrants are registered contemporaneously with the Common Stock underlying the Warrants.

(6) Previously paid.

Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of securities issuable upon exercise of the Representative's Warrants and Representative's Warrants to purchase Warrants are subject to the anti-dilution provisions of the Warrant.

 The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                 TELLURIAN, INC.

                              Cross Reference Sheet

Form SB-2 Item Number and Caption                                       Location of Caption in Prospectus
---------------------------------                                       ---------------------------------
1.    Front of Registration Statement and
      Outside Front Cover Page of Prospectus                            Outside Cover Page

2.    Inside Front and Outside Back Cover                               Inside Front and Outside
      Pages of Prospectus                                               Back Cover Pages

3.    Summary Information and Risk Factors                              Prospectus Summary; Risk Factors

4.    Use of Proceeds                                                   Use of Proceeds

5.    Determination of Offering Price                                   Outside Front Cover Page; Risk Factors

6.    Dilution                                                          Dilution

7.    Selling Security Holders                                          Selling Stockholders and Warrant
                                                                        Holders

8.    Plan of Distribution                                              Outside Cover Page; The Offering by the
                                                                        Company

9.    Legal Proceedings                                                 Business - Legal Proceedings

10.   Directors, Executive Officers,                                    Management
      Promoters and Control Persons

11.   Security Ownership of Certain Beneficial                          Security Ownership of Certain Beneficial
        Owners and Management                                           Owners and Management;
                                                                        Certain Transactions

12.   Description of the Securities                                     Description of Securities


13.   Interests of named Experts and Counsel                            Legal Matters; Experts

14.   Disclosure of Commission Position on                              Management
      Indemnification for Securities Act Liabilities

15.   Organization Within Last Five Years                               Management; Certain Transactions

16.   Description of Business                                           Prospectus Summary; Business


17.   Management's Discussion and Analysis                              Management's Discussion and
      or Plan of Operation                                              Analysis of Financial Condition
                                                                        and Results of Operations

18.   Description of Property                                           Business

19.   Certain Relationships and                                         Certain Transactions
        Related Transactions

20.   Market for Common Equity and                                      Cover Page; Risk Factors;
      Related Stockholder Matters                                       Market Information

21.   Executive Compensation                                            Executive Compensation

22.   Financial Statements                                              Financial Statements

23.   Changes in and Disagreements with Accountant
      on Accounting and Financial Disclosure                            *

-----------------
* Omitted because item is inapplicable or answer is in the negative.

                   SUPPLEMENT TO TELLURIAN, INC.'S PROSPECTUS
                             DATED DECEMBER 18, 1997

This Supplement together with the attached Prospectus dated December 18, 1997 (the "Prospectus") and accompanying Letter of Transmittal must be read together and represent one offering document. Any changes in the Supplement which differ from the disclosure contained in the original Prospectus supersedes and amends the disclosure contained therein. The information which follows first provides a summary of changes to Tellurian's exchange offer to its outstanding Common Stock Purchase Warrant Holders, followed by a discussion of a recent development and other changes to the Prospectus.


                      SUMMARY OF CHANGES TO EXCHANGE OFFER

         On January 20, 1998, Tellurian, Inc. (the "Company" or "Tellurian") announced that the original expiration date of January 20, 1998 for its exchange offering to holders of its Common Stock Purchase Warrants (the "Warrants") has been extended to 12:00 midnight, New York City time on February 23, 1998. Further, the Company lowered the exchange offer price from $2.625 per tendered Warrant to $1.875 per tendered Warrant and accelerated the Separation Date (as defined in the Prospectus) of the Units from July 20, 1998 to March 23, 1998. Accordingly, each holder of Tellurian's outstanding Warrants who elect to tender their Warrants and $1.875 per tendered warrant (the "Offer Price") during the "Tender Offer Period" (which commenced on December 19, 1997 and will expire at 12:00 midnight New York City time on February 23, 1998) will receive one Unit for each Warrant tendered. Each Unit consists of one share of Tellurian Common Stock and one new warrant identical to the Warrants. The Common Stock and Warrant included in the Unit will not be detachable or separately transferable from each other except to exercise the Warrants until March 23, 1998 or earlier if consented to by the Company (the "Separation Date"). After the Separation Date, Unit holders must submit their Unit certificates to the exchange agent to be exchanged for Common Stock and Warrant certificates. No further extensions to the Tender Offer Period is currently contemplated although the Company reserves the right to extend the Offer for an additional five business days. During the original tender offer period which was to expire on January 20, 1998, the Company received 36,450 Warrants tendered. Subsequently, the Company returned these Warrants and all funds tendered to the persons who tendered such securities pursuant to their withdrawal rights as described in "The Offer by the Company - Withdrawal Rights."

                   The Information Agent for the Purchase Offer is:

                     SHAREHOLDER COMMUNICATIONS CORPORATION
                                 17 State Street
                            New York, New York 10004
                          Call Toll Free (800) 221-5724
                           Call Collect (212) 805-7000

         In January 1998, the Company retained Shareholder Communications Corporation, 17 State Street, New York, New York 10004 as the informational agent ("Information Agent") in connection with the Company's tender (exchange) offer (the "Offer") to warrant holders. As Information Agent, it has been retained by the Company to insure and confirm, via telephone calls, the proper distribution of exchange materials as well as answering Warrant holder questions relating to the exchange material. The Information Agent will neither solicit, nor recommend any action to, any Warrant holder. For its services, the Company has agreed to pay the Information Agent a fee including expenses of not more than $20,000, $7,000 of which has been paid. The fees due the Information Agent are not contingent on the success of the offer.

                               RECENT DEVELOPMENTS

         In December 1997, the Company received a $250,000 loan from a non-affiliated person secured by its inventory and accounts receivable. The loan is repayable 30 days after demand together with accrued and unpaid interest at the rate of 12% per annum. The first use of proceeds from the Offer (after payment of expenses) will be to repay the aforesaid loan.

         As described under "Agreement with Fightertown" on pages 47-48 of the Prospectus, the Company is required to pay $20,000 to Fightertown not later than January 31, 1998. The Company intends to make this payment utilizing proceeds received from the aforementioned $250,000 loan.

                             ADDITIONAL RISK FACTOR

Note Due to Non-Affiliated Person Secured by the Company's Inventory and Receivables.
         In December 1997, the Company received a $250,000 loan from a non-affiliated person (the "Lender") secured by its inventory and accounts receivable. The loan is repayable 30 days after demand together with accrued and unpaid interest at the rate of 12% per annum. The first use of proceeds from the Offer (after payment of expenses) will be to repay the aforesaid loan. In the event the proceeds of the Offer are insufficient to repay the aforementioned loan to the Lender, the Company's operations will be materially adversely affected in the event that the Lender demanded payment and took action to foreclose on its security interest.

                            THE OFFER BY THE COMPANY

         The following information supersedes and replaces the information contained on pages 21 through 24 of the Prospectus under the heading "The Offer by the Company."

Terms of the Offer

         The Company hereby offers to the holders of its issued and outstanding Warrants the opportunity to exchange such Warrants and cash for Units, subject to the terms and conditions set forth herein and in the Letter of Transmittal.

         Effective December 19, 1997, Warrant holders who tender their Warrants and $1.875 per tendered Warrant (the "Offer Price") during the Tender Offer Period (as defined below), will receive one Unit for each Warrant tendered. Each Unit consists of one share of Tellurian Common Stock and one new warrant identical to the Warrants. The Common Stock and Warrant included in the Unit will not be detachable or separately transferable from each other except to exercise the Warrants until March 23, 1998 or earlier if consented to by the Company (the "Separation Date"). After the Separation Date, Unit holders must submit their Unit certificates to the exchange agent (as defined below) to be exchanged for Common Stock and Warrant certificates. The "Tender Offer Period" commenced on December 19, 1997 and will expire on February 23, 1998 (the "Expiration Date"), subject to the discretion of the Company to extend the Offering for up to an additional 5 business days. Any person desiring to tender Warrants pursuant to the Offer, must submit the Warrants to Continental Stock Transfer & Trust Company (the "Exchange Agent"), 2 Broadway, 19th Floor, New York, NY 10004, together with a good check (preferably a certified check or official bank check) or money order in the amount of the offer price made payable to "Continental Stock Transfer as Exchange Agent for Tellurian, Inc." and a completed and executed "Letter of Transmittal" which accompanies this Prospectus. In the event that Warrant holders tender more than 1,300,000 Warrants pursuant to the Offer during the Tender Offer Period, Tellurian intends to accept Warrants tendered on a pro rata basis, disregarding fractions, according to the number of Warrants tendered by each Warrant holder.

         If a holder of Warrants does not elect to tender Warrants pursuant to the terms of the Offer, such holder may exercise such Warrants under the present terms of the Warrant as described above and in "Description of Securities." Warrant holders who desire to exercise their Warrants pursuant to the current terms of the Warrant should execute the Subscription Form on the back of their Warrant and submit same together with an appropriate check to Continental Stock Transfer & Trust Company at the address set forth herein.

         Subject to the terms and conditions as set forth herein and in the Letter of Transmittal, the Company will accept all Warrants tendered under the terms of the Offer during the Tender Offer Period which commenced on December 19, 1997 and expires February 23, 1998, the "Expiration Date" unless the Warrant Holder withdraws the tender by 12:00 midnight Eastern Standard Time on the Expiration Date. The Company at its sole option may extend the Offer for an additional period of 5 business days by giving written or oral notification of such extension to Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, NY 10004 (the "Exchange Agent"). In addition, the Company may at its election cause notice of any extension of the Offer to be published in the "New York Times," the "Wall Street Journal" or any other newspaper selected by the Company. The Company has no present intention to extend this Offer beyond the original Expiration Date.

         The Company reserves right to withdraw, cancel, modify or terminate the Offer at any time during the Tender Offer Period (by written or oral notice to the Exchange Agent) if, in the opinion of counsel for the Company, there exists any actual or threatened legal impediment to the Offer, including any material legal action or administrative proceeding instituted or threatened against the Company or the Exchange Agent with respect to the Offer. No such impediments are presently known by the Company to exist. Upon any such termination of the Offer, the Company will, at its option, either accept the Warrants and cash payment theretofore tendered or return all Warrants and cash payments, without interest thereon or deduction therefrom, theretofore tendered and have no further obligation or liability with respect to the Offer.

         Should any funds of an exchanging Warrant holder whose exchange has not been accepted by the Company be left on deposit with the Exchange Agent for any reason including, but not limited to, termination of the Offer, the Exchange Agent will promptly refund such funds without interest thereon or deduction therefrom.

         No variation in the terms of the Offer is presently contemplated. However, if for any reason the rate of exchange should be increased, the rate of exchange will apply for all tendering Warrant holders whether they tendered before or after any such increase.

          If the Company is unable to or does not qualify the Units for sale in particular states prior to the Expiration Date of the Tender Offer Period, Warrant holders in those states will not be permitted to tender the Warrants. The Company is not obligated to accept any Warrants which are exercised or tendered pursuant to the Offer where applicable state law would prohibit the issuance of the Units.

         Requests for additional copies of this Prospectus or the Letter of Transmittal or assistance in completing an exchange should be made by mail or telephone to the Information Agent at the address or telephone number described above. All correspondence to the Exchange Agent with respect to the Offer for delivery by hand or by mail, should be directed to the Exchange Agent at 2 Broadway, 19th Floor, New York, NY 10004.

Procedure for Tendering Warrants

                  Except as otherwise stated below or in the Letter of Transmittal, to be properly tendered pursuant to the Offer, the Warrants together with a properly completed and executed Letter of Transmittal, the applicable cash payment and any other documents required by the Letter of Transmittal must be received by the Exchange Agent during the Tender Offer Period. The certificates, Letter of Transmittal and the cash payment should not be sent to the Company. The method of delivery of the Warrants, the cash payment and other documents forwarded to the Exchange Agent is at the election and risk of the holder, but if such delivery is by mail it is suggested that registered mail with return receipt requested be used. The applicable cash payment accompanying the Warrants must be made by good check (preferably a certified check or official bank check) or money order payable in United States dollars to "Continental Stock Transfer, as Exchange Agent for Tellurian, Inc."

                  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Warrants or cash payments tendered will be determined by the Company, which determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of any particular Warrants and cash payments not properly tendered or the acceptance of which would, in the opinion of the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to any particular Warrants, and the Company's interpretation of the terms and conditions of this Offer (including the instructions and Letter of Transmittal) shall be final and binding. Any irregularities in connection with the tenders, unless waived, must be cured within such time as the Company shall determine, which time may be extended beyond the Tender Offer Period. Neither the Company nor the Exchange Agent shall be under any duty to give notification of defects in such tenders or incur any liability for failure to give such notification. Tenders of the Warrants and cash payments received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned (without interest on the cash payment or deduction therefrom) by the Exchange Agent to the appropriate Warrant holder as soon as practicable.

Withdrawal Rights

                  Tenders of Warrants and cash payments during the Tender Offer Period may be withdrawn: (i) at any time prior to 12:00 midnight Time on February 23, 1998 (which represents the last day that the tender offer remains open, and (ii) at any time subsequent to 12:00 midnight Eastern Time on February 18, 1998 (40 business days after the commencement of the Offer) if such Warrants and cash payments have not been previously accepted for payment by the Company. The Company has no reason to believe that any other exchange offer will be made.

                  For a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address as set forth above. Such notice of withdrawal must set forth the name of the tendering Warrant holder, the name of the registered holder if different from that of the Warrant holder, the number of Warrants (and, if available, the certificate numbers) and the amount of the cash payment to be withdrawn. All questions as to the validity (including the time of receipt) or notices of withdrawal will be determined by the Company, whose determination shall be final and binding. Warrants and cash payments withdrawn in the manner specified above will not be considered to have been duly tendered.

Delivery of Units

                  Upon the terms and subject to the conditions of the Offer, delivery of the Units in exchange for Warrants and cash payments validly tendered and accepted by the Company will be made as soon as practicable after receipt by the Exchange Agent of the Letter of Transmittal, the Warrants tendered and the applicable cash payment. The maximum number of days after receipt of such documents and cash payment by the Exchange Agent by which the Unit certificates will be mailed to the Warrant holders is thirty (30). All deliveries will be made through the Exchange Agent.

Position of the Board of Directors

                  The Board of Directors of the Company believes the Offer is in the best interests of the Company inasmuch as it will benefit from the receipt of cash proceeds received pursuant to the Offer and provides for the possible receipt of additional financing in the future from the exercise of the Warrants included in the Units. However, the Board of Directors is not making any recommendations to the holders of the Warrants as to whether they should exchange or refrain from exchanging any or all of their Warrants. Each Warrant holder must make his or her own decision as to whether to exchange all or any portion of the Warrants owned. In addition, no assurances can be given that any of the Warrants included in the Units will be exercised in the future.

Tender Offer Open to all Warrant Holders

                  Pursuant to Regulation 13e-4(f)(8)(i) of the Exchange Act, the Company's tender offer is required to be open to all holders of the Company's Warrants. Pursuant to Regulation 13-4(f)(9)(ii) of the Act, the Company is not prohibited from making a tender offer where it excludes all security holders in a state where the Company is prohibited from making the tender offer by administrative or judicial action after a good faith effort by the Company to comply with such statute.

                                 USE OF PROCEEDS

                  The net proceeds of this offering, if any, after the payment of offering expenses estimated at $150,000 is anticipated to be applied the corporate purposes specified below. Assuming that the Company receives net proceeds from the Offer of $2,000,000, of which no assurances can be given, it is anticipated that such proceeds will be applied over a period of approximately 12 months as follows:

                                           Amount                 Percentage
                                           ------                 ----------
Payment to Lender (1)                    $ 260,000                   (13%)

General operating, administrative
and marketing expenses of the
Company (including Cyberport)              380,000                   (19%)

Reduction of current liabilities
and notes payable of the
Company including Cyberport (2)            600,000                   (30%)

Capital outlay to produce and
market the Tellurian Helmet to
be used in conjunction with its
proprietary image generators               500,000                   (25%)

Working Capital (3)                        260,000                   (13%)
                                           -------                 ------

         Total                         $ 2,000,000                 (100%)

---------


(1) In December 1997, the Company received a $250,000 non-convertible loan from a non-affiliated person secured by its inventory and accounts receivable. The proceeds of this loan are being used by the Company for general working capital including the payment of $20,000 to Fightertown. See "Business-Agreement with Fightertown." The loan is repayable 30 days after demand together with accrued and unpaid interest at the rate of 12% per annum. The first use of proceeds from the Offer (after payment of expenses) will be to repay the aforesaid loan.

(2) The Company owes $337,464 in principal and an additional $346,736 in accrued interest to Charles Powers. Such funds are payable to Mr. Powers upon his demand since November 1, 1997. Such funds were used for general working capital purposes. The Company is attempting to negotiate a one year extension of the note due to Mr. Powers which would include a partial paydown of the accrued interest due on the note. At September 30, 1997, Tellurian has current liabilities totaling approximately $2,800,000.

(3) Amounts allocated to general working capital can be used for all corporate purposes including without limitation payment toward current liabilities and opportunities to establish other TEC's (or LBE's) as a joint venture with other firms.

         In the event that the net proceeds of this offering are less than $2,000,000, such funds will first be applied on a pro rata basis to meet general operating expenses and toward reduction of current liabilities up to the estimated amounts described in the table above, secondly toward production and marketing of the Tellurian-Helmet and lastly toward general working capital. Any net proceeds received in excess of $2,000,000 will be allocated toward working capital and will be available for all proper corporate purposes.

                  The foregoing represents the Company's best estimate of its expected specific uses of the net proceeds of the Offering. The resulting amounts actually expended for certain purposes described above may vary significantly depending on numerous factors, including but not limited to, the success of Cyberport, the sale of up to a majority interest in Cyberport, a possible settlement of certain outstanding indebtedness of Cyberport, an extension and partial payment of a note payable to a related party, establishing other TEC's or LBE's with other joint venture partners, the market demand for the Company's virtual reality products, and the market success of Tellurian's products (including its new helmet). The Company may, in the future, find it necessary or desirable to change the specific uses of the net proceeds due to certain exigencies of the business and, therefore, there could be significant variations in the above use of proceeds. In the event one or more of such exigencies occurs, the Company will reallocate the net proceeds of this Offering within the above categories in response thereto.

                  The estimated net proceeds from this Offering will depend upon the amount of Warrants, if any, tendered pursuant to the Offer or exercised pursuant to the terms of the Warrants.

                  Pending application of the net proceeds of this Offering, if any, the Company may make temporary investments in interest-bearing savings accounts, certificates of deposit, United States government obligations, money market accounts, interest-bearing securities or other insured short-term, interest-bearing investments.

                            DESCRIPTION OF SECURITIES

                  The following supersedes and replaces the description of the Units contained on pages 64-65 of the Prospectus.

Units

         Each Unit consists of one share of Tellurian Common Stock and one new warrant identical to the Warrants. The Common Stock and Warrant included in the Unit will not be detachable or separately transferable from each other except to exercise the Warrants until March 23, 1998 or earlier if consented to by the Company (the "Separation Date"). After the Separation Date, Unit holders must submit their Unit certificates to the exchange agent (as defined herein) to be exchanged for Common Stock and Warrant certificates.



                 The Date of this Supplement is January 23, 1998

PROSPECTUS



                                 TELLURIAN, INC.

                     1,300,000 UNITS OFFERED TO THE HOLDERS
                   OF 5,127,500 COMMON STOCK PURCHASE WARRANTS

This Offer shall commence on December 19, 1997 and expire 20 business days thereafter on January 20, 1998, unless extended by the Company.

         This Prospectus relates to: (i) 5,127,500 shares of Common Stock, $.01 par value (the "Common Stock") of Tellurian, Inc. (the "Company" or "Tellurian") issuable upon exercise of 5,127,500 Redeemable Common Stock Purchase Warrants (the "Warrants") and (ii) the resale of 3,000,000 of the 5,127,500 Warrants being sold by certain Warrant Holders (the Warrant Holders") The Prospectus also relates to the Issuer tender offer described below pursuant to which 1,300,000 Units may be issued to accepting Warrant Holders.


         The Company will not receive any proceeds from the resale of Warrants by the Warrant Holders. Warrant Holders may commence offering their securities for resale at any time after the date of this Prospectus. Accordingly, such securities may be sold concurrently with the Issuer tender offer described below. Such securities may be sold for each Warrant Holder's respective account in the open market at the prices prevailing therein, or in individually negotiated transactions, at such prices as may be agreed upon. None of the Warrant Holders have been engaged by the Company to perform any services for the Company in connection with the Issuer tender offer, although Warrant Holders may elect to tender their Warrants pursuant to the terms of the Issuer tender offer. See "Warrant Holders."


         Each Warrant entitles the owner thereof to purchase one share of the Company's Common Stock at an exercise price of $6.00 per share (the "Warrant Exercise Price"), subject to adjustment under certain circumstances, at any time commencing on November 5, 1996 and expiring on November 5, 2001. Since November 5, 1997, the Warrants may be redeemed by the Company, at $.30 per Warrant if certain conditions are met. See "Description of Securities - Warrants."

         This Issuer tender offer (the "Offer") is on the following terms (see "The Offer by the Company" for a complete description of the terms of the Offer): Effective December 19, 1997, Warrant holders who tender their Warrants and $2.625 per tendered Warrant (the "Offer Price") during the tender offer period (as defined below), will receive one Unit for each Warrant tendered. Each Unit consists of one share of Tellurian Common Stock and one new warrant identical to the Warrants. The Common Stock and Warrant included in the Unit will not be detachable or separately transferable from each other except to exercise the Warrants until July 20, 1998 or earlier if consented to by the Company (the "Separation Date"). After the Separation Date, Unit holders must submit their Unit certificates to the exchange agent (as defined herein) to be exchanged for Common Stock and Warrant certificates. The "Tender Offer Period" will commence on December 19, 1997 and expire 20 business days thereafter on January 20, 1998 (the "Expiration Date"), subject to the discretion of the Company to extend the Offering for up to an additional 10 business days. Any person desiring to tender Warrants pursuant to the Offer, must submit the Warrants to Continental Stock Transfer & Trust Company (the "Exchange Agent"), 2 Broadway, 19th Floor, New York, NY 10004, together with a good check (preferably a certified check or official bank check) or money order in the amount of the Offer Price made payable to "Continental Stock Transfer as Exchange Agent for Tellurian, Inc." and a completed and executed "Letter of Transmittal" which accompanies this Prospectus. In the event that Warrant holders tender more than 1,300,000 Warrants pursuant to the Offer during the Tender Offer Period, Tellurian intends to accept Warrants tendered on a pro rata basis, disregarding fractions, according to the number of Warrants tendered by each Warrant holder.


         If a holder of Warrants does not elect to tender Warrants pursuant to the terms of the Offer, such holder may exercise such Warrants under the present terms of the Warrant as described above and in "Description of Securities." Warrant holders who desire to exercise their Warrants pursuant to the current terms of the Warrant should execute the Subscription Form on the back of their Warrant and submit same together with an appropriate check to Continental Stock Transfer & Trust Company at the address set forth herein.

         The terms of the Offer, the Offer Price and other terms of the Units were arbitrarily determined by the Company and do not necessarily bear any direct relationship to the Company's assets, book value per share or other generally accepted criteria of value. See "Risk Factors." The Common Stock and Warrants trade on the NASDAQ SmallCap Market ("NASDAQ SmallCap") under the symbols "TLRN" and "TLRNW", respectively. There is presently no public market in the Units and no assurances can be given that a public market will develop in the Units in the over-the-counter market or otherwise. The Company does not intend to list the Units for trading on the NASDAQ Small Cap Market. On the Separation Date, it is anticipated that the Common Stock and Warrants included in the Units will trade on NASDAQ under the above referenced symbols. See "Risk Factors."

         THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION AS DESCRIBED HEREIN. FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE 11.


         FOR FLORIDA RESIDENTS ONLY:

         RESIDENTS OF THE STATE OF FLORIDA MAY ONLY EXERCISE THEIR WARRANTS OR TENDER THE WARRANTS PURSUANT TO THE ISSUER TENDER OFFER THROUGH A BROKER/DEALER REGISTERED IN THE STATE OF FLORIDA OR IN RELIANCE UPON AN EXEMPTION OR EXCEPTION UNDER THE FLORIDA SECURITIES AND INVESTMENT AND PROTECTION ACT.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The following table illustrates the per Unit and maximum gross proceeds that may be received by the Company pursuant to the Offer.

                                       Underwriting
                   Price to           Discounts and         Proceeds to
                    Public            Commissions (1)       the Company (2)
----------------------------------------------------------------------------
Per Unit            $2.625                -0-                  $2.625
----------------------------------------------------------------------------
Total Maximum    $3,412,500               -0-               $3,412,500
----------------------------------------------------------------------------

______________
(1) No compensation (or indemnification) pursuant to the offer or exercise of warrants is payable to any member of the National Association of Securities Dealers, Inc. ("NASD") including, without limitation, J.W. Barclay & Co., Inc. ("Barclay"), the Managing Underwriter of the Company's initial public offering. The Company has not engaged Barclay or any other member of the NASD to perform any services for the Company in connection with the Offer or exercise of Warrants.

(2)      Before estimated expenses of this offering of $150,000.


The following legend should appear in red on the left side of the cover page:
"Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State."

                The date of this Prospectus is December 18, 1997.

         The Company intends to furnish its stockholders with annual reports containing audited financial statements examined and reported upon by an independent certified public accounting firm and to make available copies of quarterly reports containing unaudited financial statements. The Company's fiscal year end is December 31. The Company is a reporting company pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is required to file proxy statements and other information with the Securities and Exchange Commission (the "Commission").


                             ADDITIONAL INFORMATION


         The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form SB-2, File No. 333-36871 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby and Form SB-2 Registration Statements File No. 333-9741. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits filed as a part thereof. The statements contained in this Prospectus are not necessarily complete and, in each instance, reference is made to a copy of the relevant contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. The Registration Statement, including exhibits, may be inspected without charge at the Public Reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 10549, and at the offices of the Commission located at the Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, NY 10048 and the Midwest Regional Office, Northwestern Atrium Center, 500 West Madison Street, Room 1400, Chicago, IL 60661, and copies of such material can be obtained upon request and payment of the appropriate fee from the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Materials filed electronically through EDGAR may also be accessed through the SEC's home page on the World Wide Web at http://www.sec.gov.

                          RESTRICTION IN CERTAIN STATES


THE OFFER TO WARRANT HOLDERS WITH RESPECT TO THE UNITS TO BE ISSUED UPON THE TENDER OF THE WARRANTS AND CASH AND SUBSEQUENT ACCEPTANCE BY THE COMPANY IS EXPECTED TO BE QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION IN THE FOLLOWING JURISDICTIONS: AK, AR, CO, CT, DE, DC, FL, GA, HI, ID, IL, IA, KS, LA, MD, MS, MT, NB, NV, NH, NY, OK, PA, PR, RI, SC, SD, TX, UT, VA, VT AND WA. RESIDENTS OF OTHER JURISDICTIONS MAY NOT TENDER THE WARRANTS AND PURCHASE THE UNITS OFFERED HEREBY UNLESS THEY CAN DEMONSTRATE TO THE SATISFACTION OF THE COMPANY THAT THEY SATISFY CERTAIN SPECIFIC CRITERIA FOR EXEMPTION SET FORTH IN THE APPLICABLE STATES SECURITIES LAWS AFTER RECEIPT OF NOTICE FROM THE COMPANY. PROSPECTUSES WILL BE MAILED TO ALL WARRANT HOLDERS OF RECORD AS OF THE DATE OF THIS PROSPECTUS WHO RESIDE IN THE STATES LISTED ABOVE AND TO WARRANT HOLDERS WHO RESIDE IN OTHER STATES WHERE THEY CAN SATISFY THE COMPANY AS TO THE APPLICABILITY OF AN EXEMPTION FROM REGISTRATION IN THE STATE IN WHICH THE INDIVIDUAL WARRANT HOLDER RESIDES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OTHER THAN THOSE TO WHICH IT SPECIFICALLY RELATES, OR A SOLICITATION OF AN OFFER TO BUY FROM ANY PERSON OR ENTITY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.


                                 EXCHANGE RATIO


         The Company has operations in Ontario, Canada. All dollar amounts in this Prospectus have been converted into U.S. Dollars (unless specified otherwise) based on an exchange ratio of $1 Canadian for $.72 U.S.

                                    GLOSSARY
Database: The source data for the image generator. A visual database is comprised of a library of objects formed from 3-D polygons. Once a field of view and viewing angle is established, the image generator constructs the picture using appropriate elements of the database.

EAGLE: The Company's virtual reality image generator. The EAGLE is capable of rendering 30,000 polygons every 1/30 of a second. The EAGLE is considered a real time image generator.

Field Sequential Video: A method of producing color images from a black and white picture tube. The technique is to present a red, green, or blue image field on the tube; while presenting a red, green, or blue filter at the same time. To the viewer's eye, the colors are integrated together and presented to the brain as complete and valid color images. Field sequential video is employed when color CRT's (cathode ray tubes) are not available in miniature sizes.

Full Immersion: A term used to depict a complete isolation into the computer's world of virtual reality. The term is most frequently used when describing a virtual reality helmet when only the computers image is available to the user.

Head Tracker: A means of depicting head movement when wearing a virtual reality helmet. With a head tracker, the view presented to the eyes of the viewer is accurate to the world created by the computer. In most applications the head tracker is either a magnetic sensing device or a mechanical link to the helmet.

IAAPA: The International Association of Amusement Parks and Attractions, an industry association.

Location Based Entertainment: LBE's are venues for entertainment where the guests can experience a wide selection of games, sports and rides all under one roof. The LBE is usually located in large population centers and caters to repeat customers (returning several times per month).

Real Time: A classification of speed when dealing with computer generated images. A real time computer permits a smooth transition of motion within the visual display. Flicker, or stepping of the image results from an update slower than a new frame every 1/30th of a second.

Resolution: One method of measuring picture quality. The higher the resolution, the higher the detail of the image. A typical TV image has 525 lines of data presented on the screen. A standard computer screen has 968 lines, and thus a more detailed image. The EAGLE is capable of 2,000 lines of data.

Resolution Formats: Common resolution formats range from low quality in the case of 250 line LED's ("Light Emitting Diode") to mid range of video monitors at 680 lines to high resolution formats at 1,200 lines. The Company's EAGLE is capable of 2,000 lines.

Tourist Entertainment Centers: Like the LBE, the TEC is a destination venue for games, sports, and virtual reality experiences. The TEC however caters to an infrequent guest and therefore must be located in a high traffic area.

Trainers/Simulators: Devices use to teach the operation and methodology of expensive machines. The military's use of trainers/simulators has been the foundation of virtual reality entertainment.

Virtual Reality: An artificial environment of sight, sound, and motion created by computers.

Virtual Reality Helmet: A device placed on the head to position a video display to the eyes of a viewer. If the helmet completely seals the viewer from all other light except that which is presented by the computer, then the experience is said to be one of total immersion.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by, and must be read in conjunction with, the more detailed information and the Company's financial statements (including the notes thereto) appearing elsewhere in the Prospectus. All share and per share amounts in the Prospectus give retroactive effect to a 98.52216749-for-1 forward stock split effective March 15, 1995. Also, all references to "Tellurian" or the "Company" includes Tellurian, Inc., a South Carolina corporation, which was formed on August 10, 1988 and reincorporated in Delaware via merger into its wholly-owned subsidiary effective July 2, 1996. This Prospectus does not reflect the possible issuance of up to an estimated 300,000 shares of Tellurian's Common Stock that may be issued to settle certain legal proceedings after the completion of the Tender Offer Period. An investment in the Securities offered hereby involves a high degree of risk and immediate substantial dilution. See "Risk Factors", "Business-Legal Proceedings" and "Dilution."

THE COMPANY


         Tellurian, Inc. ("Tellurian" or the "Company"), a Delaware corporation, is engaged in the design, development and marketing of virtual reality products which include image generators, related software, helmets and motion systems. The Company also provides consulting services via developing customized software and databases for customers who purchase its image generators and need such services for specific application requirements.


         Since 1988, the Company has been designing, building and selling a line of specialized computers and ancillary software which are used to generate visual images in realtime for use in flight trainers and other simulation equipment. From 1992 through 1995, the Company's principal product was its AT-200 image generator which it sold to customers who manufacture training and simulation equipment such as Hughes/Link Corporation, Aviation Simulation Technology, Inc., and Ship Analytics, Inc. In June 1994, the Company began adapting its AT-200 Image Generator and selling this product and ancillary software for use in virtual reality entertainment devices to companies such as Fightertown Entertainment Centers, Ride & Show Engineering Corp., and MaxFlight Corp.

         In 1994, the Company began designing and engineering a new image generation product known as the "EAGLE", a specialized computer, which is specifically designed for the virtual reality entertainment market. In July 1996, Tellurian delivered its first production units of the EAGLE pursuant to purchase orders. The Eagle is available in multiple resolution formats and is faster and less expensive to produce than the Company's previous products, the AT-100 and AT-200. It is also different from such previous products in that it is tailored for entertainment use. Each unit is composed of proprietary hardware and software which when combined with motion and sound simulate a full-immersion experience. The "EAGLE" is intended for use at amusement/theme parks, video arcades, Tourist Entertainment Centers ("TEC") and Location Based Entertainment Centers ("LBE").

The TEC differs from the LBE in that the market of the TEC is intended to be the family vacationer rather than the local, repeat customer.

         Utilizing the "EAGLE" technology, Tellurian has developed a prototype helmet product to complement the Eagle for the entertainment market. This new product is expected to be marketed and sold on two levels. The first level of marketing will be for Tellurian to build its own complete game units either for sale or use in establishing one or more joint ventures, or revenue share agreements with owners and operators of TEC's or LBE's. The second level will be components for other virtual reality game manufacturers.
See "Business."


         In March 1997, Tellurian formed Cyberport Niagara Inc., an Ontario, Canada company, as a subsidiary for the purpose of establishing a TEC in Niagara Falls, Ontario. This 40,000 square foot facility known as "Cyberport", which opened in June 1997 in the casino district (also known as Clifton Hill), features the latest in Tellurian technology as well as an 8,000 square foot interactive attraction leased from the Ontario Science Centre, various original movie sets leased from Universal Studios and an Egyptian built replica of the treasures from the tomb of King Tut. Cyberport Niagara Inc is currently owned 100% by the Company. Tellurian is seeking to raise money to finance its operations and is attempting to sell up to a majority interest in Cyberport to a third party. No assurance can be given that the Company will be successful in this regard or, if successful, that such sale would be on terms satisfactory to the Company.

         Tellurian, Inc. is located at 300K Route 17 South, Mahwah, NJ 07430 an its telephone number at this office is (201) 529-0939.

THE OFFERING

Securities Offered                  This Prospectus relates to: (i) 5,127,500 shares of Common Stock, $.01 par value (the "Common Stock") of Tellurian, Inc. issuable upon exercise of 5,127,500 Redeemable Common Stock Purchase Warrants (the "Warrants")
                                    and (ii) the resale of 3,000,000 of the 5,127,500 Warrants being sold by certain Warrant Holders (the "Warrant Holders"). This Prospectus also relates to 1,300,000 Units which may be issued to exchanging Warrant
                                    Holders pursuant to the Offer. The Company will not receive any proceeds from the resale of Warrants by the Warrant Holders. See "Warrant
                                    Holders."

Common Stock
  outstanding before
  offering                          3,025,000 shares (1)


Common Stock
   outstanding after
    the offer                       4,325,000  shares (2)

Use of Proceeds                     The net proceeds from the Offer or the exercise of Warrants pursuant to their original terms  will be applied toward general, operating and administrative expenses, reduction of current liabilities and notes payable, production and marketing of the
                                    Tellurian helmet and working capital.  See "Use of Proceeds."


Risk Factors                        The Securities offered hereby involve a high degree of risk and substantial immediate dilution to investors.  Prospective investors, before purchasing any securities offered, should review carefully and consider the information contained in the
                                    Prospectus and particularly the items set forth under "Risk
                                    Factors" and "Dilution."

NASDAQ SmallCap                     Common Stock   "TLRN"
Symbols (3)                         Warrants       "TLRNW"

The Offer                           The Offer is on the following terms (see "The Offer by the
                                    Company" for a complete description of the terms of the Offer):
                                    Effective December 19, 1997, Warrant holders who tender their
                                    Warrants and $2.625 per tendered Warrant (the "Offer Price")
                                    during the tender offer period (as defined below), will receive one Unit for each Warrant tendered.  Each Unit consists of one share of Tellurian Common Stock and one new warrant
                                    identical to the Warrants.  The Common Stock and Warrant
                                    included in the Unit will not be detachable or separately
                                    transferable from each other except to exercise the Warrants until July 20, 1998 or earlier if consented to by the Company (the
                                    "Separation Date").  After the Separation Date, Unit holders must submit their Unit certificates to the exchange agent (as defined below) to be exchanged for Common Stock and
                                    Warrant certificates.  The "Tender Offer Period" will commence on December 19, 1997 and expire  20 business days thereafter on
                                    January 20, 1998 (the "Expiration Date"), subject to the
                                    discretion of the Company to extend the Offering for up to an additional 10 business days.  Any person desiring to  tender
                                    Warrants pursuant to the Offer, must submit the Warrants to
                                    Continental Stock Transfer & Trust Company (the "Exchange
                                    Agent"), 2 Broadway, 19th Floor, New York, NY 10004,
                                    together with a good check (preferably a certified check or official bank check) or money order in the amount of the offer price made payable to "Continental Stock Transfer as
                                    Exchange Agent for Tellurian, Inc." and a completed and
                                    executed "Letter of Transmittal" which accompanies this
                                    Prospectus. In the event that Warrant holders  tender more than 1,300,000 Warrants pursuant to the Offer during the
                                    Tender Offer Period, Tellurian intends to accept Warrants
                                    tendered on a pro rata basis, disregarding fractions,
                                    according to the number of Warrants tendered by each
                                    Warrant holder.


Warrant Terms                       Each Warrant entitles the owner thereof to purchase one
                                    share of the Company's Common Stock at an exercise price of
                                    $6.00 per share (the "Warrant Exercise Price"), subject to adjustment under certain circumstances, at any time
                                    commencing on November 5, 1996 and expiring on November
                                    5, 2001.  Since November 5, 1997, the Warrants may be
                                    redeemed by the Company, at $.30 per Warrant if certain
                                    conditions are met; however, the Company does not intend to redeem the Warrants prior to the Separation Date.  If a holder of Warrants does not elect to tender his Warrants pursuant to the terms of this Offer, such holder may exercise such Warrants under the present terms of the Warrants as described above and in "Description of Securities." Warrant holders who desire to exercise their Warrants pursuant to the current terms of the Warrant should execute the Subscription Form on the back of their Warrant and submit same together with an appropriate check "to
                                    Continental Stock Transfer & Trust Company at the address set forth herein. See
                                    "Description of Securities - Warrants."


-----------------
(1)      Does not include the following:  (I) up to 5,127,500 shares of Common Stock issuable upon exercise of Warrants or up to 1,300,000 shares included in the
         1,300,000 Units issuable pursuant to the Offer; (ii) up to 1,300,000 shares of
         Common Stock issuable upon exercise of the Warrants included in the Units issuable pursuant to the Offer; (iii) up to 185,000 shares of Common Stock issuable upon exercise of the Underwriters' Stock Warrants, (iv) up to 185,000 shares of
         Common Stock issuable upon exercise of the Underlying Warrants issuable upon exercise of the Underwriters' Warrants; and (v) up to 400,000 shares of Common
         Stock issuable under Tellurian's Stock Option Plan.

(2) Does not include the securities referred to in note 1 above except for the issuance of 1,300,000 Units pursuant to the Offer based upon the assumption that 1,300,000 Warrants are tendered and accepted by the Company, of which no assurances can be given in this regard.

(3)      While the Company's Common Stock and Warrants trade on NASDAQ SmallCap
         Market, there can be no assurance that a trading market will be sustained. If the Company fails to meet certain maintenance standards imposed by the NASD, delisting of its securities from NASDAQ SmallCap is possible. See "Risk Factors Requirements for Maintaining Listing
         Securities on NASDAQ SmallCap."


SUMMARY FINANCIAL INFORMATION

         The following selected information has been derived from the historical financial statements of Tellurian included elsewhere in this Prospectus and should be read in conjunction therewith, including the notes thereto.

Income Statement Data:

                                          Nine Months Ended
                               ---------------------------------------    Year Ended         Year Ended
                               September 30,              September 30,     Dec. 31,            Dec. 31,
                                   1997                        1996           1996                1995
----------------------------------------------------------------------------------------------------------
Revenues                     $   370,701                 $   812,572      $   819,380        $   477,311


Gross Profit                     (74,603)                    706,223          535,373            138,091


Net Loss (1)                  (1,815,209)                   (313,941)       ( 962,410)          (699,665)

Net Loss per
Common Share                        (.60)                       (.20)            (.53)              (.48)

Weighted Average
Number of
Common Shares
Outstanding (2)                3,025,000                   1,600,000        1,817,708          1,450,000

Balance Sheet Data:

------------------------------------------------------------------
                               September 30,           Dec.31,
                                   1997                 1996
------------------------------------------------------------------

Working Capital              $  (1, 712,631)          $1,943,851

Total Assets                      4,296,363            4,498,379

Long-Term Debt                        -0-                 -0-

Total Liabilities                 2,794,944            1,181,751

Stockholders' Equity              1,501,419            3,316,628

================================================================================
(1) Although the Company's S corporation status terminated effective December 31, 1995, the Company is an S corporation for that year. Pro forma net loss assuming the Company files its income tax return as a C corporation would be the same as if an S corporation.

(2) See Notes to Financial Statements for an explanation of the calculation of shares used in computing net loss per share.

                                  RISK FACTORS


              An investment in the Securities involve a high degree of risk and immediate substantial dilution. Prospective investors should consider carefully the following risk factors, in addition to other information contained in this Prospectus, in evaluating an investment in the Securities offered hereby.


              Financial Condition: Losses. The Company sustained net losses of $1,815,209 and $313,941 for the nine months ended September 30, 1997 and 1996, respectively, and $962,410 and $699,665 for the years ended December 31, 1996 and 1995, respectively, and continues to incur losses from operations. As of September 30, 1997, the Company has stockholders' equity of $1,501,419 and a working capital deficit of $1,712,631. In the past two fiscal years and the nine months ended September 30, 1997 the Company has spent an aggregate of $1,695,240 for research and product development purposes. For the nine months ended September 30, 1997 and September 30, 1996 and for the years ended December 31, 1996 and 1995, the Company had sales of $370,701, $812,572, $819,380, and
$477,311, respectively. There can be no assurance that the Company will be able to generate substantial revenues from operations or operate profitably in the future. See "Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

              Deficit Working Capital-Need for Additional Financing. At September 30, 1997, Tellurian has a deficit working capital of $1,712,631. The Company is currently meeting its cash requirements from limited cash generated from operations and limited cash resources that are left from the proceeds of Tellurian's initial public offering. In light of the Company's working capital deficit and continuing negative operating cash flows, the Company is dependent upon immediate and substantial additional revenues from operations, the sale of up to a majority interest in its Cyberport facility, the proceeds from this offering and/or private financing to meet its obligations as a going concern. With respect to a possible sale of up to majority interest in Cyberport, the Company has active negotiations with various firms interested in acquiring the Company's Cyberport interest as well as the right to open other Cyberport licensed facilities. No assurances can be given that the Company will be successful in its efforts to obtain the necessary cash to remain a going concern. The unaudited financial statements have been prepared by Management on a going concern basis. In the event that cash generated from the Company's plan of operation as specified above are insufficient to meet its existing obligations and on-going expenses (including those of Cyberport Niagara Inc.), the Company may need to seek reorganization protection under applicable bankruptcy laws. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

              Tellurian's Dependence Upon Cyberport. Tellurian's principal source of revenues is the TEC it has established through a subsidiary in Niagara Falls, Ontario. This 40,000 square foot facility known as Cyberport has only been in operation since late June 1997 and has had limited revenues of $32,942 through September 30, 1997. The success of the Company is highly dependent upon

Cyberport realizing significant revenues from operations. Cyberport's operations are anticipated to be seasonal in nature with the high season being the warm summer months and the low season being the cold winter months when tourism is at a low. No assurances can be given that the operations of Cyberport will result in either positive cash flow to the Company or profitable operations.

              Management's Lack of Experience in Running Tourist Entertainment Centers (TEC's); Possible Failure of Cyberport to Promote Tellurian Products; Possible Difficulty in Selling Off Majority Interest in Cyberport. The Cyberport Niagara tourist entertainment center is believed by Management to represent a new concept in family entertainment. While Management is encouraged by the initial reception which the facility has gained, the lack of clear parallels to compare the facility to makes it difficult for Management to properly evaluate its progress against other facilities. The Company has no prior experience in owning and operating a TEC. There can be no assurances that the Cyberport facility in Niagara Falls, Ontario will operate profitably, nor can there be any assurance that the facilities role in promoting the sale of Tellurian products will be successful in the marketplace. Failure of the center to make progress in its marketplace would materially affect Management's ability to sell up to a majority share of this facility to an outside investor in accordance with its stated desire as described herein. See "Business."

              Uncertain Market Acceptance; Lack of Marketing Organization; and Distribution Network. The Company's future success heavily depends upon the acceptance of its new virtual reality entertainment products, parts of which are currently in the developmental testing phase. With any new technology, there is a substantial risk that the market may not appreciate the benefits or recognize the potential of the technology. Market acceptance of the Company's virtual reality products will depend in large part upon the ability of the Company to demonstrate the technological and commercial advantages of the Company's products over other types of virtual reality entertainment products or other more passive entertainment systems. The inability of the Company to successfully introduce its new products such as its virtual reality helmet which the Company has completed the development of working prototypes and intends to introduce the prototypes at a trade show in November 1997, establish these products as a standard in the industry and cause name recognition will have a material adverse effect on the Company's financial condition and results of operation. Successful penetration of the Company's proposed markets will be substantially dependent on the Company's ability to implement its marketing and sales plan and the successful operation of its Cyberport TEC. There can be no assurances that the Company can implement its marketing and sales plan with the resources available to it or, if implemented, that such plan will be successful in penetrating the Company's proposed markets. See "Business."


              Revenues Dependent Upon a Limited Number of Customers. The Company has in the past been dependent upon a limited number of customers which have accounted for substantially all of the Company's revenues. See "Business - Products." While Management believes that future revenues (from sources other than Cyberport) are expected to be from a larger group of customers who are in the entertainment market rather than from a limited group of customers that are primarily in the simulation and training market, no assurances can be given that the Company will be successful in expanding its customer base so as not to rely on sales from a limited number of customers.

              Uncertain Performance of the Company's Helmet Visual and Audio System. The Company's virtual reality helmet is a critical component in the Company's plan to deliver high performance virtual reality experiences that are affordable and commercially viable. While the Company has observed the performance of the prototype helmet in laboratory conditions, it has not yet placed its proprietary helmet prototype into arcade conditions in order to evaluate its performance over longer periods under less desirable conditions. While the initial studies have not given management causes for concern about the likely results of such tests, there can be no assurances that problems that affect market acceptance of the product will not be found once the product is subjected to tests under true market conditions. See "Business."


              Rapid Changes in Technology. The technology underlying Tellurian's products is subject to rapid change. The Company maintains an ongoing research and development program and its success will depend in part upon its continuing ability to respond quickly and successfully to technological advances by developing and introducing new and improved products. There can be no assurance that the Company will be able to foresee and respond to such advances or that competitors, including those with greater financial and other resources, will not succeed in developing technologies and products that are more effective than the Company's. See "Business - Research and Development."

              Competition. Competition in the virtual reality entertainment market comes primarily from defense related manufacturers, many of which have much greater financial, technical, manufacturing and sales and marketing resources than the Company. In addition, as the virtual reality market develops and continues to grow, many larger companies will also enter this market increasing the competition. Although the Company believes that its developing virtual reality system and other virtual reality devices will be highly competitive due to performance and cost factors, there can be no assurance that the marketplace will consider the Company's products to be superior to competing products or that the Company can effectively compete with these larger companies in the future. Further, the Company has entered the TEC market through its subsidiary, Cyberport Niagara, Inc. There can be no assurances that other competitors for the family tourist market will not be more successful than the Company in marketing to this group especially since many of these competitors are larger and more experienced than the Company, in addition to which many have significantly greater resources than the Company. See "Business."

              Possible Legal Proceedings Against Cyberport Niagara, Inc. A group of contractors who performed work on Cyberport facility in Niagara Falls, Ontario, Canada have alleged that they have not been fully paid for the work performed, estimated to be approximately $1,400,000 U.S. dollars. Cyberport management has acknowledged that some amounts do in fact remain unpaid, but believes that a significant portion of the funds owed should have been paid by the owner and lessor of the facility under an agreement entered into as part of the lease agreement. Tellurian has also been named in this contractor action demanding collection. Management believes that this matter does not directly involve Tellurian since it has not been a party to any of the contractual agreements made in Canada.

              Management has reached an agreement in principle with the representatives of the creditor group which, assuming the necessary legal documentation can be created in a manner satisfactory to all parties, will result in a deferral of any action by creditors until January 15, 1998 and may result in a resolution of this matter in a form acceptable to Management and to the creditors. This agreement in principle may result in some or all of the debt being converted to restricted Common Stock (estimated at a maximum of 300,000 shares) and it may result in some portion of the proceeds of this offering being used to satisfy some or all of the debt. Management cannot determine the components of the final resolution of this matter at this time.

              Should Cyberport Management be unable to resolve the issues with the contractors and the lessor, it is possible that the resulting action against Cyberport could require Tellurian to assist Cyberport. If such action is required, either to support Cyberport or because Management is incorrect in its belief that Tellurian has no direct liability in this issue, there can be no assurances that Tellurian will have the resources necessary, or that it will have access to the resources necessary, to resolve the issue in a manner acceptable to the Company. Nevertheless, if Cyberport is unable to settle this legal matter and keep its facility open to the public, there would likely be a material adverse affect on the operations of the Company. See "Business - Legal Proceedings."


              Dependence Upon Proprietary Technology; Intellectual Property Rights; Lack of Patent Protection. Tellurian regards its products as proprietary and relies primarily on a combination of technological complexity trade secret protection, employee and third party non-disclosure agreements, and other intellectual proprietary protections methods to protect its proprietary rights. Although the Company believes that its products are uncopyable, it may be possible in the future for unauthorized third parties to pay to copy or reverse engineer certain portions of the Company's products or obtain or use information that the Company regards as proprietary. The Company currently has no patents. Although the Company's competitive position may be adversely affected by unauthorized use of its proprietary information, the Company believes that the ability to fully protect its intellectual property is less significant to its success than are other factors, such as the knowledge, ability and experience of its employees and its ongoing product development and customer support activities. There can be no assurance that third parties will not assert infringement or other claims against the Company with respect to any existing or future products, or that licenses would be available if any Tellurian technology were successfully challenged by a third party , or if it became desirable to use any third party technology to enhance Tellurian's products. Litigation to protect the Company's proprietary information or to determine the validity of any third party claims could result in significant expense to the Company and divert the efforts of the Company's technical and management personnel, whether or not such litigation is determined in favor of the Company. In addition, the Company entered into a licensing agreement dated January 1, 1996 with Voyager Graphics, Inc., a Republic of China corporation, ("Voyager") which granted Voyager certain irrevocable, exclusive rights under an assignable license to be the exclusive supplier of the EAGLE image generator within a restricted group of countries and which allows Voyager to sell the product worldwide, subject to the payment of certain royalties to Tellurian. Such agreement could impact the Company's marketing efforts of the EAGLE should Voyager elect to sell the EAGLE in North America. See "Licensing of Tellurian Technology."

              Notes Due to Related Parties. The Company has a note payable to Charles Powers, a founder of the Company, in the principal amount of $346,736 and against which the Company owes accrued interest of $337,464 as of September 30, 1997. This note became payable on demand on November 1, 1997. Should Mr. Powers demand payment in whole or significant part, there can be no assurance that the Company will have the cash resources to meet such demands. Management is presently negotiating with Mr. Powers endeavoring to get the demand date extended for at least one year. However, there can be no assurance that the Company will be successful in obtaining such an extension. If an extension is obtained, the Company has estimated that approximately $100,000 of the proceeds of this offering, if any, may be paid to Mr. Powers. In the event such extension is not obtained from Mr. Powers and he demands payment of his note at a time when the Company is unable to pay such note, the Company may find it necessary to seek protection from creditors by reorganizing under applicable bankruptcy laws. See Risk Factor titled "Deficit Working Capital - Need for Additional Financing." Also see "Use of Proceeds" and "Certain Transactions."

              The Company has a $150,000 demand note payable to Celia Klimas, an aunt of Dr. Richard Swallow, an officer and director of the Company. Dr. Swallow has advised the Company that he controls the investment decisions of Ms. Klimas. For this reason, the Company does not believe that the demand note will be called in the immediate future, although no assurances can be given in this regard. Accordingly, the Company has not allocated any proceeds of this offering to repay such note. See "Certain Transactions."

              Management's Broad Discretion in Use of Proceeds. Since an estimated 25% or $500,000 of the estimated $2,000,000 of net proceeds of this Offering, if any, are allocated to working capital and Management has reserved the right to re-allocate the other uses of the net proceeds of this Offering within the categories specified under "Use of Proceeds," Management of the Company has broad discretion in the application of 100% of the net proceeds of the Offering. Although the Company does not intend to use more than an estimated $600,000 of the net proceeds of this Offering, if any, toward repayment of related party debt or to settle certain litigation involving the Company and its subsidiary, Cyberport Niagara, as describe herein, it is possible that Management will be required to re-allocate a substantial portion of the net proceeds of this Offering for said purposes if Management believes that it is in the best interest of the Company. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the Management of the Company. Further, although the foregoing discussion and use of proceeds estimate the net proceeds of this Offering at $2,000,000, since the Offering is not underwritten, no assurances can be given that the Company will realize any specified amount of proceeds from the Offer or exercise of Warrants. See "Use of Proceeds."

              Agreement with Fightertown The Company recently entered into a mutual Release and Settlement Agreement with Fightertown Entertainment, Inc. to settle certain disputes that resulted in Fightertown filing a law suit against Tellurian in the United States District Court, Central District of California. The Settlement Agreement calls for the release of all claims against each party other than claims arising out of the parties obligations under the Settlement Agreement which obligations are discussed under "Business - Agreement with Fightertown." In the event that Tellurian breaches its obligations under the Settlement Agreement and such breach is not cured within 15 days of notice of the breach, Fightertown may enter a $500,000 stipulated judgment in favor of Fightertown for Tellurian's failure to comply with the terms of the agreement and the damages caused to Fightertown's business. In the event that Tellurian breaches the Settlement Agreement and fails to timely cure the breach, the stipulated judgment may adversely impact Tellurian's operations. See "Business - Agreement with Fightertown."

              Dependence on Key Employees. The Company is particularly dependent on the services of its key employees, Dr. Ronald Swallow and Mr. Stuart French, the loss of one or more of whom could have a material adverse effect on the Company's operations. The Company has entered into employment agreements with each of Dr. Swallow and Mr. French and has obtained key man life insurance in the amount of $1,000,000 on the lives of Dr. Swallow and Mr. French. No assurances can be given that such insurance will adequately compensate Tellurian in the event of the loss of such key personnel. The Company believes that its success will depend in large part upon its ability to attract and retain highly-skilled technical, managerial, sales and marketing personnel. The business of the Company is highly technical in nature. The Company's future growth is dependent upon its ability to attract and retain qualified technical personnel. There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to market its products. Competition for such personnel in the computer technology industry is intense. Failure to attract and retain such personnel could have an adverse effect on the Company's business, operating results and financial condition. See
 "Management."

              Control by Principal Shareholders. Without giving effect to the potential exercise or tender of the Warrants, the current principal shareholders and Management of the Company beneficially own 1,351,699 shares of Common Stock, or approximately 40% of the then outstanding shares of Common Stock of the Company. Accordingly, the current principal shareholders and Management may be in a position to influence the election of the Board of Directors of the Company. See "Security Ownership of Management and Others."

              No Dividends and None Anticipated. The payment by Tellurian of cash dividends on its Common Stock, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition as well as other relevant factors. Tellurian has not paid or declared any cash dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated future financial requirements, does not contemplate or anticipate making any cash distributions upon its Common Stock in the foreseeable future. See "Dividends Policy."

              Determination of Terms of the Offer. The terms of the Offer, the Offer Price and Units were arbitrarily determined by the Company and do not necessarily bear any direct relationship to the Company's assets, book value per share or other generally accepted criteria of value.

              Immediate and Substantial Dilution. The purchasers of the Units from the assumed tender of all Warrants pursuant to the Offer will incur an immediate and substantial dilution in the value of their Common Stock in that the net tangible book value of the Common Stock included in the Units immediately after this Offering (without any value being given to the Warrants included in the Units) will be $1.10 per share as compared to the Offer Price of $2.625 per share pursuant to the Offer, representing a dilution to new investors of $1.90 per share, or approximately 72%. Additional dilution to public investors will result to the extent that Warrants are exercised pursuant to their current exercise terms of $6.00 per share. Significant dilution will also occur to persons exercising the Underwriters' Stock Warrants and the Underlying Warrants issuable upon exercise of the Underwriters' Warrants.


              Shares Eligible for Future Sale. Sales of substantial amounts of Common Stock or the perception that such sales could occur could adversely effect the market price for the Common Stock. The Company has 3,025,000 shares of Common Stock and 5,127,500 Warrants outstanding as of the date of this Prospectus. Of these shares of Common Stock and warrants, 1,875,000 shares of Common Stock and 5,127,500 Warrants held by the Warrant Holders are freely tradeable in the public market without restriction under the Securities Act, except for (i) securities owned by an "affiliate" of the Company (as that term is defined under the rules and regulations of the Securities Act), which are subject to the resale limitations of Rule 144 under the Securities Act ("Rule 144") and (ii) 3,000,000 Warrants (and shares of Common Stock issuable upon exercise of same) owned by the Warrant Holders and registered for resale in Tellurian's Registration Statement on Form SB-2, File No. 333-9741 which may not generally be sold except with a current prospectus. Of the remaining shares of Common Stock outstanding, 1,150,000 shares of Common Stock were issued as "restricted securities" as that term is defined in the Securities Act and have not been registered under the Securities Act. The holders of 1,000,000 such shares of Common Stock have agreed with J.W. Barclay & Co., Inc. ("Barclay") not to sell or otherwise transfer any of their shares of Common Stock until November 5, 1998, without the prior written consent of Barclay. At the end of the aforesaid lock-up period (or earlier with the consent of Barclay) these shares will be eligible for sale, subject to the restrictions imposed by Rule 144. Some of these stockholders may elect to sell some or all of these 1,000,000 shares as soon as they are permitted to do so. Ordinarily, under Rule 144, a person holding restricted securities for a period of one year may, every three months thereafter, sell in ordinary brokerage transactions or in transactions directly with a market maker, an amount of shares equal to the greater of one percent of the Company's then-outstanding Common Stock or the average weekly trading volume in the same securities during the four calendar weeks prior to such sale. See "Shares Eligible For Future Sale."


              Requirements for Maintaining Listing of Securities on NASDAQ SmallCap. The Company's Common Stock and Warrants trade on NASDAQ SmallCap Market. The rules of NASDAQ SmallCap establish criteria for continued quotation of securities on such market. There can be no assurance that Tellurian will be able to maintain the standards for continued quotation. These standards will require the Company to maintain net tangible assets of $2,000,000 or net income of $500,000 in two of the last three years or a market capitalization of at least $35 million and a minimum bid price for its Common Stock of $1.00 per share among other requirements. If the Company fails to meet the criteria for continued quotation which result is likely in the absence of additional financing, the market for the Common Stock and Warrants may be affected adversely and holders may be unable to sell their shares of Common Stock or Warrants. Trading, if any, in the listed securities would thereafter be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the OTC electronic bulletin board. If this result were to occur, an investor may find it more difficult to dispose of, or in the case of the "pink sheets," to obtain accurate quotations as to the price of, the Common Stock and Warrants.


              No Public Market for the Units. There is presently no public market for the Units. The Company does not intend to list the Units for trading on NASDAQ. No assurances can be given that a public market for the Units will develop in the over-the-counter market on the OTC Electronic bulletin Board or in the "pink sheets."

              "Penny Stock" Regulations. The Commission has adopted regulations under the Exchange Act which generally define a "penny stock" to be any equity security that has a market price (as defined in the Exchange Act) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the Company has less than $2,000,000 in net tangible assets, the Units, Common Stock and Warrants may be deemed to be "penny stocks" and become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, information on the limited market in penny stocks and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. In addition, the broker-dealer must obtain a written acknowledgment from the customer that such disclosure information was provided and must retain such acknowledgment for at least three years. Further, monthly statements must be sent disclosing current price information for the penny stock held in the account. Transactions in a non-NASDAQ security would be exempt from all but the sole market maker provision for (i) issuers who have $2,000,000 in tangible assets if such issuer has been in continuous operation for three years, or $5,000,000 in tangible assets if such issuer has been in continuous operation for less than three years, (ii) transactions in which the customer is an institutional accredited investor and
(iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a NASDAQ security directly with a NASDAQ market maker for such securities would be subject only to the sole market marker disclosure, and the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative.

              The above-described rules may materially adversely affect the liquidity for the market of the Common Stock and Warrants should they cease to be quoted on NASDAQ SmallCap. Such rules may also affect the ability of broker-dealers to sell the Common Stock and Warrants (and Units should a public market develop) and may impede the ability of holders of such securities to sell such securities in the secondary market.

              Current Prospectus and State "Blue Sky" Registration Required to Exercise the Warrants. The Warrants and terms of the Offer provide that the Company shall not be obligated to issue shares of Common Stock upon exercise of the Warrants or Units upon tender of the Warrants pursuant to the Offer unless there is a current prospectus relating to the underlying securities under an effective registration statement filed with the Commission and unless such securities are qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the Warrants reside. In accordance with the Securities Act, a prospectus ceases to be current nine months after the date of such prospectus if the information therein (including financial statements) is more than sixteen months old or sooner if there have been other fundamental changes in the matters discussed in the prospectus. The Company intends to utilize its best efforts to maintain a current prospectus relating to the above referenced securities under an effective Registration Statement filed with the Commission. Although the Company has agreed to use its best efforts to meet such regulatory requirements in the jurisdictions in which the Warrants were sold in the Company's initial public offering, there can be no assurance that the Company can continue to meet these requirements. The tender of Warrants pursuant to the Offer is qualified for sale or exempt under the securities laws of the states named in the inside cover page of this Prospectus. Purchasers may buy Warrants in the secondary market or may move to jurisdictions in which the securities issuable upon exercise or tender of the Warrants are not so qualified or exempt. In this event, the Company would be unable lawfully to issue securities to those persons upon exercise or tender of the Warrants unless and until the securities issuable upon exercise or tender of the Warrants is qualified for sale or exempt from qualification in jurisdictions in which such persons reside. There is no assurance that the Company will be able to effect any required registration or qualification. The value of the Warrants could be adversely affected if a then current prospectus covering the securities issuable upon exercise or tender of the Warrants is not available pursuant to an effective registration statement or if such securities is not qualified for sale or exempt from qualification in the jurisdictions in which the holders of the Warrants reside. Further, under the terms of the agreement under which the Warrants will be issued, the Company is not permitted to redeem such Warrants unless a current prospectus is available at the time of notice of redemption and at all subsequent times to and including the date of redemption. See "Description of Securities -Warrants."

              Potential Adverse Effect of Redemption of Warrants; Possible Expiration Without Value; Effect of Warrants. The Warrants are redeemable by the Company, in whole or in part, upon 30 days' prior written notice at $.30 per Warrant, beginning November 5, 1997 and provided certain specified market conditions are met; however, the Company does not intend to redeem the Warrants prior to the Separation Date. Redemption of the Warrants could force the holders to exercise the Warrants and pay the Warrant Exercise Price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants for possible additional appreciation or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. In addition, if the market price of the Common Stock does not exceed the Warrant Exercise Price at the expiration of the exercise period, the Warrants may expire without value. See "Description of Securities - Warrants." The exercise of the Warrants and the sale of the underlying shares of Common Stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of the Company's securities. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected because the holders of such outstanding warrants can be expected to exercise them, to the extent that they are able to, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in such warrants. See "Description of Securities." As a result of the Warrants, the Company may be deprived of favorable opportunities to obtain additional equity capital, if it should then be needed, for its business. It is also possible that, as long as the Warrants remain outstanding, their existence might limit increases in the price of the Common Stock.

              Limitation on Director Liability. As permitted by Delaware corporation law, the Company's Certificate of Incorporation limits the liability of Directors to the Company or its stockholders to monetary damages for breach of a Director's fiduciary duty except for liability in certain instances. As a result of the Company's charter provision and Delaware law, stockholders may have a more limited right to recover against Directors for breach of their fiduciary duty other than as existed prior to the enactment of the law. See "Management-Limitation of Directors' Liability; Indemnification."


              Absence of Independent Directors and Committees Thereof. The Company has four directors each of whom are officers of the Company. The absence of outside or disinterested directors and committees composed of such disinterested directors may result in less objectivity and an increased risk for conflicts of interest with respect to decisions made by the Board of Directors. However, in order to maintain Tellurian's NASDAQ listing, Tellurian is required to obtain two outside directors by February 23, 1998 and establish an audit committee composed of at least two independent directors. As of the date of this Prospectus, the Company has not identified the anticipated outside directors. No assurances can be given that Tellurian will be successful in this regard.

              Continuing Influence of J.W. Barclay & Co., Inc. on the Company. Pursuant to an underwriting agreement dated November 5, 1996, J.W. Barclay & Co., Inc. ("Barclay"), the representative of the Company's initial public offering, has the right to designate one person to attend board of Directors meetings until November 8, 2001. Such person shall be entitled to attend all such meetings and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. The Company shall reimburse the designee of Barclay for his out-of-pocket expenses incurred in connection with his attendance at such meetings. As of the date of this Prospectus, Barclay has not designated any person. Further, John Bruno, a principal of Barclay, is a principal stockholder of the Company by virtue of his ownership of Underwriter's Stock Warrants to purchase 85,000 shares and Underwriter's Warrants to purchase 85,000 Warrants which entitle the holder to purchase an additional 85,000 shares. See "Security Ownership of Management and Others" and "Selling Stockholders."

                            THE OFFER BY THE COMPANY

Terms of the Offer

              The Company hereby offers to the holders of its issued and outstanding Warrants the opportunity to exchange such Warrants and cash for Units, subject to the terms and conditions set forth herein and in the Letter of Transmittal.


              Effective December 19, 1997, Warrant holders who tender their Warrants and $2.625 per tendered Warrant (the "Offer Price") during the Tender Offer Period (as defined below), will receive one Unit for each Warrant tendered. Each Unit consists of one share of Tellurian Common Stock and one new warrant identical to the Warrants. The Common Stock and Warrant included in the Unit will not be detachable or separately transferable from each other except to exercise the Warrants until July 20, 1998 or earlier if consented to by the Company (the "Separation Date"). After the Separation Date, Unit holders must submit their Unit certificates to the exchange agent (as defined below) to be exchanged for Common Stock and Warrant certificates. The "Tender Offer Period" will commence on December 19, 1997 and expire 20 business days thereafter on January 20, 1998 (the "Expiration Date"), subject to the discretion of the Company to extend the Offering for up to an additional 10 business days. Any person desiring to tender Warrants pursuant to the Offer, must submit the Warrants to Continental Stock Transfer & Trust Company (the "Exchange Agent"), 2 Broadway, 19th Floor, New York, NY 10004, together with a good check (preferably a certified check or official bank check) or money order in the amount of the offer price made payable to "Continental Stock Transfer as Exchange Agent for Tellurian, Inc." and a completed and executed "Letter of Transmittal" which accompanies this Prospectus. In the event that Warrant holders tender more than 1,300,000 Warrants pursuant to the Offer during the Tender Offer Period, Tellurian intends to accept Warrants tendered on a pro rata basis, disregarding fractions, according to the number of Warrants tendered by each Warrant holder.

              If a holder of Warrants does not elect to tender Warrants pursuant to the terms of the Offer, such holder may exercise such Warrants under the present terms of the Warrant as described above and in "Description of Securities." Warrant holders who desire to exercise their Warrants pursuant to the current terms of the Warrant should execute the Subscription Form on the back of their Warrant and submit same together with an appropriate check to Continental Stock Transfer & Trust Company at the address set forth herein.


              Subject to the terms and conditions as set forth herein and in the Letter of Transmittal, the Company will accept all Warrants tendered under the terms of the Offer during the Tender Offer Period which commences on December 19, 1997 and expires January 20, 1998, the "Expiration Date" (20 business days after the commencement of the Offer) unless the Warrant Holder withdraws the tender by 12 midnight Eastern Standard Time on the Expiration Date. The Company at its sole option may extend the Offer for an additional period of 10 business days by giving written or oral notification of such extension to Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, NY 10004 (the "Exchange Agent"). In addition, the Company may at its election cause notice of any extension of the Offer to be published in the "New York Times," the "Wall Street Journal" or any other newspaper selected by the Company. The Company has no present intention to extend this Offer beyond the original Expiration Date.

              The Company reserves right to withdraw, cancel, modify or terminate the Offer at any time during the Tender Offer Period (by written or oral notice to the Exchange Agent) if, in the opinion of counsel for the Company, there exists any actual or threatened legal impediment to the Offer, including any material legal action or administrative proceeding instituted or threatened against the Company or the Exchange Agent with respect to the Offer. No such impediments are presently known by the Company to exist. Upon any such termination of the Offer, the Company will, at its option, either accept the Warrants and cash payment theretofore tendered or return all Warrants and cash payments, without interest thereon or deduction therefrom, theretofore tendered and have no further obligation or liability with respect to the Offer.

              Should any funds of an exchanging Warrant holder whose exchange has not been accepted by the Company be left on deposit with the Exchange Agent for any reason including, but not limited to, termination of the Offer, the Exchange Agent will promptly refund such funds without interest thereon or deduction therefrom.

              No variation in the terms of the Offer is presently contemplated. However, if for any reason the rate of exchange should be increased, the rate of exchange will apply for all tendering Warrant holders whether they tendered before or after any such increase.

               If the Company is unable to or does not qualify the Units for sale in particular states prior to the Expiration Date of the Tender Offer Period, Warrant holders in those states will not be permitted to tender the Warrants. The Company is not obligated to accept any Warrants which are exercised or tendered pursuant to the Offer where applicable state law would prohibit the issuance of the Units.


              Requests for additional copies of this Prospectus or the Letter of Transmittal or assistance in completing an exchange should be made by mail or telephone to the Exchange Agent. The Exchange Agent is Continental Stock Transfer & Trust Company and its telephone number is (212) 509-4000. All correspondence with respect to the Offer, for delivery by hand or by mail, should be directed to the Exchange Agent at 2 Broadway, 19th Floor, New York,
NY 10004.


Procedure for Tendering Warrants

              Except as otherwise stated below or in the Letter of Transmittal, to be properly tendered pursuant to the Offer, the Warrants together with a properly completed and executed Letter of Transmittal, the applicable cash payment and any other documents required by the Letter of Transmittal must be received by the Exchange Agent during the Tender Offer Period. The certificates, Letter of Transmittal and the cash payment should not be sent to the Company. The method of delivery of the Warrants, the cash payment and other documents forwarded to the Exchange Agent is at the election and risk of the holder, but if such delivery is by mail it is suggested that registered mail with return receipt requested be used. The applicable cash payment accompanying the Warrants must be made by good check (preferably a certified check or official bank check) or money order payable in United States dollars to "Continental Stock Transfer, as Exchange Agent for Tellurian, Inc."


              All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Warrants or cash payments tendered will be determined by the Company, which determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of any particular Warrants and cash payments not properly tendered or the acceptance of which would, in the opinion of the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to any particular Warrants, and the Company's interpretation of the terms and conditions of this Offer (including the instructions and Letter of Transmittal) shall be final and binding. Any irregularities in connection with the tenders, unless waived, must be cured within such time as the Company shall determine, which time may be extended beyond the Tender Offer Period. Neither the Company nor the Exchange Agent shall be under any duty to give notification of defects in such tenders or incur any liability for failure to give such notification. Tenders of the Warrants and cash payments received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned (without interest on the cash payment or deduction therefrom) by the Exchange Agent to the appropriate Warrant holder as soon as practicable.

Withdrawal Rights

               Tenders of Warrants and cash payments during the Tender Offer Period may be withdrawn: (i) at any time prior to 12:00 midnight Eastern Time on January 20, 1998 (which represents the last day that the tender offer remains open, and (ii) at any time subsequent to 12:00 midnight Eastern Time on February 18, 1998 (40 business days after the commencement of the Offer) if such Warrants and cash payments have not been previously accepted for payment by the Company. The Company has no reason to believe that any other exchange offer will be made.

              For a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address as set forth above. Such notice of withdrawal must set forth the name of the tendering Warrant holder, the name of the registered holder if different from that of the Warrant holder, the number of Warrants (and, if available, the certificate numbers) and the amount of the cash payment to be withdrawn. All questions as to the validity (including the time of receipt) or notices of withdrawal will be determined by the Company, whose determination shall be final and binding. Warrants and cash payments withdrawn in the manner specified above will not be considered to have been duly tendered.

Delivery of Units

              Upon the terms and subject to the conditions of the Offer, delivery of the Units in exchange for Warrants and cash payments validly tendered and accepted by the Company will be made as soon as practicable after receipt by the Exchange Agent of the Letter of Transmittal, the Warrants tendered and the applicable cash payment. The maximum number of days after receipt of such documents and cash payment by the Exchange Agent by which the Unit certificates will be mailed to the Warrant holders is thirty (30). All deliveries will be made through the Exchange Agent.

Position of the Board of Directors

              The Board of Directors of the Company believes the Offer is in the best interests of the Company inasmuch as it will benefit from the receipt of cash proceeds received pursuant to the Offer and provides for the possible receipt of additional financing in the future from the exercise of the Warrants included in the Units. However, the Board of Directors is not making any recommendations to the holders of the Warrants as to whether they should exchange or refrain from exchanging any or all of their Warrants. Each Warrant holder must make his or her own decision as to whether to exchange all or any portion of the Warrants owned. In addition, no assurances can be given that any of the Warrants included in the Units will be exercised in the future.

Tender Offer Open to all Warrant Holders

              Pursuant to Regulation 13e-4(f)(8)(i) of the Exchange Act, the Company's tender offer is required to be open to all holders of the Company's Warrants. Pursuant to Regulation 13-4(f)(9)(ii) of the Act, the Company is not prohibited from making a tender offer where it excludes all security holders in a state where the Company is prohibited from making the tender offer by administrative or judicial action after a good faith effort by the Company to comply with such statute.

                                 USE OF PROCEEDS


                  The net proceeds of this offering, if any, after the payment of offering expenses estimated at $150,000 is anticipated to be applied the corporate purposes specified below. Assuming that the Company receives net proceeds from the Offer of $2,000,000, of which no assurances can be given, it is anticipated that such proceeds will be applied over a period of approximately 12 months as follows:

                                         Amount          Percentage
                                         ------          ----------
Payment to Fightertown                   $20,000             (1%)

General operating, administrative
and marketing expenses of the
Company (including Cyberport)            380,000            (19%)

Reduction of current liabilities
and notes payable of the

Company including Cyberport (1)          600,000            (30%)

Capital outlay to produce and
market the Tellurian Helmet to
be used in conjunction with its
proprietary image generators             500,000            (25%)

Working Capital (2)                      500,000            (25%)
                                         -------          ------

Total                                $ 2,000,000           (100%)
---------
(1) The Company owes $337,464 in principal and an additional $346,736 in accrued interest to Charles Powers. Such funds are payable to Mr. Powers upon his demand since November 1, 1997. Such funds were used for general working capital purposes. The Company is attempting to negotiate a one year extension of the note due to Mr. Powers which would include a partial paydown of the accrued interest due on the note. At September 30, 1997, Tellurian has current liabilities totaling approximately $2,800,000.

(2) Amounts allocated to general working capital can be used for all corporate purposes including without limitation payment toward current liabilities and opportunities to establish other TEC's (or LBE's) as a joint venture with other firms.

         In the event that the net proceeds of this offering are less than $2,000,000, such funds will first be applied on a pro rata basis to meet general operating expenses and toward reduction of current liabilities up to the estimated amounts described in the table above, secondly toward production and marketing of the Tellurian-Helmet and lastly toward general working capital. Any net proceeds received in excess of $2,000,000 will be allocated toward working capital and will be available for all proper corporate purposes.

              The Company is currently negotiating a $250,000 short-term loan with a non-affiliated party. If successful, the loan would be made to the Company and be repayable from the proceeds of the offering as the Company's first priority in payment of funds. Any such payment would reduce the amount of funds allocated to working capital. It is anticipated that such loan would bear interest at the rate of 12% per annum and not be convertible into capital stock of the Company. No assurances can be given that such financing will be successful.

                  The foregoing represents the Company's best estimate of its expected specific uses of the net proceeds of the Offering. The resulting amounts actually expended for certain purposes described above may vary significantly depending on numerous factors, including but not limited to, the success of Cyberport, the sale of up to a majority interest in Cyberport, a possible settlement of certain outstanding indebtedness of Cyberport, an extension and partial payment of a note payable to a related party, establishing other TEC's or LBE's with other joint venture partners, the market demand for the Company's virtual reality products, and the market success of Tellurian's products (including its new helmet). The Company may, in the future, find it necessary or desirable to change the specific uses of the net proceeds due to certain exigencies of the business and, therefore, there could be significant variations in the above use of proceeds. In the event one or more of such exigencies occurs, the Company will reallocate the net proceeds of this Offering within the above categories in response thereto.

                  The estimated net proceeds from this Offering will depend upon the amount of Warrants, if any, tendered pursuant to the Offer or exercised pursuant to the terms of the Warrants, Underwriters' Stock Warrants and Underlying Warrants issuable upon exercise of the Underwriters' Warrants.


                  Pending application of the net proceeds of this Offering, if any, the Company may make temporary investments in interest-bearing savings accounts, certificates of deposit, United States government obligations, money market accounts, interest-bearing securities or other insured short-term, interest-bearing investments.


                                 DIVIDEND POLICY

                  Tellurian has not paid any cash dividends and does not anticipate paying any dividends in the foreseeable future. Tellurian intends to retain any future earnings to finance the growth and development of its business. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of Tellurian and will depend on the Company's operating results, financial condition, capital requirements and such other factors as the Board of Directors of Tellurian may deem relevant. See "Risk Factors - No Dividends and None Anticipated" and "Description of Securities."

                                 CAPITALIZATION

                  The following table sets forth the capitalization of the Company as of September 30, 1997. This table should be read in conjunction with the Company's financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                                 Actual

         Long-term debt                                      $      -0-
                                                             -----------

         Stockholders' equity (1):
         Common stock-$.01 par value:
          authorized 10,000,000 shares (2),
         issued 3,025,000 shares                                  30,025
         Additional paid-in capital                            6,345,387
         Accumulated deficit                                  (4,873,993)
                                                             -----------

         Stockholders' equity                                  1,501,419
                                                             -----------

         Total capitalization                                $ 1,501,419
                                                             ===========
         -----------
         (1) Does not include the following: (i) up to 5,127,500 shares of Common Stock issuable upon exercise of Warrants or up to 1,300,000 shares included in the 1,300,000 Units issuable pursuant to the Offer; (ii) up to 1,300,000 shares of Common Stock issuable upon exercise of the Warrants included in the Units issuable pursuant to the Offer; (iii) up to 185,000 shares of Common Stock issuable upon exercise of the Underwriters' Stock Warrants, (iv) up to 185,000 shares of Common Stock issuable upon exercise of the Underlying Warrants issuable upon exercise of the Underwriters' Warrants; and (v) up to 400,000 shares of Common Stock issuable under Tellurian's Stock Option Plan.

         (2) The Company's Board of Directors has approved an increase in the authorized Common Stock from 10,000,000 to 25,000,000 shares and stockholders consented to such action on November 17, 1997.

                             SELECTED FINANCIAL DATA

         The following selected information has been derived from the historical financial statements of Tellurian included elsewhere in this Prospectus and should be read in conjunction therewith, including the notes thereto.

Income Statement Data:


                                Nine Months Ended                   Year Ended           Year Ended
----------------------------------------------------------------------------------------------------
                         September
                            30,              September  30           Dec. 31,              Dec. 31,
                            1997                  1996                 1996                 1995
----------------------------------------------------------------------------------------------------
Revenues                $   370,701            $  812,572           $  819,380            $ 477,311

Gross Profit                (74,603)              706,223              535,373              138,091

Net Loss (1)             (1,815,209)             (313,941)            (962,410)            (699,665)

Net Loss per
Common Share                   (.60)                 (.20)                (.53)                (.48)

Weighted Average
Number of
Common Shares
Outstanding (2)           3,025,000             1,600,000            1,817,708            1,450,000

Balance Sheet Data:


------------------------------------------------------------
                            September           Dec. 31,
                            30, 1997              1996
------------------------------------------------------------
Working Capital           $ (1,712,631)       $ 1,943,851

Total Assets                 4,296,363          4,498,379

Long-Term Debt                   -0-                -0-

Total Liabilities            2,794,944          1,181,751

Stockholders'
Equity                      1 ,501,419          3,316,628

================================================================================
(1) Although the Company's S corporation status terminated effective December 31, 1995, the Company is an S corporation for that year. Pro forma net loss assuming the Company files its income tax return as a C corporation would be the same as if an S corporation.

(2) See Notes to Financial Statements for an explanation of the calculation of shares used in computing net loss per share.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

         During 1997 the Company has been able to make significant progress towards meeting its objectives which included:

                  o     Development of its virtual reality helmet;

                  o Establishment of a virtual reality showplace for demonstrations of Tellurian products; and


                  o Establishing a TEC for the purpose of operating and owning such a facility in order to generate revenues.

                  The market for free-standing image generators has proven to be extremely limited. The development of the data-base to complete the experience is a skill possessed by a limited number of companies in the industry, but the majority of the potential customers for Tellurian products are arcades, restaurants, and other entertainment facilities who rely on their supplier to deliver a complete, ready to run experience. The Tellurian image generator has the advantage of being able to display a 360 degree world in which all of the players can be linked. The competitive edge that Tellurian has is that its' world can be changed by any of the players and the resulting world is changed for all of the players. Game software for this type of world must be developed specifically for that world. Without both the image generator and the database software, Tellurian has in the past been trying to sell to an extremely limited market. The Tellurian product which now exists is one which is a free-standing experience. Further, the completion of the helmet as described herein allows the experience to be delivered to the end-user requiring very little physical space. The space issue is also critical to end-users who evaluate the performance of their investments on a "revenue per square foot basis". This combination will allow Tellurian to market its products to distributors and large end users of arcade type games, a market in which it had no access to before these developments.


The Virtual Reality Helmet
--------------------------

         The virtual reality helmet (with a disposal liner) is critical to the broad market acceptance of Tellurian's products since it removes one of the major sources of market resistance to the Company's virtual reality units--the amount of physical space required by the viewing screens. The arcade market represents by far the largest grouping of potential buyers for the units and these potential buyers are heavily influenced by the return per square foot of floor space occupied. The helmet would reduce the square footage needed by approximately 50% while improving the quality of the sound through the almost complete elimination of background noise coming from other activities in the facility and significantly reducing the Company's cost per virtual reality unit. The Tellurian helmet has been specifically engineered to be driven by the proprietary Tellurian EAGLE image generator. Management expects that the quality of the experience gained through use of the helmet coupled with the head motion tracker will be significantly superior to the experience currently offered in the marketplace either by Tellurian or by any of its competitors.


         Management is encouraged by the progress it is making in completing the virtual reality helmet to be used in conjunction with its proprietary image generators. The helmet is now ready for introduction to the market and the Company has allocated $500,000 of the proceeds of this offering for capital outlay to produce and market the Tellurian Helmet to be used in conjunction with its proprietary image generators. Working prototypes now exist which will be unveiled for the first time at the IAAPA trade show in Orlando during November of 1997. The Company will be offering the helmet based experience for delivery by the second quarter of 1998. However, the Company cannot be certain that the design principles it has decided upon will be successful in the marketplace. While the initial reports indicate that the product can be manufactured at a cost low enough to allow the Company to market the helmet at favorable sales margins, the Company cannot be sure that the marketplace will accept the product and the pricing which the Company intends to utilize. Management recognizes that many competitors are actively engaged in the design and manufacture of products intended for this use. Many of these competitors have more experience in helmet design and manufacturing that the Company does, and many of these competitors have more financial resources to draw upon than the Company. There can be no assurance that the Company's design will be successful, nor that the Company will find a ready market for the helmet. The Company expects that, if the helmet design is successful, this medium will replace the larger and more expensive means of delivering the video and audio images to its customers. Management believes that, if successful, the helmet will represent a significant portion of its future revenue.


Cyberport
---------

         In late June 1997, the Company was able to begin conducting operations in its subsidiary, Cyberport Niagara, Inc. Although the limited opening of Cyberport was not done early enough in the second quarter to have an noticeable impact on revenue for the quarter, Management believes that it was essential to open the facility in close to final form before the heavy tourist traffic months of July and August 1997 arrived. While Management does not believe that the flow from the casual tourists in Niagara Falls will provide enough revenue to ensure the viability of Cyberport, Management believes that the exposure to the summer tourists and, more importantly, to the tour groups that conduct summer business in Niagara Falls, was critical to Management's plans to develop the group tour business for the Fall and subsequent seasons. The exit interviews of those people attending Cyberport have been extremely encouraging as has the early interest shown by tour groups controlling important segments of the Niagara Falls market. The Company promoted the facility in general and the Tellurian experience extensively during the third quarter of 1997. Numerous "free-of-charge" events were run in order to hasten the awareness of the facility to the tourism industry in the Niagara region. Efforts concentrated on ensuring strong relationships with group tour operators and guaranteeing prime exhibit spots in the many tourist information booths in and around the Niagara area for the 1998 season. As a result, revenues for the third quarter were not strong, but Management remains confident that the marketing programs and overall direction of Cyberport remains on target. Management is particularly encouraged by the number of sales leads it has received for Tellurian products as a result of the promotional efforts done by Cyberport staff.

         The Company believes that its ability to operate this facility successfully depends on elements both within and outside of its control, including the success of its own products incorporated into this venture. Also, the Company faces competition from existing and new entrants into the tourism market in the Niagara Falls region. Most of the competitors have more experience than the Company in opening and managing tourist facilities and most have more financial resources than the Company. There can be no assurances that this project will perform successfully.


         As a result of operating the facility during the summer months, the Company was able to develop significant marketing contacts which in turn have allowed it to book groups from schools, social camps and local businesses. Combined marketing programs with important other local attractions have also been instrumental in allowing Cyberport to obtain substantial press and television exposure as well as prominent position in important tourism documents such as the CAA and AAA (Canadian and American Automobile Associations) guidebooks.

         The Company is endeavoring to locate an investor desirous of owning an interest or a controlling interest in Cyberport Niagara. There can be no assurance that the Company will be successful in this effort or that, if successful, that the terms and conditions of the sale will be satisfactory to the Company. Nonetheless, the Company expects that a significant portion of its future revenues are dependent upon the successful operation of Cyberport facilities.

Voyager
-------

         In 1996, Tellurian entered into a Technology Transfer Agreement with Voyager (a Republic of China corporation) pursuant to which Tellurian granted Voyager certain rights in return for a net fee of $850,000 to Tellurian. The Company has recently been contacted by Voyager to discuss an additional transfer agreement dealing with the virtual reality helmet technology. Management is currently evaluating the impact such an agreement would have upon its operations prior to making an decision regarding its willingness to share this technology with Voyager. Should Management decide to enter into negotiations with Voyager on this matter, there can be no assurances that an agreement satisfactory to the Company can be reached.

PLAN OF OPERATION

The Company plans to focus its efforts on the following three areas:

         o Finding and entering into joint ventures or revenue sharing agreements with third parties for the purpose of owning, operating and/or having an interest in one or more Tourist Entertainment Centers (TEC) or Location Based Entertainment Centers (LBE) for the sale and/or use of its virtual reality game units;

         o Increasing revenues through marketing efforts of its new EAGLE product now on display at its Cyberport facility; and


         o Marketing its virtual reality helmet with head tracking and establishing products utilizing the helmet technology.


         Marketing of the new EAGLE image generator will be accomplished by directing efforts towards three different customer groups:

         o The training and simulation market where Tellurian has been selling its AT 200 unit;

         o The virtual reality game developer market through trade show exhibits, advertisements and newsletters; and

         o        Pursuing the interactive thrill ride market.


         The Company intends to expand its customer base through trade show involvement in the fourth quarter of 1997 at which it can demonstrate its EAGLE product and its helmet technology. Also, the Company is actively pursuing sales leads generated from the market recognition gained from the Cyberport operations. The Company intends to continue its ongoing research and development efforts and to expand and enhance the technical capability, design features and range of its products. Tellurian has designed and installed complete games units in its Cyberport facility and intends to pursue this concept in developing any future TEC or LBE locations. Tellurian has financed the Cyberport facility utilizing a portion of the proceeds of its recently completed public offering and is now actively seeking investors and/or lenders to a) meet the remaining capital needs of the venture and b) release some of Tellurian's capital to allow it to pursue subsequent opportunities. The Company has limited experience in owning, financing and operating such centers, and is dependent in such areas upon third parties to assist it or participate with it in completing such centers. The Company is dependent upon joint ventures or revenue sharing agreements with third parties or the sale of up to a majority interest in Cyberport (or other financing) in order to establish other TEC's or LBE's. Management estimates that opening entertainment facilities in addition to Cyberport could range in cost from $2,000,000 to $4,000,000 dependent upon location and the size of facility. The Company anticipates participating in any future joint venture or revenue sharing project by providing its equipment to the entertainment facility and having another party provide most (if not all) of the financing. Any cash provided by the Company to a new entertainment facility would be minimal unless the Company were able to obtain additional external financing or sell up to a majority interest in the Company's Cyberport facility. Of course, the amount of financing provided by the Company to any joint venture or revenue sharing agreement would likely increase the Company's joint venture interest or amount of revenues that it would be entitled to receive. There can be no assurances that the Company will be successful in this regard or that it will be able to derive profits from such operations.

Results of Operations

Nine Months Ended September 30, 1997 vs. September 30, 1996

         Tellurian and its' subsidiary had net sales for the nine months ended September 30, 1997 of $370,701, a decrease of $441,871, or 54.4% from the comparable period of the prior year. For the nine months ended September 30, 1997, the Company's gross profit was a ($74,603), a decrease of $750,826 from the prior year. The principal cause of this reduction was the completion of the Voyager consulting contract at the end of 1996 and the opening of the Cyberport facility.

         Research and development activities for the nine months ended September 30, 1997 was $583,367, representing an increase of $15,627 over the respective period of the prior year. The increase in research and development activities relates to the work on the virtual reality helmet earlier in the year.


         Selling, general and administrative expenses for the nine months ended September 30, 1997 were $1,165,656, an increase of $787,648 or 208.4% from the comparable period of the prior year. The increases in selling, general and administrative expenses were partially due to the costs incurred in promotion of the Cyberport facility, increased costs of professional services related to the requirements imposed by virtue of the Company's recently concluded Initial Public Offering, and rent on the new Company facility in Mahwah, New Jersey.

         Selling, general and administrative expenses expressed as a percentage of sales was approximately 314.4% for the nine months ended September 30, 1997, an increase of 267.9% from the comparable period of the prior year. The increased levels of administrative effort required as noted above coupled with the reduced revenue due to the completion of the Voyager contract caused this result.

         For the nine months ended September 30, 1997, interest expense was $42,500 compared to $87,813 for the comparable period of the prior year. This decrease was due to the repayments of debt made following the completion of the Company's Initial Public Offering.

         The Company's net loss for the nine months ended September 30, 1997 was $1,815,209 as compared to a loss of $313,941 for the comparable period of the prior year. The increase in the net loss was primarily due to increases in levels of activity in the development of Cyberport Niagara, increased cost of research and development activities, and the loss of revenues from the Voyager contract.

Year Ended December 31, 1996 vs. Year Ended December 31, 1995

         Tellurian's net sales for the year ended December 31, 1996 were $819,380, an increase of $342,069 or approximately 72% over the comparable period of the prior year. Such increase was primarily derived from Tellurian's license agreement with Voyager.

For the year ended December 31, 1996, the Company's gross profit was $535,373 as compared to $138,091 for the comparable period of the prior year. Such increase in gross profit is primarily due to revenues received from Voyager. Revenues derived from the sale of image generators and ancillary software decreased by $101,042 for the year ended December 31, 1996 as compared to the comparable period of the prior year. Such decrease was due to the delay in completing the production of the Company's EAGLE. As a result of this delay, Tellurian filled purchase orders for EAGLE with delivery of the AT- 200 at prices which are substantially lower than the normally quoted sales prices for its AT-200.

         Tellurian's research and development activities for the year ended December 31, 1996 were $688,103, representing an increase of $264,333 over the comparable period of the prior year. The increase in research and development activities related to Tellurian's development of the "EAGLE," Tellurian's new image generator product specifically designed for the virtual reality entertainment market. Research and development activities include costs of the Company's product design, quality insurance, engineering support activities and microcode consulting. Also included in research and development are the costs of purchasing certain royalty rights for the "flat-shaded" technology.

         Selling, general and administrative expenses for the year ended December 31, 1996 were $585,121, an increase of $235,491 from the comparable period of the prior year. The increase in selling, general and administrative expenses was substantially due to increases in sales payroll and commissions and the establishment of the reserve for the potential failure to collect the open billing to Voyager.

         Selling, general and administrative expenses expressed as a percentage of sales was approximately 71% for the year ended December 31, 1996, a decrease of approximately 2% from the comparable period of the prior year. This decrease was due to the increase in sales derived from Voyager.

         For the year ended December 31, 1996, interest expense was $111,333 as compared to $64,356 for the comparable period of the prior year. This increase was due to the issuance of promissory notes in the amount of $895,000 issued in connection with the Company's private placement.

         Tellurian's net loss for the year ended December 31, 1996 was $962,410 as compared to $699,665 for the comparable period of the prior year. The increase in the net loss was primarily due to increased costs in development of the Eagle and the inability to recognize certain revenues due from Voyager.

Liquidity and Capital Resources

         In December 1995 and January 1996, the Company raised approximately $675,000 from the sale of promissory notes and 3,000,000 warrants which were automatically convertible into 3,000,000 warrants identical to those Warrants sold in Tellurian's public offering. In June 1996, the Company received proceeds of approximately $149,000 from the sale of its promissory notes, $25,000 of which automatically converted into 25,000 shares of the Company's Common Stock upon the completion of its public offering in November 1996.

         In November 1996, the Company sold 1,400,000 shares of its Common Stock at an offering price of $5.00 per share and 2,127,500 Common Stock Purchase Warrants at an offering price of $.25 per share. The Company received net proceeds of approximately $6,200,000 from the offering.


         During the nine months ended September 30, 1997 and 1996 net cash of $713,864 and $298,533, respectively, was used in operating activities. The net loss from operations for the period ended September 30, 1997, $1,815,209, was partially offset by increases in accounts payable of $1,338,125. The primary uses of cash were the increase in inventory and the increase in security deposits principally related to the Cyberport facility. During the nine months ended September 30, 1997 and 1996 net cash of $1,011,638 and $24,132, respectively was used in investing activities. The 1997 activity relates primarily to the construction of the Cyberport facility and the acquisition of various display assets for that facility, net of the sale of marketable securities. During the nine months ended September 30, 1997 and 1996, net cash was provided by financing activities totaling $358,831 and $289,811, respectively. The 1997 activity reflects financing notes obtained for the Cyberport subsidiary as well as proceeds of notes used to finance the acquisition of various property and equipment.

         For the year ended December 31, 1996, net cash of $1,851,540 was used in operating activities as a result of the Company's net loss and substantial decreases in the Company's payables and accrued expenses as well as increases in inventory. For the year ended December 31, 1996, $5,783,829 was provided from financing activities. The primary sources of this cash were the proceeds of the initial public offering completed in November 1996 and certain loans completed prior to the public offering. These amounts were partially offset by the repayment of certain notes after the completion of the initial public offering. For the year ended December 31, 1996, net cash of $2,210,233 was used in investment activities. This is significantly related to the purchase of marketable securities with cash that was not required for short-term business operations at the time.

         For the year ended December 31, 1995, net cash of $233,791 was used in operating activities due to the Company's net loss, reduced by substantial increases in the Company's payables and decreases in the Company's inventories. Financing activities provided $284,056 primarily from the issuance of Common Stock and from the net proceeds of long-term debt in connection with a private placement of securities.


         The Company is concerned that a financing arrangement made with the owner of the building leased for its Cyberport facility has not, as of the date hereof, been honored. Under the terms of that commitment, the Company expected the landlord to provide $1million Canadian dollars (approximately $725,000 US dollars) of financing for leasehold improvements made in that building. Accordingly, Management has elected to show these expenditures as leasehold improvements on its consolidated balance sheet and to recognize the debt obligation associated with these improvements in spite of its agreement with the owner for those payments to be made by the owner directly to the contractors. While Management believes that the owner is legally obligated to make this payment and further believes that the owner is financially capable of meeting this obligation, there can be no assurance that this obligation will be met. See "Business - Legal Proceedings."


         The Company has experienced some delays in completing the virtual reality helmet and has suffered from its inability to attract a major investor to the Cyberport project as planned. These two events, coupled with the limited revenues from sales of the Company's existing products and less than expected receipts from Cyberport, have caused a continued drain of the Company's limited capital . As a result, Management has been forced to devote significant efforts to raising capital in support of the plan of operations. While many potential investors have been approached about Cyberport, the financial difficulties that the subsidiary is experiencing due to lower than expected revenues and to the failure of a third party to honor certain financing obligations, has made it difficult to complete the sale of any of the Company's Cyberport interest.

         Management believes that the introductory marketing costs of the virtual reality helmet and the working capital required to be able to meet expected delivery needs will require the Company to utilize an estimated $500,000 of additional capital. If the Company is not successful in obtaining those funds, the introduction of the helmet will be negatively impacted and the Company's operating results will be adversely impacted.

         The Company is currently negotiating a $250,000 short-term loan with a non-affiliated party. If successful, the loan would be made to the Company and be repayable from the proceeds of the offering as the Company's first priority in payment of funds. It is anticipated that such loan would bear interest at the rate of 12% per annum and not be convertible into capital stock of the Company. No assurances can be given that such financing will be successful. See "Use of Proceeds."

         At September 30, 1997, Tellurian has a deficit working capital of $1,712,631. The Company is currently meeting its cash requirements from limited cash generated from operations and limited cash resources that are left from the proceeds of Tellurian's initial public offering. In light of the Company's working capital deficit and continued negative operating cash flows, the Company is dependent upon immediate and substantial additional revenues from operations, the sale of up to a majority interest in its Cyberport facility, private financing or the success of the Offer to Warrant holders described in this Prospectus to meet its obligations as a going concern. With respect to a possible sale of up to majority interest in Cyberport, the Company has active negotiations with various firms interested in acquiring the Company's Cyberport interest as well as the right to open other Cyberport licensed facilities. No assurances can be given that the Company will be successful in its efforts to obtain the necessary cash to remain a going concern. The foregoing represents the Company's plan to meet its cash requirements for the next 12-15 months. The unaudited financial statements have been prepared by Management on a going concern basis. In the event that cash generated from the Company's plan of operation as specified above are insufficient to meet its existing obligations and on-going expenses (including those of Cyberport Niagara Inc.), the Company may need to seek reorganization protection under applicable bankruptcy laws.

                                    BUSINESS

General
-------


         Tellurian, Inc. ("Tellurian" or the "Company"), a Delaware corporation, is engaged in the design, development and marketing of virtual reality products which include image generators, related software, helmets and motion systems. The Company also provides consulting services via developing customized software and databases for customers who purchase its image generators and need such services for specific application requirements.


         Since 1988, the Company has been designing, building and selling a line of specialized computers and ancillary software which are used to generate visual images in realtime for use in flight trainers and other simulation equipment. From 1992 through 1995, the Company's principal product was its AT-200 image generator which it sold to customers who manufacture training and simulation equipment such as Hughes/Link Corporation, Aviation Simulation Technology, Inc., and Ship Analytics, Inc. In June 1994, the Company began adapting its AT-200 Image Generator and selling this product and ancillary software for use in virtual reality entertainment devices to companies such as Fightertown Entertainment Centers, Ride & Show Engineering Corp., and MaxFlight Corp.

         In 1994, the Company began designing and engineering a new image generation product known as the "EAGLE", a specialized computer, which is specifically designed for the virtual reality entertainment market. In July 1996, Tellurian delivered its first production units of the EAGLE pursuant to purchase orders. The Eagle is available in multiple resolution formats and is faster and less expensive to produce than the Company's previous products, the AT-100 and AT-200. It is also different from such previous products in that it is tailored for entertainment use. Each unit is composed of proprietary hardware and software which when combined with motion and sound simulate a full-immersion experience. The "EAGLE" is intended for use at amusement/theme parks, video arcades, Tourist Entertainment Centers ("TEC") and Location Based Entertainment Centers ("LBE"). The TEC differs from the LBE in that the market of the TEC is intended to be the family vacationer rather than the local, repeat customer.

         Utilizing the "EAGLE" technology, Tellurian has developed a prototype helmet product to complement the Eagle for the entertainment market. This new product is expected to be marketed and sold on two levels. The first level of marketing will be for Tellurian to build its own complete game units either for sale or use in establishing one or more joint ventures, or revenue share agreements with owners and operators of TEC's or LBE's. The second level will be components for other virtual reality game manufacturers.

         In March 1997, Tellurian formed Cyberport Niagara Inc., an Ontario, Canada company, as a subsidiary for the purpose of establishing a TEC in Niagara Falls, Ontario. This 40,000 square foot facility known as "Cyberport", which opened in June 1997 in the casino district (also known as Clifton Hill), features the latest in Tellurian technology as well as an 8,000 square foot interactive attraction leased from the Ontario Science Centre, various original movie sets leased from Universal Studios and an Egyptian built replica of the treasures from the tomb of King Tut. Cyberport Niagara Inc. is currently a wholly-owned subsidiary of the Company. Tellurian is seeking to raise money to finance its operations and is attempting to sell up to a majority interest in Cyberport to a third party. No assurance can be given that the Company will be successful in this regard or, if successful, that such sale would be on terms satisfactory to the Company.

         Tellurian also formed Cyberport International, Inc., a Delaware corporation, for the purpose of franchising the Cyberport concept to third parties. As of the date of this Prospectus, this subsidiary which is wholly-owned by Tellurian, is inactive.


Background
----------

         The Company's AT-100 and AT-200 image generators were, in part, based upon developments by Ronald Swallow hereinafter referred to as the "Quantum flat-shaded technology" while he was a principal in Quantum Graphics Corporation ("Quantum"), a corporation which he had founded in 1987 and which became 80% owned by him, Richard Swallow and Charles Powers. The development activities of Quantum became adversely affected because of its inability to obtain adequate funding and disagreements among its shareholders, and it filed for protection under the Bankruptcy Act in 1988. During the course of bankruptcy proceedings, an adversarial proceeding was commenced by the trustee in bankruptcy concerning the ownership of the Quantum flat-shaded technology. As a result of such adversarial proceeding, an agreement was entered into on November 5, 1991 between the trustee of Quantum, TTY Graphics, Inc. ("TTY"), and Greg Gustin ("Gustin"), hereinafter referred to as the "Purchase Agreement", the latter two having been investors or principals in a predecessor of Quantum prior to its formation. The agreement acknowledged that Quantum, TTY and Gustin each owned an undivided one-third interest in the Quantum flat-shaded technology and provided for the sale of the interests owned by Quantum and Gustin to TTY for a cash consideration of $150,000 and royalties to be paid by TTY or Tellurian equal to two-thirds of four percent of revenues derived from the licensing of, or sales of products incorporating, the Quantum flat-shaded technology and one percent of revenues derived from the licensing of, or sales of products incorporating, computer graphics technology other than the Quantum flat-shaded technology. Payment of the royalties was secured by a security agreement granting the bankruptcy trustee of Quantum and Gustin a lien on the Quantum flat-shaded technology and all revenues, products, accounts receivable and contract rights arising from or related to the technology, and providing that TTY could not, except for non-exclusive licenses sell, contract to sell, encumber or otherwise dispose of the Quantum flat-shaded technology without the prior written consent of the trustee of Quantum. Except for the above mentioned payment of royalties of one percent, the foregoing provisions were not applicable to the EAGLE, which is not based upon the technology of the AT-100 and AT-200.

         TTY assigned the Purchase Agreement to Tellurian in exchange for the forgiveness of certain financing provided by Tellurian to TTY and a royalty of one-third of four percent of all sales of Quantum flat-shaded technology up to a maximum of $500,000. In August 1996, TTY agreed to cancel its right to receive future royalties in exchange for Tellurian agreeing to pay accrued and unpaid royalties to it of $10,529.50 and an additional $70,000. Of such $80,529.50, $45,529.50 was paid in November of 1996, and the balance was due in November 1997 and is in arrears. Similarly, in August 1996, Gustin agreed to cancel his rights to receive future royalties under the Purchase Agreement in exchange for Tellurian agreeing to pay him accrued and unpaid royalties fixed at $5,000 and an additional $75,000. Such $80,000 has been paid.


Virtual Reality
---------------

         Virtual Reality is an artificial environment of sight, sound and motion created with the use of computers. The earliest example of a rudimentary virtual reality device is the Link Trainer, which was used to train pilots for instrument flying. With the availability of modern computers, simulators have undergone rapid development, particularly in the presentation of visual scenes and sound effects. Present day simulators provide not only motion, but also visual pictures and sound effects, which are altered as the controls are manipulated. Simulators are used in training ship pilots and air traffic controllers.

         The hallmark of virtual reality entertainment is its ability to immerse the user in a fantasy experience. The four dimensions to present day VR are sight, sound, motion, and interactivity with other players. Tellurian's "ICE Falcon" is a prime example of virtual reality entertainment. The unit consists of a fiberglass cockpit similar to that of an F-16 fighter aircraft, and it is outfitted with a control stick, throttle, and all the gauges one would expect to find in the actual jet. Once seated, the player views what appears to be the outside world via three 27" video monitors. Game play begins when the player taxis down the runway and takes off. Using only the visual display, the player is able to see a view of the world which the computer is constantly creating and changing in response to the manipulation of the controls by the player. This continual interaction between player and computer maintains the virtual reality of the F-16's pitch and direction and allows the player to choose his own adventure. If the player heads off in the direction of the enemy's airport, for example, the computer will create and control a visual image of an attacking aircraft for the player to destroy. If the player moves in a direction away from an enemy airport, the player is free to practice his flying skills without being confronted by an enemy aircraft.

Cyberport Niagara, Inc.
-----------------------

         Cyberport Niagara, Inc. opened a "pay-one-price" tourist entertainment center (TEC) at the end of June, 1997. Cyberport Niagara is primarily constructed to market to the vacationing family. The various activity rooms contained within Cyberport have been carefully chosen to ensure that the amount of time that a person of any tourist age group spends is approximately the same as that of all other tourist age groups. By having a balanced blend of attractions, Management believes that it can attract large numbers of vacationers to the facility. Since Cyberport is not likely to achieve a status capable of causing people to plan vacations around it (a la Disneyland), exposure to large numbers of walking tourists is essential to marketing plans. These groups alone will not support a venture like Cyberport. However, in addition to the walking tourist family, bus tour groups are capable of providing large volumes of customers although at somewhat less of a net price per person. Both the walking tourist and the bus tour groups are in Niagara Falls in large numbers from late Spring through late September. Cyberport has begun active marketing to the tour operators and will attend various industry meetings and conventions to further these activities. In addition, Cyberport has recruited the assistance of several individuals from Niagara who have had many years of experience in working with the bus tour companies.

         Another factor that is critical to Management's plans for Cyberport is to include educational aspects to the recreational activity in order to attract school bus tours to the facility in the significantly slower late Fall to Spring seasons. This was done by contracting with the Ontario Science Centre for exclusive use of the traveling Science Circus, a display originally developed to promote science learning in the lesser populated sectors of Ontario but which, due to budget cuts, was no longer able to leave Toronto or to be properly staffed in Toronto. In addition, the Company was able to purchase exhibits of a space shuttle cockpit, Sputnik and a lunar rover (full-scale) when the space exhibit closed at the Canadian National Expo. These exhibits are interactive, and provide an interesting contrast of the old to the new when placed into the hall immediately before the pyramid opening to the nearly perfect replicas of artifacts found in the Tomb of Tut.

         As a result of operating the facility during the summer months, Cyberport has been able to develop significant marketing contacts which in turn have allowed it book an average of over 1.5 busloads of students per day since the opening of school in September. Also, combined marketing programs with important other local attractions, most notably the Butterfly Museum (which had 500,000 visitors from January through July of 1997) have just begun to create bookings for future visits to Cyberport.


         During September, Cyberport has contacted the major hotels and tour operators in Niagara Falls (both Canadian and U.S. sides) and has extended an offer to allow their guests to visit Cyberport free during the month of September. These hotel and tour operators are the key to gaining an important share of the organized tour market which market will surge again beginning around the end of November through year end (the Festival of Lights in Niagara Falls). Cyberport personnel have also been able to obtain substantial press and television exposure including a morning feature on network television on a prominent Buffalo television station.

         Management believes that it will take some time for all of the marketing efforts of Cyberport to translate into the volume of traffic that is necessary to support Cyberport and that Cyberport's business is likely to be seasonal with the spring through summer months being the high seasons. However, the publicly available statistics from attractions such as the Butterfly Museum demonstrate that tourists come to Niagara Falls in sufficient number to make Cyberport a profitable venture. However, there can be no assurances that the Company will be successful in gaining the necessary market share in order to make Cyberport successful with the resources presently at its command.

         The Company believes that its ability to operate this facility successfully depends on elements both within and outside of its control, including the success of its own products incorporated into this venture. Also, the Company faces competition from existing and new entrants into the tourism market in the Niagara Falls region. Most of the competitors have more experience than the Company in opening and managing tourist facilities and most have more financial resources than the Company. There can be no assurances that this project will perform successfully.

Products
--------


         Tellurian has been designing, building and selling low cost, high speed image generators since 1988. The first generator, known as the AT-100 was used exclusively for flight training applications. Since 1992, the Company has been selling the AT-200 image generator which is a second generation unit and is largely used in simulators for training aircraft pilots and ship captains. The AT-200 is currently installed on Flight Trainer Devices ("FTD") simulators, ships handling training devices, and air traffic control simulators. The AT-200 provides realtime image generation with high resolution, multi-channel operation and full color using proprietary hardware and software. As of October 31, 1997, the Company had built and sold over 250 AT-200 systems.

         The Company currently offers for sale its AT-200 unit and ancillary software (including performing repairs and maintenance and providing related consulting services) to two types of customers: those engaged in the production of training devices, and those who specialize in entertainment devices. The first category of customers includes such companies as Hughes/Link Corporation, Ship Analytics Corp., and Grumman Aerospace Corporation (currently known as Northrop/Grumman Aerospace Corporation). During the years ended December 31, 1996 and 1995, revenues from this category amounted to 5.5% and 31%, respectively, of the Company's total revenues for each applicable period. The latter group includes MaxFlight Corp., Ride & Show Engineering, and the Fightertown Entertainment Centers. During the years ended December 31, 1996 and 1995, revenues from this group amounted to 0% and 69%, respectively, of the Company's total revenues for each applicable period. There were no sales of AT-200 units during the first nine months of 1997.


         The Company's marketing efforts prior to completion of the 1996 public offering had been concentrated on selling image generating systems to manufacturers of trainers and simulators. The sales and marketing efforts were conducted by officers of the Company. During 1995, three customers, namely, Ride & Show Engineering Corp. (a vendor to Six Flags), Virtual Images and Voyager Graphics accounted for 32%, 21% and 11%, respectively, of the Company's revenues. During 1996, two principal customers, namely, Voyager and Ship Analytics Corp. accounted for 76% and 16%, respectively, of the Company's revenues.

         Tellurian's most recently developed image generation product is the "EAGLE," a system specifically designed for the VR entertainment market. The EAGLE, which is available in multiple resolution formats, is faster and less expensive to produce than the

AT-200. Each unit is composed of proprietary hardware and software which combined with motion and sound to simulate a full-immersion experience. The EAGLE is intended for use at amusement/ theme parks, video arcades, TEC's and LBE's.

         Using the EAGLE, the Company is currently developing a class of games which can be free standing or in which a portion of the TEC facility is themed to represent a particular time and place and which provides a more complete experience around the game. For example, the Company's "Battle of the Bulge" adventure currently in place at Cyberport Niagara is based on the legendary P-51 Mustang fighter plane of WW II. The following paragraphs describe this experience.

         The Battle of the Bulge VR experience is a themed area within Cyberport. The entertainment area includes a briefing bunker where the guests are prepared for the P-51 experience by uniformed instructors. This area is decorated to appear as a sandbag protected flight operations room. In addition to receiving instructions on how to best use the P-51, each guest is greeted by the "Flight Leader" (a uniformed employee). The Flight Leader's purpose is to describe the war-time situation, instruct the guests on the purpose of their mission and to answer any questions. The floor of the Briefing Area is a special compound made to look like a dirt floor. The walls have military aeronautical maps, detailed maps of certain target areas, and silhouettes of various aircraft (both friendly and foe). A rough wooden tunnel with anti-aircraft netting provides the entrance to the "Cyberfield Airport".

         As the guests leave the briefing room, they pass through a simulated neighborhood of London that has been ravaged by a bombing. Fires burn, bombs are heard bursting in the distance, and aircraft can be heard overhead. Statues have been destroyed. Destruction lies all around the guest. It's up to them to save Britain.

         The "Squadron Leader" meets the guests as they enter the "Cyberfield" and escorts them to their P-51 aircraft. Each P-51 is a scale model of the Mustang cockpit. The aircraft is made of fiberglass and painted with authentic markings. Each aircraft has two seats (the pilot's cockpit and a back seat "observer"). The interior of the P-51 is equipped with simulated instruments, control stick and throttle. The experience is generally the same: the guests meet and escort B-17 bombers on a raid over enemy territory. However, the experience can be varied by allowed some or all of the flyers to fly the planes that are attacking the bombers. The flight time is varied between 6 and 10 minutes, depending upon the backlog of guests waiting to fly.

         Notwithstanding the installation size and content described above, the Company believes that there is a large and growing market for a modified version of the P-51 game product in single, free-standing units.

         At the conclusion of the flight, the guests are directed to the WW-II Officers Club at the end of the Cyberfield. This club is a Quonset hut with rustic wood tables and counters and planked wood floors. Walls are adorned with maps, squadron insignias, news clippings from the period and has period music (such as Glen Miller) playing. While in the

Club, guests receive their scores and are invited to purchase soft drinks and snack items or just to relax and enjoy the ambiance of the place.

         In the gift shop on the way out from Cyberport, guests can purchase items such as T-shirts, hats, jackets, models, and coffee mugs bearing the P-51 logo (the "Real Time Baby").


         The Company has placed 16 stations of P-51 flight simulators at the Cyberport facility. Because of the importance of the Tellurian experience in the overall presentation of the Cyberport program, it currently utilizes approximately 8,000 square feet of the Cyberport facility. However, the Company anticipates reducing the total size of the Cyberfield as new products utilizing helmet viewing technology become available.


         Initial reactions of guests, based on extensive exit and spot interviews, has been excellent. The Company continues to monitor the performance of the game and the network servers supporting the overall experience, making modifications and improvements as warranted.

Backlog
-------


         At June 30, 1997, December 31, 1996 and at December 31, 1995 the Company had a backlog of 32 Eagle units with a sales value of $160,896. The backlog was entirely under the Fightertown purchase order which dates back before January 1, 1996 and under which Fightertown did not accept deliveries in 1995 or 1996. As of September 30, 1997 10 units have been delivered to Fightertown and the remaining 22 units were in backlog. See "Agreement with Fightertown."


Other Products and Services
---------------------------

         Helmets. There are various manufacturers which produce helmets for virtual reality experiences. Tellurian believes that it is advantageous to utilize the unique technologies of the "EAGLE" in developing its own line of proprietary products since this allows it to utilize all of the advantages of the Eagle without adding unnecessary cost.


         Upon completion of the 1996 Public Offering, the Company began a development project to finalize the design and building of a helmet mounted visual system to take maximum advantage of the EAGLE image generator. This device is expected to replace the cumbersome 27" and 35" monitors now being used on Tellurian's game units. When combined with the EAGLE, the helmet's special optics and ear phones will give the player stereo viewing in full color with surround sound. The first working prototype of the Company's custom designed helmet has been completed. See "Management's Discussion and Analysis and Results of Operations." Based on the initial performance and evaluations, Management has decided to concentrate its resources on incorporating the helmet into a game structure and to show that unit at the important industry trade show (IAPPA) in November 1997.

         The helmet mounted visual system will be displayed and offered for sale at the IAAPA trade show beginning on November 19, 1997. The Company will be offering the unit with its air battle theme for delivery in 3 to 4 months. If a customer wishes to purchase the hardware with a different VR experience, the time required to program the data base would have to be added to that delivery cycle. Since several variations of the air battle experience are nearing software completion, the Company expects to be in full production and delivery of helmet based units in the second quarter of 1998.


         Consulting Services. When a customer purchases the Company's image generator, the Company provides the customer with a standard variety of databases and software. However, from time to time a customer's application may demand a unique database and software for specific application requirements. Upon a customer's request, the Company will build a customized database and software under a separate consulting agreement.

Product Marketing Strategies
----------------------------


         Tellurian's core product line is the computer image generator. These units are special purpose computers designed and built by the Company to render images in a variety of display devices, such as helmets, projection screens and TV monitors. The market for these products is in both the training/ simulation sector and the entertainment sector. The Company is seeking to market its products to distributors and large users of arcade type games. Location based entertainment operations which currently utilize the Company's devices are Six Flags (Great Adventure - Jackson, NJ, Magic Mountain - Los Angeles, CA) and Fightertown - Lake Forest, CA. Entering the entertainment market is a natural progression of the technology and products which the Company has been developing.

         Subsequent to completion of the public offering, the Company chose to concentrate its efforts on the completion of the product and game which is now at the heart of Cyberport. This game--which includes the hardware, the theme package, and the control network--along with the development of the helmet represent the best possible large volume, high profit market for the Company's products. Management believes that by concentrating its efforts on the displaying of Tellurian's products at Cyberport, it would be able to develop sales leads for its products to the entertainment market. While this approach has caused the short-term sale of small quantities of image generators to suffer, the Company anticipates receiving significant sales leads as a result of the Cyberport exposure.


         Due to the specialized nature of sales, significant training is required before newly hired salespersons are likely to be effective. While the Company hopes to add sales personnel in the future, for the moment it intends to continue its primary sales efforts through the officers based in its New Jersey facility. Traditional trade magazine advertising will be done on a regional scale, while trade show participation will be done on a national level. One of the objectives of the current offering is to raise additional funding needed to bring the Company's new array of products to the attention of its potential customers at various high profile industry trade shows.

         One of the goals of the Company is to produce complete game units for use in TCE's, LBE's, video arcades, and theme parks. The second market for the Company's products consists of companies which develop virtual reality games. Still another venue for sale of the Company's products is into the creation of mobile entertainment facilities which would allow their operators to move the games to the site of fairs, sporting events or association meetings. Each of these venues will be pursued as resources permit, but the Company does not currently have the resources to properly pursue these markets. If the current offering is successful in raising additional funds adequate to allow marketing in these areas, the Company will do so since it considers these markets to be very lucrative even if they are not its primary market objective.

Licensing of Tellurian Technology
---------------------------------


         Pursuant to an agreement dated as of January 1, 1996 (and expiring January 1, 2001) by and between Tellurian and Voyager Graphics, Inc., a Republic of China corporation, ("Voyager") Tellurian granted Voyager an irrevocable, exclusive, assignable fully paid license (the "License") as the exclusive supplier of the EAGLE image generator (the "Product") within a restricted group of countries (the "Licensed Territory") and to sell the Products worldwide. The Licensed Territory consists of Afghanistan, Australia, Bahrain, Bangladesh, Bhutan, Burma, China (including Taiwan, Hong Kong and Mainland China), Cyprus, India, Indonesia, Iran, Iraq, Japan, Jordan, Kampuchea (Cambodia), Korea (North), Korea (South), Kuwait, Laos, Lebanon, Malaysia, Maldives, Marshall, Mongolia, Nepal, New Zealand, Oman, Pakistan, Philippines, Qatar, Saudi Arabia, Singapore, Sri Lanka (Ceylon), Syria, Thailand, Turkey, United Arab Emirates, Vietnam, Yemen (Aden and Sana). The License includes all the know-how, patent rights and copyright matter, if any (hereinafter the know how, copyrights and patent rights are collectively referred to as the "Intellectual Property"), and the right to grant sub-licenses to third parties without the consent of Tellurian. Tellurian retains the right to grant licenses of the Intellectual Property to third parties outside of the Licensed Territory and to sell the Products and/or any derivative products (i.e. computer image generators that are manufactured based on and by utilizing partly the Intellectual Property of Tellurian, hereinafter referred to as the "Derivative Products") outside the Licensed Territory. As part of the License Agreement, Tellurian was responsible to provide a classroom training and production training program of a total of twelve weeks for up to twelve engineers at Tellurian's facilities in New Jersey to provide each Voyager engineer with a sound working knowledge of every aspect of the computer image generator known as EAGLE and to build ten working units during the program.


           In consideration of the License and technology transfer, Voyager agreed to pay Tellurian $1,500,000, of which Tellurian agreed that Voyager will pay $650,000 to two parties unrelated to Tellurian for their services in connection with such contract resulting in a net amount of $850,000 to Tellurian. As of August 31, 1997, Tellurian has been paid in full.

Manufacturing of Eagle Units
----------------------------

         The Company designs and manufactures its products according to its proprietary designs and engineering. The Company uses vendors to produce the circuit boards used in its products. The Company also purchases integrated circuits (IC) from a variety of sources and is not dependent upon any one supplier with the exception of its central processing unit (CPU) for the EAGLE. The Company purchases its CPU and does not anticipate any supply problems in either the short or long term. Once all the components are assembled at the Company, the products are forwarded to another vendor for soldering. After soldering, the completed boards are returned to the Company for final integration into units ready for shipment.

Agreement with Fightertown
--------------------------


         In March 1994, Tellurian received a purchase order from Fightertown for 40 EAGLES at a price of $4,888 each. As of September 30, 1997 Tellurian has delivered 18 EAGLES to Fightertown and has a backlog of 22 EAGLES. Tellurian has agreed with respect to future orders of EAGLE from Fightertown to deliver EAGLES at a maximum price of $7,500 per EAGLE ($10,000 per EAGLE where certain improvements to the EAGLE are made) and that Fightertown will receive the best pricing offered to any Tellurian customers regardless of volume. In March 1994, Tellurian has also agreed to give Fightertown a right of first refusal to participate with Tellurian in any LBE site or product in which Tellurian wishes to utilize conventional fighter jet simulation and to not copy Fightertown's method of operating LBE's.

         In November 1997, the Company entered into a settlement agreement with Fightertown Entertainment, Inc. Tellurian has had an order and cash deposit from Fightertown for several years which was, at the time it was received, a vote of confidence in the Tellurian vision as seen at that time. Due to the Company's financial difficulties prior to the Initial Public Offering completed in November 1996, Tellurian was unable to complete the EAGLE and deliver units to Fightertown until late in the second quarter of 1997. This extensive delay caused significant strain between the two companies which recently resulted in Fightertown initiating a lawsuit in The United States District Court, Central District of California against Tellurian alleging various breaches of good faith and demanding, among other things, return of their deposit plus interest on those funds.

         During the third quarter of 1997 and extending into November 1997, the Company has worked diligently to complete installation of the first group of EAGLES that were shipped to Fightertown and restore the confidence and working relationship that had previously existed between the two companies. In November 1997, the Company signed a mutual release and settlement agreement (the "Agreement") with Fightertown Entertainment, Inc. ("Fightertown") to release all claims the parties have against each other except for obligations created by the Agreement. The terms of the Agreement include the following: (1) The Company must deliver to Fightertown twenty-five (25) EAGLE units between November 13, 1997 and January 31, 1998 and relinquish all ownership interest in eight AT-200 units currently in Fightertown's possession. The Company accepts all payments (i.e. the remaining deposit of $80,448) made to date in full payment of the 25 EAGLES;
(2) Fightertown will have the right to purchase up to thirty (30) additional EAGLE units at any time on or before June 30, 1999 at a price of $6,000 per unit and delivery terms as specified in the Agreement; (3) The Company agrees to pay Fightertown $20,000 no later than January 31, 1998 for future consulting services regarding the performance of Tellurian's EAGLES; (4) The Company agrees to pay Fightertown $67,500 in three installments of $22,500 on August 15, 1998, August 15, 1999 and August 15, 2000. The payments are for the prominent use and display of the Fightertown name at the Cyberport facility, Fightertown's expertise in the theming and running of air battle games and the Company's acknowledgement that the Tellurian fight experience at Niagara Falls was modeled after Fightertown's flight simulation experience; (5) The Company agrees not to build a jet fighter based experience in which the image generators are housed in the fuselage resembling any type of airplane or in any way intended to be used in an experience similar to that which Fightertown employs. The Company may offer jet fighters in free standing game units designed for arcades; (6) The Company agrees to offer its new virtual reality helmet and new generation EAGLE which would employ textured images to Fightertown for its own use at a price such that no other customer is paying a lower price (except for a limited number of promotional units sold or placed to potentially new users of these products); and (7) The Company is executing a stipulated judgment in the amount of $500,000 in favor of Fightertown to be entered against the Company should the Company fail to comply with any term of this Agreement. In the event of a breach of the Agreement, Fightertown must notify the Company of the breach and give the Company 15 days to cure the default before filing the stipulated judgment.


Research and Development
------------------------


         The Company is engaged and intends to continue to engage in ongoing research and product development efforts to expand and enhance the technical capabilities, design features and range of uses of its products. The Company currently employs seven engineers/technicians who are involved in research and product development. Due to the increasing competition and rapid technological change in the VR marketplace, the Company believes that it must continue to improve and refine its products. Research and development costs for the nine months ended September 30, 1997, fiscal 1996 and fiscal 1995 were $583,367, $688,103 and $423,770, respectively. See "Note 1 to the Notes to Consolidated Financial Statements."


Competition
-----------

         The market for the Company's revenue producing activities is highly competitive and rapidly changing, and the Company expects competition to continue to be intense in the foreseeable future. There are two major categories of competitors for the Company's products. The first are the "high end" (costly) real time image generators from companies such as Silicon Graphics, Inc., Evans & Sutherland, Inc. and Lockheed Martin Corp. These real-time image generators are generally used for military training and simulation applications; as engineering and graphics work stations; and as animation design tools. These costly systems provide photo realistic images by creating objects from polygons and laminating each surface with a texture pattern whereas the Company's products produce a non-textured polygon image. Although these competitive systems provide very desirable images, the Company's products are substantially less expensive than those of such competitors. The second type of competitors are the manufacturers of "low end" (less costly) video arcade devices. These electronic devices have no computers and are limited as to the quality and complexity of the images they produce. Management believes that both categories of competitors will continue to improve their products in either price or performance as developments permit. The Company believes that its products provide a balanced approach the proper mix of image quality with price. Most of the Company's current and prospective competitors have (or will likely have) significantly greater financial, technical, manufacturing and marketing resources and experience, and a larger installed base, than the Company.

         The Company believes that its ability to compete depends on elements both within and outside its control, including the success and timing of new product development by the Company and its competitors, product performance and price, distribution and customer support. Although the Company believes that it offers products with price and performance characteristics competitive with other manufacturers' products, there is no assurance that products can be developed, produced or marketed successfully in the future. In order to be successful in the future, the Company must continue to respond promptly and effectively to the challenges of technological change and its competitors' innovations. Performance in these areas will, in turn, depend on the Company's ability to attract and retain highly qualified technical personnel in a competitive market for experienced and talented computer hardware developers and managers. There is no assurance that the Company will be able to compete successfully in its chosen markets.


         The Company has established Cyberport and, if financial resources permit, may establish one or more additional TCE's and/or LBE's. The Company anticipates significant competition in this market. While the Company knows of no single dominant company in this marketplace, it is aware that many companies are currently planning, developing and/or operating similar businesses. Most of these companies have better financial resources than the Company and have more experience in developing these facilities. No assurances can be given that the Company will be able to compete successfully in this market or that the Company will be successful in establishing or entering into revenue sharing agreements or financing agreements for Cyberport or other similar facilities. Further, there can be no assurances that, if the Company is successful in obtaining such financing, the resulting businesses can be operated at a profit.


Lack of Patent Protection
-------------------------

         The Company does not currently hold any patents and the technology embodied in the Company's current product line cannot be patented. The Company relies on confidentiality agreements with its key employees to the extent it deems such to be necessary.

Employees
---------

         As of September 1997, Tellurian has thirteen full-time employees, including four executive employees, four technical and production persons and five engineers at its New Jersey facility. Cyberport Niagara has 31 employees, the majority of which are part time. The Company believes that its relations with its employees is good. None of the Company's employees is represented by a union.

Description of Property.
------------------------

         In January, 1997, the Company commenced a 10 year lease expiring January, 2007 for approximately 10,000 square feet of space at 300K Route 17 South, Mahwah, NJ 07430. Pursuant to the lease, the Company pays a monthly base rent of $6,250. The Company believes that suitable additional facilities, if needed, can be found on terms satisfactory to the Company.


         In May 1996, the Company entered into a two-year lease expiring May 31, 1998 for approximately 7,500 square feet of space at 15 Industrial Avenue, Upper Saddle River, NJ 07458. Pursuant to the lease, the Company pays a monthly rent of $5,125. The Company has the option to renew the lease for two one-year periods at fair market value. Approximately two-thirds of the space is currently sublet. The Company is currently negotiating with the landlord to be released from its lease.


         In February 1997, Cyberport entered into a five year lease expiring January 2002 with two five year renewal options for approximately 40,000 square feet of space at 5781 Ellen Avenue in Niagara Falls, Ontario, Canada. Pursuant to this lease, Cyberport pays an average annual rental over the life of the lease of $247,298. The Company believes this space is adequate to house its Cyberport Niagara operations for the foreseeable future. The Company has an option to purchase the facility for $2,160,000 at any time beginning January 1, 1998 and ending July 31, 1998.

Legal Proceedings
-----------------


         In September 1997 both Tellurian and its Niagara Falls, Ontario, Canada controlled subsidiary, Cyberport Niagara, Inc. were named in legal actions in Ontario by eight construction firms (namely, Newman Bros. Limited, Unistrut Canada Limited, Phoenix Wood Products, Star Tile Centre Limited, Ecco Electric Limited, DBN Drywall & Acoustics Limited, PRW Excavating Contractors Ltd. and Expoplex Incorporated) claiming that services performed by them in the Niagara Falls site that houses Cyberport have not been fully paid for. The amounts claimed is for an estimated $1,400,000. Cyberport management has acknowledged that it believes certain monies remain outstanding. Cyberport has notified these creditors that it believes that a significant portion of the monies currently due and outstanding were to have paid directly to the contractors by the owner and lessor of the building which domiciles Cyberport and in which the alleged work was performed. The owner and landlord has failed to make the payments to the contractors despite, in the opinion of Cyberport management, a legally binding obligation to do so. If the landlord were to meet this obligation, the monthly rent at the Cyberport facility would double. The landlord has not acknowledged that the making of said payment is a legally binding obligation upon him.


         Tellurian Management does not believe that Tellurian has any direct obligation in this matter, nor does it believe that it acted in any way to lead the claimants to believe that Tellurian had any responsibility for these payments. Management has reached an agreement in principle with the representatives of the creditor group which, assuming the necessary legal documentation can be created in a manner satisfactory to all parties will result in a deferral of any action by creditors until January 15, 1998 and may result in a resolution of this matter in a form acceptable to Management and to the creditors. This agreement in principle may result in some or all of the debt being converted to restricted common stock (estimated at a maximum of 300,000 shares) and it may result in some portion of the proceeds of this offering being used to satisfy some or all of the debt. Management cannot determine the components of the final resolution of this matter at this time. In spite of the existence of the agreement in principle referenced herein, there can be no assurances that the Company, either at the parent level, subsidiary level or both, will be successful in resolving this matter. As of the date of this Prospectus, Management is not aware of any other material legal proceedings involving the Company or its subsidiaries.

                                   MANAGEMENT

Executive Officers and Directors

         The names of the executive officers and directors of the Company are as follows:

Name                          Age           Position
----                          ---           --------

Dr. Ronald Swallow*           63            Chairman of the Board of
                                            Directors and
                                            Chief Executive Officer


Stuart French                 52            President and Director

Dr. Richard Swallow*          59            Vice President of Program
                                            Management, Secretary and
                                            Director

Michael Hurd                  51            Vice President of Administration
                                            and Finance and Chief Financial
                                            and Accounting Officer and Director
___________________
*        May be deemed a founder of the Company.  Dr. Ronald Swallow and Dr.
         Richard Swallow are brothers.

         All directors of the Company hold office until the next annual meeting of shareholders of the Company or until their successors are elected and qualified. Executive officers hold offices until their successors are elected and qualified, subject to earlier removal by the Board of Directors.

         Set forth below is a biographical description of each director and executive officer of the Company based upon information supplied by them:

         Dr. Ronald Swallow has been the Chief Executive Officer, Chairman of the Board and Vice President-Engineering of Tellurian and its predecessor under the same name since 1988. Dr. Swallow has a Bachelor of Science degree in Engineering Physics, a Masters degree in Electrical Engineering and a Ph.D in Biophysics, all from the University of Illinois.

         Stuart French has been Chief Financial and Accounting Officer since January, 1996, has served as a member of the Board of Directors since March 1995, the President of the Company since October 1993, and prior thereto was the Vice President of Operations and Marketing from August 1991. Mr. French joined the Company after the sale of Flightmatic Corp. which he owned and operated from 1987 through 1991. Flightmatic was a flight simulation company manufacturing and selling low cost general aviation training equipment. Previously, he spent ten years at Grumman Aerospace as a

Business Development Manager for US Air Force contracts. After receiving a BS degree in Marketing from New England College, Mr. French was a pilot in the US Navy.


         Dr. Richard Swallow has been a director of Tellurian and its predecessor under the same name since its inception in 1988. From 1988 to October 1993 Dr. Swallow also held the position of President. Since 1973, Dr. Swallow has been a member of the faculty and staff of Choker College in Hartsville, South Carolina, where he is currently the Director of Information Services. Dr. Swallow received his Ph.D. degree in Zoology from the University of Missouri in 1968, his Masters of Science degree from the University of Missouri in June 1966 and Bachelor of Science degree from the University of Illinois in June 1963.


         Michael Hurd joined the Company in February 1997 and was elected a director and Vice President of Administration and Finance and Chief Financial and Accounting in March 1997. Mr. Hurd has a BBS degree in Accounting from New Hampshire College and has been a Certified Public Accountant in New Jersey since 1973. Since 1985, he served in various officer capacities for Bobst Group Inc., a Swiss machinery manufacturing and sales company with revenues in excess of $200 million. Previously, Mr. Hurd was a partner in a printing machinery manufacturing and sales company in New Jersey. Prior to that, he served in various positions with the consulting group of a then Big 8 public accounting firm.


         The Company does not currently have any audit or compensation committees of the Board of Directors. However, in accordance with recently promulgated regulations from NASDAQ, the Company is required to obtain two independent directors to join its Board of Directors and to serve on its Audit Committee on or before February 23, 1998. As of the date of this Prospectus, the Company has not identified the two persons that it intends to invite to join its Board of Directors as independent directors. Pursuant to an underwriting agreement dated November 5, 1996, J.W. Barclay & Co., Inc. ("Barclay"), the representative of the Company's initial public offering, has the right to designate one person to attend board of Directors meetings until November 8, 2001. Such person shall be entitled to attend all such meetings and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. The Company shall reimburse the designee of Barclay for his out-of-pocket expenses incurred in connection with his attendance at such meetings. As of the date of this Prospectus, Barclay has not designated any person.


Bankruptcy of Quantum Graphics Corporation

         On March 16, 1987, Dr. Ronald Swallow founded and served as Chairman of the Board and principal stockholder of Quantum Graphic Corporation, an image generator research and development private company which owned certain rights to a prototype of the AT-100. Dr. Richard Swallow was also a founder and a director of Quantum. On April 12, 1988, Quantum, as a result of its inability to raise sufficient funding and due to disagreements among Quantum stockholders, filed for bankruptcy protection in the Western District of Texas, Austin Division under Chapter 11, which was converted into a Chapter 7 filing on May 12, 1988. On May 27, 1988, the Chapter 7 filing was dismissed and on May 31, 1988, a new Chapter 7 filing was made with the Court and the case was closed by the Bankruptcy Court on April 19, 1995. In November, 1991, the Bankruptcy Court confirmed the sale of the technology relating to the AT-100 prototype to TTY Graphics, Inc. ("TTY"). See "Business-Background." Limitation of Directors' Liability; Indemnification

         Pursuant to Tellurian's By-Laws, Tellurian must, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "GCL"), as amended from time to time, indemnify all persons (e.g., directors and officers) whom it may indemnify pursuant thereto and to advance expenses incurred in defending any proceeding for which such right to indemnification is applicable, provided that, if the GCL so requires, the indemnitee must provide Tellurian with an undertaking to repay all amounts advanced if so determined by a final judicial decision. Tellurian's Certificate of Incorporation contains a provision eliminating, to the full extent permitted by Delaware law, the personal liability of Tellurian's directors for monetary damages for breach of a fiduciary duty. By virtue of this provision, under current Delaware law, a director of Tellurian will not be personally liable for monetary damages for breach of his fiduciary duty as a director, except for liability for (I) any breach of his duty of loyalty to Tellurian or to its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) dividends or stock purchases or redemptions that are unlawful under Delaware law and (iv) any transaction from which he derives an improper personal benefit. This provision of Tellurian's Certificate of Incorporation pertains only to breaches of duty by directors as directors and not in any other corporate capacity such as officers, and limits liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in Tellurian's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action if successful, might otherwise have benefitted Tellurian and its stockholders.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             EXECUTIVE COMPENSATION

The following table sets forth the amount of all compensation paid by Tellurian for services rendered during the years ended December 31, 1996, 1995 and 1994 to Tellurian's Chief Executive Officer, Dr. Ronald Swallow and Stuart French, President.

                                                   SUMMARY COMPENSATION TABLE
====================================================================================================================================
                                                                                     Long Term Compensation
                                                                            -------------------------------------------
                                   Annual Compensation                        Awards                          Payouts
-----------------------------------------------------------------------------------------------------------------------
     (a)               (b)           (c)            (d)           (e)          (f)                 (g)           (h)           (i)
                                                                  Other                                                        All
    Name                                                         Annual     Restricted                                        Other
     and                                                         Compen-      Stock              Number         LTIP         Compen-
  Principal                                        Bonus        sation       Award(s)             of          Payouts        sation
  Position            Year        Salary ($)        ($)           ($)          ($)              Options         ($)        ($)(2)(5)
------------------------------------------------------------------------------------------------------------------------------------
Dr. Ronald            1996          108,000         -0-            -0-          -0- (1)          73,000          -0-        19,436
Swallow,
Chief Executive
Officer (3)
Chief Executive
Officer(3)            1995          108,000         -0-            -0-          -0-                -0-           -0-         4,200

                      1994          108,000         -0-            -0-          -0-                -0-           -0-         4,200

Stuart French         1996           84,000         -0-           23,359        -0- (1)         150,000           -0-       14,200
President (4)

                      1995           84,000         -0-           13,814        -0-                -0-           -0-         4,200

                      1994           84,000         -0-           13,420        -0-                -0-           -0-         4,200
====================================================================================================================================

_______________

(1) Does not include shares issued in connection with the Company's reincorporation in Delaware. See "Certain Transactions."

(2) Includes the value of car leases paid by the Company at a rate of approximately $350 per month.

(3) During 1994 and 1995, the Company accrued salaries for Dr. Swallow of $22,000 and $43,143, respectively. As of December 31, 1996, Dr. Swallow was owed accrued salary and expense reimbursement totaling $17,400.

(4) Stuart French earns other annual compensation in the form of a sales commission which is reflected in column (e). During 1994, 1995 and 1996, the Company accrued salaries and commissions of $1,420, $9,614 and $23,359 respectively. During 1994, Mr. French also received payment of $2,000 toward prior years accrued salaries. As of December 31, 1996, Mr. French was owed accrued salary and expense reimbursement totaling $45,098.

(5) During 1996 the Company created a SEP program for employees who had been with the Company for at least three years prior to the end of 1996. The cost of this program in 1996 was $33,691, of which Ronald Swallow was credited with $15,236 and Stuart French was credited with $10,000.

Since inception, the Company has not granted stock appreciation rights.

Employment Agreements


        As of November 8, 1996, the Company entered into employment agreements with Dr. Ronald Swallow and Stuart French. The agreements provide for annual salaries of $108,000 and $84,000, respectively, and for Mr. French to receive a sales commission of five percent. The agreements provide for a term of four years and a continuation of their current compensation arrangements with salary increases based upon profitability of the Company's operations to be determined at the discretion of disinterested board members. Commencing in 1997 and each year thereafter, the Company will after the completion of its year end audit, establish a bonus pool for executive officers and will make annual cash contributions to such pool of an amount equal to 10% of pre-tax profits for the prior year. The board of directors will have the sole discretion to allocate bonuses among such officers. The employment agreements contain covenants not to compete during the term of the agreements and for a period of one year thereafter, including continuation of half salary ($54,000 for Mr. Swallow and $42,000 for Mr. French) during the post-employment one year period covered by the covenant not to compete and indemnification against liabilities as an officer and director of the Company to the fullest extent permitted by applicable law. No assurance can be given that such non-complete clauses will be enforceable under applicable State laws. In June 1996, the Board of Directors granted Dr. Ronald Swallow and Stuart French options to purchase 73,000 shares and 150,000 shares, respectively, of the Company's Common Stock. See "Stock Option Plan".

        In 1997, the Board of Directors authorized the creation of a 401(K) program in order to provide a retirement planning vehicle for its employees. As employees of the Company, both Mr. Swallow and Mr. French would be eligible to participate in this program. However, since the Board authorization for the creation of the 401(K) program, the Company has taken no action to implement the program (other than filing same with the Internal Revenue Service) and no contributions have been made by the Company to this program nor are any contemplated in the future.


Stock Option Plan

        The Company has adopted a Stock Option Plan covering 400,000 shares of Common Stock (subject to adjustment to cover stock splits, stock dividends, recapitalizations and other capital adjustments) for employees, including officers and directors and consultants of the Company. The Plan provides that options to be granted under the Plan will be designated as incentive stock options or non-incentive stock options by the Board of Directors or a committee thereof, which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the options. Options designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code of 1986, as amended.

        The Plan provides that all options granted thereunder shall be exercisable during a period of no more than 10 years from the date of grant (five years for incentive stock options granted to holders of 10% or more of the outstanding shares of common stock), depending upon the specific stock option agreement and that the option exercise price for incentive stock options shall be at least equal to 100% of the fair market value of Common Stock on the date of grant (110% for options granted to holders of 10% or more of the outstanding shares of Common Stock), but in no event less than the initial public offering price of the Company's proposed public offering. Pursuant to the provisions of the Plan, the aggregate fair market value (determined on the date of grant) of the shares of the Common Stock for which incentive stock options are first exercisable under the terms of the Plan by an option holder during any one calendar year cannot exceed $100,000.

        Currently, the Plan provides that if the employment of an optionee is terminated other than by reason of death, disability or retirement at age 65, any incentive stock options granted to the optionee will immediately terminate. If employment is terminated by reason of disability or retirement at age 65, the optionee may, within one year from the date of termination, in the event of termination by reason of disability, or three months from the date of termination, in the event of termination by reason of retirement at age 65, exercise the incentive stock option (but not after the normal termination date of the option). If employment is terminated by death, the person or persons to whom the optionee's rights under the incentive stock option are transferred by will or the laws of descent and distribution have similar rights of exercise within three months after such death (but not after the normal termination date of the option). Any termination provisions of non-statutory stock options will be fixed by the board of directors or a committee thereof.


        Options are not transferable otherwise than by will or the laws of descent and distribution and during the optionee's lifetime are exercisable only by the optionee. Shares subject to options which expire or terminate may be the subject of future options. The Plan provides that no new options may be granted by the Board of Directors of the Company after June 1, 2006. In 1996, the Company granted non-qualified stock options to purchase 300,000 shares of its Common Stock at an exercise price of $5.00 per share over a term of ten years. Dr. Ronald Swallow, Stuart French, Richard Swallow , Steven Morse and Lester Morse received options to purchase 73,000 shares, 150,000 shares, 27,000 shares, 25,000 shares and 25,000 shares, respectively. The Company has also granted options to purchase 40,000 shares to Michael Hurd allowing him to purchase shares at $5.25 per share. These options vested on July 1, 1997 but are not exercisable until January 1, 1998. All options granted by the Company were in connection with services rendered to the Company. The Company has agreed with J.W. Barclay, the managing underwriter of the Company's Initial Public Offering, that it will not grant the remaining available options to purchase 55,000 shares to 5% or greater shareholders for a period of three years, ending November 8, 1999 without the consent of said firm.

         Options Grants Table - The following table provides information with respect to individual grants of stock options by Tellurian during fiscal 1996 to each of the executive officers named in the preceding summary compensation table.

                        OPTION GRANTS IN LAST FISCAL YEAR

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Potential
                                                                                                          Realized Value at
                                                                                                           Assumed Annual
                                                                                                           Rates of Stock
                                                                                                                Price
                                                                                                            Appreciation
                                        Individual Grants                                                  for Option Term
                                                                                                                 (2)
------------------------------------------------------------------------------------------------------------------------------------
   (a)                           (b)                 (c)                (d)                 (e)               (f)              (g)

                                                     % of
                              Number of             Total
                             Securities           Options
                             Underlying          Granted to
                               Options            Employees           Exercise
                               Granted            in Fiscal            Price             Expiration
  Name                           (#)               Year (1)            ($/Sh)               Date             5% ($)          10% ($)
------------------------------------------------------------------------------------------------------------------------------------

Dr. Ronald                      73,000               32.7               5.00               6/1/06           229,220          581,810
Swallow
------------------------------------------------------------------------------------------------------------------------------------
Stuart French                  150,000               67.3               5.00               6/1/06           471,000        1,195,500
------------------------------------------------------------------------------------------------------------------------------------

    N/A - not applicable

    (1) The % of Total Options Granted to Employees in Fiscal Year' is based upon options granted to Tellurian employees only and excludes options granted to non-employees.

    (2) The potential realizable value of each grant of options assumes that the market price of Tellurian's Common Stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%, respectively, after subtracting out the applicable exercise price.

         Aggregated Option Exercises and Fiscal Year-End Option Table - The following table provides information with respect to each exercise of stock options during fiscal 1996 by each of the executive officers named in the preceding summary compensation table and the fiscal year-end value of unexercised options.

        AGGREGATED OPTION/EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR -
                                END OPTION VALUES

------------------------------------------------------------------------------------------------------------------------------------
   (a)                                 (b)                        (c)                         (d)                        (e)
                                                                                           Number of
                                                                                           Securities                  Value of
                                                                                           Underlying                Unexercised
                                                                                          Unexercised                In-the-Money
                                                                                           Options at                  Options
                                      Shares                                               FY-End (#)               at FY-End ($)
                                   Acquired on                   Value
                                     Exercise                 Realized (1)                Exercisable/               Exercisable/
   Name                                (#)                        ($)                    Unexercisable              Unexercisable
                                                                                              (1)                        (1)
------------------------------------------------------------------------------------------------------------------------------------

Dr. Ronald                             -0-                        -0-                       73,000 / 0                82,125 / -0-
Swallow
------------------------------------------------------------------------------------------------------------------------------------

Stuart French                          -0-                        -0-                      150,000 / 0               168,750 / -0-
------------------------------------------------------------------------------------------------------------------------------------

------------

(1) The aggregate dollar values in column (c) and (e) are calculated by determining the difference between the fair market value of the Common Stock underlying the options and the exercise price of the options at exercise or fiscal year end, respectively. Tellurian's last sale price at the close of business on December 31, 1996 was $6.125.

Director Compensation

         The directors of the Company do not currently receive cash compensation for their services as directors, although each director has been granted stock options under the Company's Stock Option Plan and are receiving compensation as employees of the Company. See "Stock Option Plan." The Board of Directors has the right to compensate its directors in their capacity as directors in the future.


          In March 1997 Michael Hurd was elected to the Board of Directors and received options to purchase 40,000 shares of Tellurian stock at $5.25 per share. In June 1997, he received options to purchase 1,000 shares of Cyberport Niagara stock at approximately $.72 per share and further options of 500 shares vesting on July 1, 1998 and 500 shares vesting on July 1, 1999 under certain restrictive conditions. The option price on these shares is also approximately $.72 per share. There are currently 10,000 shares of Cyberport Niagara stock outstanding.

                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS


         The following table sets forth certain information as of December 15, 1997 (except as otherwise noted below) regarding the beneficial ownership of the Company's Common Stock by all persons known by the Company to be beneficial owners of more than 5% of its Common Stock and all executive officers and directors, both individually and as a group. For purposes of calculating the amount of beneficial ownership and the respective percentages, the number of shares of Common Stock which may be acquired by a person within sixty days of December 15, 1997 are considered outstanding, but shall not be deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person.

                                      Amount
                                     and Nature               Approximate
Name and Address of                  of Beneficial              Percent
Beneficial Owner (1)                 Ownership (1)            of Class (2)
--------------------                --------------            ------------
Dr. Ronald Swallow (3)(4)              370,908                    12.0


Dr. Richard Swallow(3)(5)              136,481                     4.5

Stuart French(3)(6)                    199,261                     6.3

Michael Hurd (3)(7)                     40,000                     1.3


All officers and directors
 as a group (4 persons)(7)(8)          746,650                    22.5


Mary Elizabeth
  Huggins Trust (9)                    430,049                    14.2


John A. Bruno (10)                     170,000                     5.3

Jericho Limited
c/o InterTrust Management
S.A. P.O. Box 3292
126 rue de la
Pelisserie 1211 Geneva 3
Switzerland (11) (12)                2,200,000                    42.1

Imafina S.A.
c/o Hubert Hendrickx
4 Route de Beaumont
CH 1701 Fribourg
Switzerland (11) (13)                  800,000                    20.9
-------------

(1) Unless otherwise indicated below, all shares are owned beneficially and of record.

(2) Based upon 3,025,000 shares outstanding without giving effect to the issuance of shares under the Company's outstanding Warrants and Stock Options.

(3) The address for Dr. Ronald Swallow, Stuart French, Dr. Richard Swallow and Michael Hurd is c/o Tellurian, Inc. at 300K Route 17 South, Mahwah, NJ 07430.

(4) Includes options to purchase 73,000 shares, which options became exercisable at $5.00 per share commencing July 1, 1997.

(5) Includes options to purchase 27,000 shares, which options became exercisable at $5.00 per share commencing July 1, 1997.

(6) Includes options to purchase 150,000 shares, which options became exercisable at $5.00 per share commencing July 1, 1997.


(7) Includes options to purchase 40,000 shares, which options become exercisable at $5.25 per share commencing January 1, 1998.

(8)      Includes options to purchase 290,000 shares.


(9) Trust set up by Charles H. Powers, a founder and former shareholder, officer and director of the Company, for the benefit of his granddaughter, with Jane Powers Huggins as Trustee. The Trustee's address is 2419 West Sumter, Florence, SC 29572.


(10) The address for Mr. Bruno is c/o J.W. Barclay & Co., Inc., One Battery Park Plaza, 23rd Floor, New York, NY 10004. John A. Bruno, is a principal of Barclay, a registered broker-dealer. Michael J. Wills and John C. Cioffeletti, who are also principals of Barclay, beneficially own shares of the Company's Common Stock. See "Selling Stockholders." Mr. Bruno does not affirm the existence of a group and none of the shares owned by Barclay, if any, or Messrs. Wills or Cioffeletti are included in the table above as beneficially owned by Mr. Bruno. Mr. Bruno's shares include 170,000 shares issuable upon exercise of the Underwriter's Stock Warrants and Warrants underlying the Underwriter's Warrants, issued in connection with Tellurian'a initial public offering.


(11) Represents Common Stock issuable upon exercise of Warrants. See "Warrant Holders."


(12) The beneficial owner of Jericho Limited is Louis Carlos SantaMaria. The directors of Jericho Limited are Louis Carlos SantaMaria, and Jane Borgognon.

(13) The beneficial owner and sole officer and director of Imafina S.A. is Hubert Hendrickx.

                              CERTAIN TRANSACTIONS

                  Effective July 2, 1996, Tellurian, Inc., a South Carolina corporation, reincorporated in Delaware under the same name by merging itself into a wholly owned subsidiary formed for that purpose on January 25, 1996. All references in Certain Transactions to the "Company" or "Tellurian" include Tellurian, Inc., a South Carolina corporation, unless the context indicates otherwise. The following discussion regarding the issuances of shares gives retroactive effect to such merger.

         In March 1995, Tellurian completed a private placement of 600,000 shares of its common stock for a purchase price of $100,000. Investors in the private placement were Dennis Giunta (200,000 shares), Joseph Defalco (125,000 shares), Matthew Langden (125,000 shares), John Bruno (45,000 shares), John Cioffoletti (45,000 shares), Michael Wills (45,000 shares) and Douglas Spinosa (15,000 shares). Messrs. Bruno, Cioffoletti and Wills are principals, and Mr. Spinosa is an employee of J.W. Barclay & Co., Inc.

         In March 1995, Dr. Ronald Swallow and Dr. Richard Swallow transferred from their holdings, without payment therefore, an aggregate of 152,710 shares of Tellurian to nine non-affiliated persons including 49,261 shares to Stuart French, and subsequently, they transferred 100,000 shares to Charles Power, a founder of the Company.


         Since the inception of Tellurian, Charles Powers has advanced monies to Tellurian for working capital purposes and the acquisition of certain technological licensing rights from TTY relating to Tellurian's image generator. As of September 1, 1997, Mr. Powers was owed approximately $684,200, inclusive of interest at a rate of 10% per annum. Such $684,200 includes $346,736 of principal and $337,464 of accrued and unpaid interest . Previously, the Company has repaid Powers a total of $221,200. This loan is payable upon demand after November 1, 1997. However, as of November 17, 1997, Mr. Powers has not demanded payment. The Company is seeking an extension of these obligations to Mr. Powers. However, no assurances can be given that Mr. Powers will agree to this extension, or that any extension granted will be on terms and conditions acceptable to the Company.

         From inception through the completion of the initial public offering in November 1996, Seophia Swallow, Richard Swallow, Celia Klimas, Stuart French and Sandra Swallow made various cash loans to Tellurian and were repaid from the proceeds of the initial public offering $25,000, $72,600, $28,000, $8,160 and $18,000, respectively, inclusive of accrued interest. Subsequent to the completion of the public offering in November 1996, Celia Klimas loaned $150,000 to the Company and the Company agreed to pay her interest at the rate of 10% per annum. As of September 30,1997, Tellurian owed Ms. Klimas the principal of her loan.


         Tellurian completed a Private Placement of securities for an aggregate sum of $750,000 between December 1995 and January 1996, consisting of (i) $192,000 in principal amount of unsecured and subordinated 8% Promissory Notes due December 27, 1997 and $528,000 in principal amount of unsecured and subordinated 8%

Promissory Notes due January 22, 1998, with such Notes providing for accelerated payment upon the completion of the Offering, and (ii) 3,000,000 Common Stock Purchase warrants sold at a price of $.01 per warrant. Each warrant entitles the holder thereof to purchase one share of Common Stock at a price of $6.00 per share, subject to adjustment, at any time for a period of five years from the date of issuance. The Warrants provided that in the event that the Company completed an initial public offering, the warrants shall be automatically exchanged for Warrants identical to those sold to the public. This exchange became effective on November 8, 1996, the completion date of the Company's public offering. As compensation for its services as placement agent of such private placement. J. W. Barclay & Co., Inc. was paid a commission of $75,000 and an expense allowance of $22,500 and was issued 300,000 Common Stock Purchase Warrants for a cash consideration of $6,000. On June 27, 1996, J. W. Barclay & Co., Inc. returned the 300,000 Warrants to the Company and the Company agreed to pay $6,000 to J. W. Barclay & Co., Inc. upon the completion of the Company's Public Offering in November of 1996.

         On June 27, 1996, the Company issued its promissory notes in the principal amount of $175,000 to three non-affiliated persons and received net proceeds of approximately $148,000 after incurring commissions and other expenses to the Placement Agent, J.W. Barclay & Co., Inc. On November 8, 1996, the closing date of Tellurian's initial public offering, $150,000 was repaid and $25,000 was converted into 25,000 shares of the Company's Common Stock.

         Management believes that all transactions with officers, directors and shareholders of the Company (and affiliated companies) were made on terms no less favorable to the Company than those available from unaffiliated parties. It is intended that any future transactions with officers, directors and affiliates of the Company will be made on terms no less favorable to the Company than those available from unaffiliated parties.


                            DESCRIPTION OF SECURITIES


           Tellurian's Certificate of Incorporation (the "Certificate of Incorporation") authorizes the issuance of 25,000,000 shares of Common Stock, $.01 par value, which amount was recently increased from10,000,000 shares, $.01 par value. The following are brief descriptions of Tellurian's securities. The rights of the stockholders of Tellurian are established by Tellurian's Certificate of Incorporation, the Bylaws, and law of the State of Delaware. The descriptions set forth below are intended as summaries only and are qualified in their entirety by reference to the Certificate of Incorporation, the Bylaws, and the relevant Delaware law.


Units

           Each Unit consists of one share of Tellurian Common Stock and one new warrant identical to the Warrants. The Common Stock and Warrant included in the Unit will not be detachable or separately transferable from each other except to exercise the Warrants until July 20, 1998 or earlier if consented to by the Company (the "Separation Date"). After the Separation Date, Unit holders must submit their Unit certificates to the exchange agent (as defined herein) to be exchanged for Common Stock and Warrant certificates.

Common Stock

           As of the date hereof, 3,025,000 shares of Common Stock were outstanding. The holders of the shares of Common Stock have no preemptive or subscription rights in later offerings of Common Stock and are entitled to share ratably (I) in such dividends as may be declared by the Board of Directors of Tellurian out of funds legally available for such purpose, and (ii) upon liquidation, in all assets of Tellurian remaining after payment in full of all debts and obligations of Tellurian and any preferences granted in the future to any preferred stock. To date, Tellurian has not paid any dividends on the Common Stock. The Company intends to follow a policy of retaining all of its earnings, if any, to finance the development and continued expansion of its business. There can be no assurance that dividends will ever be paid by the Company.

           The holders of shares of Common Stock are entitled to one vote for each share of Common Stock held of record on all matters submitted to a vote of the stockholders and have no cumulative voting rights. Accordingly, the holders of more than 50% of the issued and outstanding shares of Common Stock entitled to vote for election of directors are able to elect all of Tellurian's directors. All shares of Common Stock now outstanding are fully paid and nonassessable, and all shares of Common Stock, which are the subject of this Offering, when issued, will be fully paid and nonassessable. The Board of Directors of Tellurian is authorized to issue additional shares of Common Stock within the limits authorized by the Certificate of Incorporation without stockholder action. While the Company has no authorized Preferred Stock, the Company agreed with J.W. Barclay & Co., Inc. not to issue any shares of Preferred Stock without such firm's consent until November 1999.

Warrants

           The Warrants were issued pursuant to a Warrant Agreement (the "Warrant Agreement") between Tellurian, J.W. Barclay & Co., Inc., and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent") and are in registered form. The Warrant Agreement was amended in December 1997 to provide for the issuance of Warrants included in the Units pursuant to the terms of the Offer. The following summary of the provisions of the Warrants is qualified in its entirety by reference to the Warrant Agreement, as amended in December 1997, a copy of which is filed as an exhibit to the Registration Statement, of which this Prospectus is a part.

           Each Warrant is separately transferable and entitles the registered holder thereof to purchase one share of Common Stock at $6.00 per share (subject to adjustment as described below) at any time during the period commencing on November 5, 1996 and expiring on November 5, 2001. Unless exercised or extended by the board of directors, the Warrants will expire on November 5, 2001. A Warrant Holder may exercise his Warrants by surrendering the certificate evidencing such Warrants to the Warrant Agent, together with the form of election to purchase on the reverse side of such certificate attached thereto, properly completed and executed, and the payment of the exercise price and any transfer tax. If less than all of the Warrants evidenced by a Warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Under certain circumstances, commencing November 5, 1997, J.W. Barclay & Co., Inc. would have been eligible to receive a warrant solicitation fee equal to 10% of the exercise price of all Warrants solicited by an NASD member; however, such firm has irrevocably waived its right to receive any solicitation fees from the exercise of Tellurian's warrants (including the tender of Warrants pursuant to the Offer) and intends to make a market in the Company's securities during the Tender Offer Period.


           For a Warrant Holder to exercise his Warrants, there must be a current registration statement on file with the Commission and the relevant state securities commissions. The Company is required to file post-effective amendments to the registration statement when events require such amendments, and to take appropriate action under state securities laws. While it is the Company's intention to file post-effective amendments when necessary and to take appropriate action under applicable state securities laws, there is no assurance that a registration statement will be kept effective or that appropriate action under applicable state securities laws will be effected. If a registration statement is not kept current for any reason, or if the Common Stock is not registered or qualified for sale in the state in which a Warrant Holder resides, the exercise of the Warrants and the resale or other disposition of Common Stock issued upon such exercise could be unlawful and the Warrants will not be exercisable, and holders thereof may be deprived of value.

           Tellurian has authorized and reserved for issuance a number of shares of Common Stock sufficient to provide for the exercise of the Warrants. When issued, each share of Common Stock will be fully paid and nonassessable. Warrant Holders will not have any voting or other rights as stockholders of Tellurian unless and until their Warrants are exercised and shares of Common Stock are issued pursuant thereto. The exercise price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment in the event of a stock split, stock dividend, recapitalization, merger, consolidation or certain other events.


           At any time after November 5, 1997, any or all of the Warrants may be redeemed by Tellurian at a price of $.30 per Warrant, upon the giving of 30 days prior written notice to the Warrant Holders, and provided that the trading price of the Common Stock for 20 consecutive trading days ending within 10 days prior to such notice of redemption delivered by Tellurian to the Warrant Holders has equaled or exceeded $9.25. However, the Company does not intend to redeem the Warrants until at least after the Separation Date. The right to purchase the Common Stock issuable upon exercise of the Warrants noticed for redemption will be forfeited unless such Warrants are exercised prior to the date specified in the notice of redemption. While Tellurian may legally be permitted to give notice to redeem the Warrants at a time when a current Prospectus is not available, thereby leaving the Warrant Holders no opportunity to exercise their Warrants prior to redemption, Tellurian does not intend to redeem the Warrants unless a current Prospectus is available both at the time of mailing of notice of redemption and at the time of redemption.

Warrant Solicitation Agreement
------------------------------


           The Company had agreed to pay J.W. Barclay & Co., Inc. commencing November 5, 1997, a commission equal to ten percent of the exercise price of the Warrants exercised, provided that (I) at the time of exercise the market price of the Common Stock is greater than the exercise price of the Warrants, and (ii) the exercise of the Warrants was solicited by a member of the NASD and the NASD member is designated in writing by the Warrant Holder, (iii) the Warrants exercised are not held in discretionary accounts, (iv) disclosure of the compensation arrangements has been made both at the time of exercise, and (v) the solicitation of the exercise of the Warrants is not in violation of Regulation M under the Securities Exchange Act of 1934. However, such firm has irrevocably waived its right to receive any solicitation fees from the exercise of Tellurian's warrants (including the tender of warrants pursuant to the offer).


Anti-Takeover Statute

           Section 203 of the Delaware General Corporation Law provides that if a person acquires 15% or more of the stock of a Delaware corporation, he becomes an "interested stockholder" and may not engage in a "business combination" with that corporation for a period of three years. The term "business combination" includes a merger, a sale of assets, or a transfer of stock. The three year moratorium may be terminated if any of the following conditions are met: (1) the Board of Directors approved the acquisition of stock or the business combination before the person became an interested stockholder, (2) the interested stockholder acquired 85% of the outstanding voting stock in such transaction, excluding in the determination of outstanding stock is any stock owned by individuals who are officers and directors of the corporation and any stock owned by certain employee stock plans, or (3) the business combination is approved after the person became an interested stockholder by 2/3 of the voting stock which is not owned by the interested stockholder.

Other Warrants

           The Company issued to various persons named in Selling Stockholders a total of 185,000 warrants (the "Underwriters' Stock Warrants") to purchase a like number of shares of Common Stock of the Company and 185,000 warrants (the "Underwriters' Warrants") to purchase a like number of Common Stock Purchase Warrants. The Underwriters' Stock Warrants are exercisable at a price of $8.25 per share and the Underwriters' Warrants are exercisable at a price of $.4125 per Common Stock Purchase Warrant for a period of four years commencing November 5, 1997 and they are not transferable until November 5, 1997 with certain limited exceptions. The Common Stock Purchase Warrants are identical to the Warrants except that they are exercisable at $9.90 per share. Any profit realized upon any resale of such securities may be deemed to be additional underwriter's compensation. The Company has agreed to register (or file a post-effective amendment with respect to any registration statement registering) the Underwriters' Stock Warrants and the Underwriters' Warrants and their underlying securities under the Securities Act at its expense on one occasion, and at the expense of the holders thereof on another occasion, upon the request of a majority of the holders thereof. The Company has also agreed to certain "piggy-back" registration rights for the holders of the Underwriters' Stock Warrants and the Underwriters' Warrants and their underlying securities. Pursuant to such "piggy-back" registration rights, this Prospectus includes: (I) 185,000 shares of Tellurian Common Stock issuable upon exercise of Underwriter's Stock Warrants and the resale of the 185,000 shares of Common Stock by certain selling stockholders (the "Selling Stockholders"), (ii) Underwriter's Warrants to purchase 185,000 warrants (the "Underlying Warrants") issuable upon exercise of Underwriter's Warrants, and (iii) 185,000 shares of Tellurian Common Stock issuable upon exercise of the Underlying Warrants and the resale of the 185,000 shares of Common Stock by the Selling Stockholders.

Transfer Agent, Warrant Agent and Exchange Agent

           Continental Stock Transfer & Trust Company, 2 Broadway, 19th floor, New York, New York 10004, is the Company's transfer agent, warrant agent and exchange agent for the Company's securities.

                         SHARES ELIGIBLE FOR FUTURE SALE

           Sales of substantial amounts of Common Stock or the perception that such sales could occur could adversely effect the market price for the Common Stock. The Company has 3,025,000 shares of Common Stock and 5,127,500 Warrants outstanding as of the date of this Prospectus. Of these shares of Common Stock and warrants, 1,875,000 shares of Common Stock and 5,127,500 Warrants held by the Warrant Holders are freely tradeable in the public market without restriction under the Securities Act, except for (i) securities owned by an "affiliate" of the Company (as that term is defined under the rules and regulations of the Securities Act), which are subject to the resale limitations of Rule 144 under the Securities Act ("Rule 144") and (ii) 3,000,000 Warrants (and shares of Common Stock issuable upon exercise of same) owned by the Warrant Holders and registered for resale in Tellurian's Registration Statement on Form SB-2, File No. 333-9741 which may not be generally sold except with a current prospectus. Of the remaining shares of Common Stock outstanding, 1,150,000 shares of Common Stock were issued as "restricted securities" as that term is defined in the Securities Act and have not been registered under the Securities Act. The holders of 1,000,000 such shares of Common Stock have agreed with J.W. Barclay & Co., Inc. ("Barclay") not to sell or otherwise transfer any of their shares of Common Stock until November 5, 1998, without the prior written consent of Barclay. At the end of the aforesaid lock-up period (or earlier with the consent of

Barclay) these shares will be eligible for sale, subject to the restrictions imposed by Rule 144. Some of these stockholders may elect to sell some or all of these 1,000,000 shares as soon as they are permitted to do so. Ordinarily, under Rule 144, a person holding restricted securities for a period of one year may, every three months thereafter, sell in ordinary brokerage transactions or in transactions directly with a market maker, an amount of shares equal to the greater of one percent of the Company's then-outstanding Common Stock or the average weekly trading volume in the same securities during the four calendar weeks prior to such sale.

                                 WARRANT HOLDERS

           This Prospectus relates to the resale of 3,000,000 Warrants held by certain companies that may be deemed to be affiliates of the Company by virtue of the number of Warrants that each company beneficially owns. See "Certain Transactions." The Warrant Holders had agreed not to sell or otherwise transfer their 3,000,000 Warrants (and the shares of Common Stock issuable upon exercise of same) until November 8, 1997.


           Each of the Warrant Holders may be deemed to be an "underwriter" of the Common Stock offered hereby, as that term is defined under the Securities Act. Each of the Warrant Holders may sell its warrants from time to time on or after the date of this Prospectus for its own account in the open market at the prices prevailing therein, or in individually negotiated transactions at such prices as may be agreed upon. The net proceeds from any sale of such warrants by the Warrant Holders will inure entirely to their benefit and not to that of the Company except for the purchase price that may be received by the Company from the exercise of any such warrants.


           None of the Warrant Holders have any position, office or other material relationship with the Company or any of its predecessors or affiliates during the past three years, except as Warrant and Note holders.

           The Warrant Holders are required to deliver a current prospectus in connection with the offer or sale of the Warrants. The Warrant Holders have been advised that Regulation M of the General Rules and Regulations promulgated under the Exchange Act will be applicable to their sales of warrants. These rules contain various prohibitions against trading by persons interested in a distribution and against so-called "stabilization" activities.

           Any sale of warrants by Warrant Holders through broker-dealers may cause the broker-dealers to be considered as participating in a distribution and subject to Regulation M promulgated under the Exchange Act. If any such transaction were a "distribution" for purposes of Regulation M, then such broker-dealers might be required to cease making a market in the Company's equity securities for a period of time prior to a sale in such transaction.

           The following table provides a list of the names, addresses and amount of warrants to purchase shares of Common Stock beneficially owned by Warrant Holders.

                                                                                     Approximate         Approximate
                                                                                     % of Class          % of Class
                             Number of         Number of          Number of          Owned Prior         Owned After
Name and Address             Warrants          Warrants           Warrants           to Offering         the Offering
of Security Holders            Held            Offered            Retained           (1)                 (1)
---------------------------------------------------------------------------------------------------------------------
Jericho Limited              2,200,000         2,200,000                -0-               42.9                 -0-
c/o Intertrust
Management S.A.
 S.A.
P.O. Box 3292
16 rue de la
Pelisserie
1211 Geneva 3
SWITZERLAND
(2)
---------------------------------------------------------------------------------------------------------------------
Imafina S.A.                    800,000           800,000               -0-               15.6                  -0-
c/o Hubert
Hendrickx
21 Rue de Camps
75116 Paris
FRANCE (3)
---------------------------------------------------------------------------------------------------------------------

___________________
(1) Based upon 5,127,500 warrants outstanding without giving effect to the possible issuance of any Warrants pursuant to the Underwriters' Warrants.

(2) The beneficial owner of Jericho Limited is Louis Carlos SantaMaria. The directors of Jericho Limited are Louis Carlos SantaMaria, and Jane Borgognon.

(3) The beneficial owner and sole officer and director of Imafina S.A. is Hubert Hendrickx.

                               MARKET INFORMATION

         The Company's Common Stock and Common Stock Purchase Warrants are each quoted as a Small Cap issue on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") under the symbols "TLRN" and "TLRNW." As of September 25, 1997 at 4:00 P.M. Eastern Standard Time, the last sale price of the Common Stock and Warrants in the over-the-counter market were $5.00 and $1.00, respectively.

         The following table reflects the high and low sales prices for the Company's Common Stock and Warrants for the periods indicated as reported by the National Association of Securities Dealers, Inc. ("NASD") from its NASDAQ system:


                                                             Common Stock
                               Common Stock                 Purchase Warrants
                               ------------              -----------------------
                           High              Low         High            Low
                           ----              ---         ----            ---
1997
----
First Quarter              6.875            4.750        3.750          1.375

Second Quarter             6.375            3.500        1.875           .750


Third Quarter              5.250            2.750        1.250           .4375


1996
----
November 5
(first day of trading)
through
December 31, 1996          7 1/2            5 3/4        4 1/4          2 1/2

The over-the-counter market quotations reported above reflects inter-dealer prices, without retail markup, markdown or commission.

           Management has been advised by its transfer agent (Continental Stock Transfer & Trust Company) that the approximate number of record holders of the Company's Common Stock, as of March 7, 1997, the record date, was approximately
33. However, the Company has been advised by J.W. Barclay & Co., Inc., the Underwriter of its initial public offering, that it has in excess of 700 persons who beneficially own the Company's Common Stock as of the above referenced date. No cash dividends have been paid by the Company on its Common Stock and no such payment is anticipated in the foreseeable future.

                                  LEGAL MATTERS


           The validity of the issuance of the securities offered hereby will be passed upon for the Company by the law firm of Lester Morse P.C. Members of the family of Lester Morse own options to purchase 50,000 shares of the Company's Common Stock which were granted to them for services rendered. See "Executive Compensation-Stock Option Plan."


                                     EXPERTS

           The Company's financial statement, included in this Prospectus, have been audited by Miller Ellin & Co., Inc., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, which are included in reliance upon the authority of said firm as experts in auditing and accounting.

                         TELLURIAN, INC. AND SUBSIDIARY

                   REPORT ON CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995





                          INDEX TO FINANCIAL STATEMENTS





REPORT OF INDEPENDENT
   CERTIFIED PUBLIC ACCOUNTANTS                                      F-2


CONSOLIDATED BALANCE SHEET                                           F-3


CONSOLIDATED STATEMENTS OF OPERATIONS                                F-4


CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY                      F-5


CONSOLIDATED STATEMENTS OF CASH FLOWS                             F-6 - F-7


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                        F-8 - F-24

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders of
Tellurian, Inc.


We have audited the accompanying balance sheet of Tellurian, Inc. as at December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the management of Tellurian, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tellurian, Inc. as at December 31, 1996, and the results of its operations and cash flows for the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.




                                                    /s/ Miller, Ellin & Company
                                                    ----------------------------
                                                    MILLER, ELLIN & COMPANY
                                                    CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
March 3, 1997

                         TELLURIAN, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET


                                     ASSETS


                                                                           SEPTEMBER 30,         DECEMBER 31,
                                                                               1997                  1996
                                                                       -------------------       ------------
                                                                            (Unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                                               $    394,515          $  1,761,186
   Marketable securities                                                           -                  968,722
   Accounts receivable, net of allowance for
     doubtful accounts of $10,000 and $115,000 (Note 10)                         61,436                19,362
   Inventories (Note 2)                                                         433,696               287,851
   Prepaid consulting fees (Note 10)                                             74,625                74,625
   Prepaid expenses and other current assets                                    118,041                13,856
                                                                           ------------          ------------
              Total current assets                                            1,082,313             3,125,602
                                                                           ------------          ------------

PROPERTY AND EQUIPMENT - at cost
   less accumulated depreciation (Note 3)                                     3,063,306               206,176
                                                                           ------------          ------------

OTHER ASSETS:
   Security deposits                                                            127,591                47,750
   Prepaid consulting fees (Note 10)                                              6,219                62,187
   Deferred costs (Note 4)                                                       16,934                50,000
   Marketable securities                                                           -                1,006,664
                                                                           ------------          ------------
              Total other assets                                                150,744             1,166,601
                                                                           ------------          ------------
                                                                           $  4,296,363          $  4,498,379
                                                                           ============          ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                        $  1,387,879          $     49,754
   Accrued expenses (Note 6)                                                    110,033                60,020
   Payroll payable                                                                2,952                98,399
   Payroll taxes payable                                                           -                   34,494
   Consulting fees payable                                                         -                   46,594
   Notes payable                                                                363,765                  -
   Notes payable - related parties (Note 5)                                     496,736               496,736
   Interest payable - related parties (Note 5)                                  337,464               315,306
   Deferred revenue                                                              96,115                80,448
                                                                           ------------          ------------
              Total current liabilities                                       2,794,944             1,181,751
                                                                           ------------          ------------

COMMITMENTS AND CONTINGENCIES (Note 10)

STOCKHOLDERS' EQUITY:
   Common stock - $.01 par value (Note 12)
     Authorized - 25,000,000 shares (1996 - 10,000,000 shares)
     Issued and outstanding - 3,025,000 shares                                   30,025                30,025
   Additional paid-in capital                                                 6,345,387             6,345,387
   Accumulated deficit                                                       (4,873,993)           (3,058,784)
                                                                           ------------          ------------
              Total stockholders' equity                                      1,501,419             3,316,628
                                                                           ------------          ------------
                                                                           $  4,296,363          $  4,498,379
                                                                           ============          ============

               The accompanying notes are an integral part of the consolidated financial statements


                         TELLURIAN, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                         NINE MONTHS ENDED                   YEARS ENDED
                                                           SEPTEMBER 30,                    DECEMBER 31,
                                                    --------------------------       --------------------------
                                                         1997           1996             1996            1995
                                                    ------------    ----------       -----------     ----------
                                                     (Unaudited)    (Unaudited)
REVENUES (Note 11)                                  $    370,701     $ 812,572       $   819,380     $  477,311

COST OF GOODS SOLD                                       445,304       106,349           284,007        339,220
                                                    ------------     ---------       -----------     ----------

GROSS PROFIT                                             (74,603)      706,223           535,373        138,091
                                                    ------------     ---------       -----------     ----------

OPERATING EXPENSES:
   Research and development                              583,367       567,740           688,103        423,770
   Selling                                               271,573        66,432           189,429         92,505
   General and administrative                            894,083       311,576           395,692        257,125
                                                    ------------     ---------       -----------     ----------

                                                       1,749,023       945,748         1,273,224        773,400
                                                    ------------     ---------       -----------     ----------

LOSS FROM OPERATIONS                                  (1,823,626)     (239,525)         (737,851)      (635,309)
                                                    ------------     ---------       -----------     ----------

OTHER INCOME AND EXPENSES:
   Other income                                           50,917        13,397            18,085           -
   Interest expense                                       (7,853)      (44,389)          (50,313)          -
   Interest expense - related parties (Note 5)           (34,647)      (43,424)          (61,020)       (64,356)
   Interest income                                          -             -               21,087           -
   Deferred debt costs                                      -             -             (152,398)          -
                                                    ------------     ---------       -----------     ----------

                                                           8,417       (74,416)         (224,559)       (64,356)
                                                    ------------     ---------       -----------     ----------

NET LOSS                                            $ (1,815,209)    $(313,941)      $  (962,410)    $ (699,665)
                                                    ============     =========       ===========     ==========


NET LOSS PER COMMON SHARE                                  $(.60)        $(.20)            $(.53)         $(.48)
                                                           =====         =====             =====          =====


WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                           3,025,000     1,600,000         1,817,708      1,450,000
                                                       =========     =========         =========      =========


PRO FORMA INFORMATION (Note 15):
   Net loss as presented                                  N/A           N/A               N/A        $ (699,665)
   Provision for income tax benefits
     reflecting C corporation status                      N/A           N/A               N/A              -
                                                    ------------     ---------       -----------     ----------
   Pro forma net loss                                     N/A           N/A               N/A        $ (699,665)
                                                    ============     =========       ===========     ==========

               The accompanying notes are an integral part of the consolidated financial statements

                         TELLURIAN, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                                                       TOTAL
                                                COMMON STOCK              ADDITIONAL                                STOCKHOLDERS'
                                            ---------------------          PAID-IN           ACCUMULATED               EQUITY
                                            SHARES         AMOUNT          CAPITAL             DEFICIT              (DEFICIENCY)
                                            ------         ------         ----------         -----------            -------------
BALANCE AT January 1, 1995                  1,000,000     $10,000        $   15,000          $(1,396,709)            $(1,371,709)

Issuance of common stock for cash
  (Note 12)                                   600,000       6,000            94,000                 -                    100,000

Costs relating to issuance of common
  stock for cash                                 -            -              (9,735)                -                     (9,735)

Issuance of warrants in connection with
  private placement (Notes 7 and 12)             -            -               8,000                 -                      8,000

Net loss for the year ended
  December 31, 1995                              -            -                 -               (699,665)               (699,665)
                                            ---------     --------       ----------        -------------             -----------

BALANCE AT December 31, 1995                1,600,000      16,000           107,265           (2,096,374)             (1,973,109)

Issuance of common stock and warrants
  in connection with initial public
  offering (Notes 7 and 12)                 1,400,000      14,000         7,517,875                 -                  7,531,875

Offering costs in connection with
  initial public offering (Note 12)              -            -          (1,326,728)                -                 (1,326,728)

Conversion of promissory notes in
  connection with initial public offering
  (Note 12)                                    25,000          25            24,975                 -                     25,000

Issuance of warrants in connection with
  private placement (Notes 7 and 12)             -            -              22,000                 -                     22,000

Net loss for the year ended
  December 31, 1996                              -            -                 -               (962,410)               (962,410)
                                           ----------     -------        ----------        -------------             -----------

BALANCE AT December 31, 1996                3,025,000       30,025        6,345,387           (3,058,784)              3,316,628

Net loss for the nine months ended
  September 30, 1997 (Unaudited)                 -            -                 -             (1,815,209)             (1,815,209)
                                           ----------     --------       ----------        -------------             -----------

BALANCE AT September 30, 1997
  (Unaudited)                               3,025,000     $ 30,025       $6,345,387          $(4,873,993)             $1,501,419
                                           ==========     ========       ==========        =============             ===========

               The accompanying notes are an integral part of the consolidated financial statements

                                       F-5

                         TELLURIAN, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                           NINE MONTHS ENDED                 YEARS ENDED
                                                                             SEPTEMBER 30,                   DECEMBER 31,
                                                                      ------------------------         -----------------------
                                                                         1997           1996             1996          1995
                                                                      ----------    ----------         ---------     ---------
                                                                      (Unaudited)   (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                           $(1,815,209)   $(313,941)       $ (962,410)    $(699,665)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Deferred costs                                                      50,000            -                 -             -
       Accrued interest income on marketable securities                         -            -            (6,118)            -
       Depreciation and amortization                                      117,894       14,002            17,500        41,611
       Amortization of deferred debt costs                                      -       64,109           152,398             -
       Changes in assets and liabilities:
         Restricted cash                                                        -       (9,199)                -             -
         Accounts receivable                                              (42,074)    (129,362)         (129,362)       (5,000)
         Allowance for doubtful accounts                                        -            -           115,000             -
         Inventories                                                     (155,845)     (81,352)         (200,633)       75,981
         Prepaid consulting fees                                           55,968            -          (136,812)            -
         Prepaid expenses and other current assets                        (94,185)       4,311            (6,045)       (7,811)
         Security deposits                                                (79,841)      (2,637)          (46,825)         (925)
         Accounts payable                                               1,338,125       98,848            20,433       (55,801)
         Accrued expenses                                                  50,013      136,820           (84,111)       99,898
         Payroll payable                                                  (95,447)     100,884          (113,903)       79,864
         Payroll taxes payable                                            (34,494)    (176,610)         (207,255)       89,520
         Consulting fees payable                                          (46,594)     (47,661)         (209,099)       79,231
         Interest payable - related parties                                22,158       43,255            21,702        63,306
         Deferred revenue                                                  15,667            -           (76,000)        6,000
                                                                      -----------    ---------        ----------     ---------
NET CASH USED IN OPERATING ACTIVITIES                                    (713,864)    (298,533)       (1,851,540)     (233,791)
                                                                      -----------    ---------        ----------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                 (2,987,024)     (24,132)         (190,965)      (11,214)
   Sale of marketable securities                                        1,975,386            -                 -             -
   Purchases of marketable securities                                           -            -        (1,969,268)            -
   Deferred costs                                                               -            -           (50,000)            -
                                                                      ------------   ---------        ----------     ---------
NET CASH USED IN INVESTING ACTIVITIES                                  (1,011,638)     (24,132)       (2,210,233)      (11,214)
                                                                      ------------   ---------        ----------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable - other                                    375,765            -                 -         7,000
   Payments of offering costs                                                   -            -        (1,326,728)            -
   Proceeds from issuance of warrants in connection with
     private placement                                                          -       28,000            22,000         8,000
   Proceeds from notes payable - related parties                                -       45,494           248,000        53,190
   Repayments of notes payable - related parties                                -     (160,000)         (422,185)       (8,635)
   Proceeds from long-term debt                                                 -      703,000           703,000       192,000
   Proceeds from issuance of common stock                                       -            -         7,531,875        90,266
   Repayments of notes payable - other                                          -         (500)             (500)       (7,000)
   Repayment of long-term debt                                                  -            -          (870,000)            -
   Payments of deferred debt costs                                              -            -          (101,633)      (50,765)
   Payments of deferred offering costs                                    (16,934)    (326,183)                -             -
                                                                      ------------   ---------        ----------     ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                 358,831      289,811         5,783,829       284,056
                                                                      ------------   ---------        ----------     ---------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                (1,366,671)     (32,854)        1,722,056        39,051

CASH AND CASH EQUIVALENTS - beginning                                   1,761,186       39,130            39,130            79
                                                                      ------------   ---------        ----------     ---------

CASH AND CASH EQUIVALENTS - ending                                    $   394,515    $   6,276       $ 1,761,186     $  39,130
                                                                      ============   =========        ==========     =========


                        The accompanying notes are an integral part of the consolidated financial statements

                         TELLURIAN, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)






                                                                           NINE MONTHS ENDED                   YEARS ENDED
                                                                             SEPTEMBER 30,                     DECEMBER 31,
                                                                     ---------------------------           -------------------
                                                                         1997           1996                 1996        1995
                                                                     -----------     -----------           --------    -------
                                                                     (Unaudited)     (Unaudited)
SCHEDULE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES:

    Purchase of property and equipment through
      issuance of note payable                                       $   72,464       $       -            $      -     $    -
                                                                     ==========       =========            ========     ======


SUPPLEMENTAL DISCLOSURES OF CASH
FLOW INFORMATION:

    Cash paid for interest                                           $   16,842       $   9,000            $ 89,631     $    -
    Cash paid for income taxes                                                -               -                   -          -






                        The accompanying notes are an integral part of the consolidated financial statements

                         TELLURIAN, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Line of Business

     Tellurian, Inc. ("Tellurian"), a South Carolina corporation, was incorporated on August 10, 1988 for the purpose of designing and manufacturing real time image generation equipment for training and simulation. Tellurian also provides consulting and parts/repair services related to computer image generator technology. These operations constitute a single business segment. Tellurian sells its image generators to two types of entities, those which are interested in training and simulation and those which specialize in entertainment devices and games.

     In January 1996, Tellurian formed a wholly-owned subsidiary in the State of Delaware (the "Company") and merged Tellurian into such corporation on July 2, 1996. Pursuant to the merger, the holders of all of the shares of common stock of Tellurian exchanged their 1,600,000 shares outstanding for 1,600,000 shares of the Company on a pro rata basis.

     In March 1997, the Company formed a subsidiary, Cyberport Niagara, Inc. ("Cyberport") in the province of Ontario, Canada in which the Company holds a 87.5% interest. Cyberport operates a tourist entertainment center in Niagara Falls, Ontario, Canada which opened on or about June 27, 1997. No minority interest has been reflected in Cyberport at September 30, 1997 since the loss applicable to the minority interest exceeds the minority interest in the equity capital of this corporation.

     Basis of Presentation

     The consolidated financial statements include the accounts of the Company (and its subsidiary in 1997) as at December 31, 1996 and September 30, 1997 (unaudited), the years ended December 31, 1996 ("Fiscal 1996") and 1995 ("Fiscal 1995") and the nine months ended September 30, 1997 ("1997 Period") (unaudited) and 1996 ("1996 Period") (unaudited).

     Interim Consolidated Financial Statements

     The consolidated balance sheet of the Company at September 30, 1997 and the consolidated statements of operations, stockholders' equity and cash flows for the nine months ended September 30, 1997 and 1996 are unaudited but include all adjustments which, in the opinion of management, are necessary for the fair presentation of the Company's financial position and results of operations for the periods then ended. All such adjustments are of a normal recurring nature. The results of operations for the interim periods are not necessarily indicative of the results of operations for a full fiscal year.

                         TELLURIAN, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Basis of Consolidation

     The consolidated financial statements for the nine months ended September 30, 1997 (unaudited) include the accounts of the Company and its subsidiary. All significant intercompany transactions have been eliminated in consolidation.

     Deferred Revenue

     Deferred revenue consists of customer advances which are reflected in current liabilities and are expected to be recognized as revenue when the finished product is shipped.

     Revenue Recognition

     Sales are recognized when the finished product is shipped or when services are performed.

     Cash Equivalents

     The Company considers all investments with an original maturity of three months or less on their acquisition date to be cash equivalents.

     Marketable Securities

     The Company classified all of its marketable securities as held-to-maturity, and accounted for these investments at amortized cost. Accordingly, no adjustment for unrealized holding gains or losses was reflected in the Company's consolidated financial statements. At December 31, 1996, the Company's held-to-maturity securities consisted of treasury bills with contractual maturities from six months to two years and the carrying amount of these investments approximated market value. The marketable securities were sold in 1997 (unaudited).

     Concentrations of Credit Risk

         Accounts Receivable

         The Company sells primarily to aviation training and entertainment entities throughout the United States. It is the Company's policy to require a substantial deposit prior to commencement of production for specific orders with the balance due upon completion.

         Cash

         The Company maintains cash balances in its banks which, at times, may exceed the limits of the Federal Deposit Insurance Corp.

                         TELLURIAN, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     Property and Equipment

     Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the life of the lease.

     Expenditures for repairs and maintenance are charged to expense as incurred.

     Deferred Debt Costs

     Deferred debt costs represent costs incurred in connection with the Company's private placement agreement (see Note 7). The costs were to be amortized over the respective terms of the promissory notes issued. As the promissory notes were repaid from the proceeds of the public offering (see Note 12), all incurred costs were charged to operations.

     Deferred debt costs amounted to $-0-, $-0-, $152,398 and $-0- for the 1997 period (unaudited), 1996 period (unaudited), fiscal 1996 and fiscal 1995, respectively.

     Research and Development

     Research and development costs are charged to expense in the period incurred. Research and development costs amounted to $583,367, $567,740, $688,103 and $423,770 for the 1997 period (unaudited), 1996 period (unaudited), fiscal 1996 and fiscal 1995, respectively.

                         TELLURIAN, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Translation of Foreign Currency

     The foreign currency financial statements of divisions operating outside the United States are translated in accordance with the requirements of the Financial Accounting Standards Board. All income and expense accounts are translated at average exchange rates; assets and liabilities, at current exchange rates; and stockholders' equity at historical exchange rates. Translation adjustments were accumulated but have not been included as a separate component of equity at September 30, 1997, because it has been deemed to be immaterial.

     Income Taxes

     The Company adopted SFAS No. 109, "Accounting for Income Taxes," which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur.

     In 1995, Tellurian was an "S" corporation for federal and South Carolina purposes whereby net income or loss was recorded by the stockholders on their individual income tax returns. There were no corporate income taxes or deferred income taxes.

     Loss Per Common Share

     Net loss per common share is based on the weighted average number of common shares outstanding during the period. The weighted average number of shares outstanding has been adjusted to reflect the recapitalization in connection with the private placement as if it had occurred as of the beginning of the period for which loss per share is presented.

     New Accounting Standards

     The new pronouncements issued in 1997 will not have any material impact on the 1997 consolidated financial statements. The disclosures required under these pronouncements will be implemented at their respective effective dates.

                         TELLURIAN, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995




NOTE 2 - INVENTORIES

     Inventories consist of the following:

                                            September 30,        December 31,
                                                1997                  1996
                                            -------------        ------------
                                             (Unaudited)

                  Raw materials              $  249,339           $  217,663
                  Work-in-process               115,000               43,942
                  Finished goods                 69,357               26,246
                                             ----------           ----------

                                             $  433,696           $  287,851
                                             ==========           ==========


NOTE 3 - PROPERTY AND EQUIPMENT

     Property and equipment consists of:

                                                  September 30,        December 31,         Estimated
                                                      1997                 1996           Useful Lives
                                                -----------------    -----------------    ------------
                                                   (Unaudited)
         Display and entertainment units          $    827,576          $     -               7 Years
         Equipment                                     232,623             135,279            7 Years
         Vehicles                                      117,558              84,039            5 Years
         Computer software                              62,863              29,900            5 Years
         Office furniture                               63,398               4,973            7 Years
         Leasehold improvements                      1,946,417              21,220         5 to 15 years
                                                  ------------          ----------
                                                     3,250,435             275,411
         Less:  Accumulated depreciation
                  and amortization                     187,129              69,235
                                                  ------------          ----------

                                                  $  3,063,306          $  206,176
                                                  ============          ==========

     Depreciation expense amounted to $117,894, $14,002, $17,500 and $10,448 for the 1997 period (unaudited), 1996 period (unaudited), fiscal 1996 and fiscal 1995, respectively.

                         TELLURIAN, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995




NOTE 4 - DEFERRED COSTS

     Deferred costs represent expenditures made on behalf of Cyberport. Deferred costs were classified as a non-current asset as it was management's intention to capitalize these expenditures when the corporation was formed.


NOTE 5 - NOTES PAYABLE - RELATED PARTIES

     The Company has borrowed funds from officers and stockholders to finance its operations. The notes are due on demand commencing November 1, 1997 and bear interest at the rate of 10% per annum.

     Notes payable amounted to $496,736 at September 30, 1997 (unaudited) and December 31, 1996. Accrued interest payable amounted to $337,464 at September 30, 1997 (unaudited) and $315,306 at December 31, 1996.

     Interest expense charged to operations amounted to $34,647, $43,424, $61,020 and $64,356 for the 1997 period (unaudited), 1996 period (unaudited), fiscal 1996 and fiscal 1995, respectively.


NOTE 6 - ACCRUED EXPENSES

     Accrued expenses consist of the following:



                                                                   September 30,        December 31,
                                                                       1997                 1996
                                                                  -------------        ------------
                                                                   (Unaudited)
                  Royalties (Note 10)                              $   35,000            $  35,000
                  Interest and penalties on unpaid
                    payroll taxes                                      24,831               20,698
                  Professional fees                                    24,000                 -
                  Others                                               26,202                4,322
                                                                   ----------            ---------
                                                                   $  110,033            $  60,020
                                                                   ==========            =========


                         TELLURIAN, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995




NOTE 7 - LONG-TERM DEBT

     Long-term debt consisted of 8% promissory notes totalling $895,000 issued in connection with the Company's private placement of securities.

     Subsequent to the completion of the public offering in November 1996, as provided by their terms, notes totalling $870,000 were repaid and one $25,000 note was converted into 25,000 shares of common stock.

     Interest amounted to $7,853, $44,389, $50,313 and $-0- for the 1997 period (unaudited), 1996 period (unaudited), fiscal 1996 and fiscal 1995, respectively.


NOTE 8 - FINANCIAL INSTRUMENTS

     The amounts at which cash and cash equivalents, accounts receivable, accounts payable, notes payable-related parties and other current liabilities are presented in the balance sheet approximate their fair value due to their short maturities.


NOTE 9 - INCOME TAXES

     Company operations are located in the United States and Canada (in 1997). As such, loss before provision for income taxes and the provision for income taxes are generated from domestic and foreign sources. The loss from the Canadian operation in 1997 is not segregated as it was deemed not to be material.


                                                                        September 30,      December 31,
                                                                            1997               1996
                                                                        -------------      ------------
                                                                         (Unaudited)

         Loss before provision for income taxes                         $(1,815,209)        $(962,410)
                                                                        ===========         =========

         The components of the provision for income taxes by taxing jurisdiction are as follows:

                  Federal                                               $        -            $     -
                  State                                                          -                  -
                                                                        -----------         ---------
                                                                        $        -            $     -
                                                                        ===========         =========

                         TELLURIAN, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995




NOTE 9 - INCOME TAXES (CONTINUED)

     The major components of the deferred tax asset are as follows:

                                                                  September 30,        December 31,
                                                                      1997                 1996
                                                                  -------------        ------------
                                                                   (Unaudited)
         Net operating loss carryforwards                          $  804,584          $  338,964
         Allowance for doubtful accounts                                4,000              46,000
                                                                   ----------          ----------
                                                                      808,584             384,964
         Less:  Valuation allowance                                  (808,584)           (384,964)
                                                                   ----------          ----------
                                                                   $        -          $        -
                                                                   ==========          ==========

     A 100% valuation allowance is being provided at September 30, 1997 (unaudited) and December 31, 1996 as it is uncertain if the above items would be utilized.

     A reconciliation of the Company's income tax expense computed at the U.S. federal statutory tax rate of 35% and the provision for income taxes are as follows:


                                                        NINE MONTHS ENDED
                                                           SEPTEMBER 30,              YEAR ENDED
                                                     --------------------------      DECEMBER 31,
                                                        1997            1996             1996
                                                     -----------    -----------     -------------
                                                     (Unaudited)    (Unaudited)
         Income tax credit at statutory rate        $  (635,323)   $  (109,879)     $  (336,844)
         State income tax credits                       (90,760)       (15,697)         (48,120)
         Net operating loss carryforwards               726,083        125,576          384,964
                                                    -----------    -----------      -----------
                                                    $      -       $      -         $         -
                                                    ===========    ===========      ===========


     The above information is not presented for 1995 as Tellurian was an S corporation.

     At December 31, 1996, the Company had unused net operating loss carryforwards of approximately $847,000 expiring in 2011.

                         TELLURIAN, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995




NOTE 10 - COMMITMENTS AND CONTINGENCIES

     Lease

     All of the Company's operations take place in leased facilities.

     In April 1995, the Company entered into a five year lease for its office and manufacturing facility. In May 1996, the Company terminated the lease and moved to a new facility (first facility) entering into a two year lease expiring in May 1998. The Company is also responsible for its share of operating expenses (as defined). In November 1996, the Company entered into a ten year lease for a second facility effective January 1, 1997, and moved to such new facility. The Company is also responsible for its share of operating expenses (as defined). In addition, the Company is still responsible for the rent and operating expenses for the first facility under the two year lease expiring in May 1998.

     The Company also sublets a portion of the first facility under the May 1998 lease and receives approximately $1,400 per month.

     In February 1997 (unaudited), Cyberport entered into a five year lease for its tourist entertainment center in Niagara Falls, Ontario, Canada. The lease expires in January 2002 and the average annual rental over the life of the lease is $247,298. Cyberport, at its sole option, may purchase this facility for $3,000,000 Canadian at any time from January 1, 1998 to July 31, 1998.

     Future minimum lease payments are as follows:

                    Year Ending
                   December 31,
                   ------------
                    (Unaudited)

                       1997                   $    295,705
                       1998                        331,745
                       1999                        348,492
                       2000                        352,344
                       2001                        352,344
                    Thereafter                     398,112
                                              ------------
                                              $  2,078,742
                                              ============

     Rent expense amounted to $214,078, $50,874, $62,574 and $70,018 net of rental income of $15,573, $11,715, $18,085 and $-0- for the 1997 period
     (unaudited), 1996 period (unaudited), fiscal 1996 and fiscal 1995, respectively.

                         TELLURIAN, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995



NOTE 10 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Employment Agreements

     In November 1996, the Company entered into employment agreements with two of its principal officers covering four year terms ending in November 2000. The agreements provide for annual salaries aggregating $192,000 which are payable as follows:

                         1997                    $192,000
                         1998                     192,000
                         1999                     192,000
                         2000                     160,000

     In addition, the agreements provide for bonuses to be paid at the discretion of the board of directors from a bonus pool equal to ten percent (10%) of pre-tax income beginning in the year ended December 31, 1997.

     Compensation under the agreements amounted to $144,000, $-0-, $32,000 and $-0- for the 1997 period (unaudited), 1996 period (unaudited), fiscal 1996 and fiscal 1995, respectively.

     Consulting Agreements

     In connection with its initial public offering, the Company entered into a financial consulting agreement with its underwriter for the period November 6, 1996 to November 5, 1998 (see Note 12). Consulting fees of $149,250 were paid in November 1996 and the fees are being amortized over the two year period. Consulting expense amounted to $55,969, $-0-, $12,438 and $-0- for the 1997 period (unaudited), 1996 period (unaudited), fiscal 1996 and fiscal 1995, respectively.

     Settlement Agreement

     In November 1997, the Company signed a mutual release and settlement agreement (the "Agreement") with Fightertown Entertainment, Inc. ("Fightertown"). The terms of the Agreement include the following:

     1. The Company must deliver to Fightertown twenty five (25) Eagle units based on a delivery schedule in the Agreement.

     2. Fightertown will have the right to purchase up to thirty (30) additional Eagle units at any time on or before June 30, 1999 at a price and delivery terms as specified in the Agreement.

     3. The Company agrees to pay Fightertown $20,000 no later than January 31, 1998 for future consulting services as defined in the Agreement.

     4. The Company agrees to pay Fightertown $67,500 in three installments of $22,500 on August 15, 1998, August 15, 1999 and August 15, 2000. The
         payments are for the use and display of the Fightertown name at the Cyberport facility and for Fightertown's expertise in the theming and running of air battle games.

     5. The Company is executing a stipulated judgement in the amount of $500,000 in favor of Fightertown to be entered against the Company should the Company fail to comply with any term of this Agreement.

                         TELLURIAN, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995




NOTE 10 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Technology Agreement

     In January 1996, the Company entered into an agreement with a Republic of China corporation ("ROC") which replaces an earlier agreement entered into in 1995 with a different Republic of China corporation. There have been no modifications to the old agreement other than the customer name. The purpose of this agreement is to provide training, advice and consultation in relation to computer image generator technology. The agreement provides for a fee of $1,500,000 payable as follows:

         4% upon signing the agreement
        16% upon the completion of the first prototype of the computer image generator 10% upon delivery of the design data package 40% upon completion of the training program
        20% 90 days after completion of the training program
        10% 180 days after completion of the training program

     Of the agreed fee of $1,500,000, the Company, pursuant to separate agreements, has agreed that ROC will pay $650,000 to two unrelated parties as follows:

         1. $500,000 to ROC's parent company in consideration of the parent's services and expenses incurred in negotiating the agreement and establishing ROC.

         2. $150,000 to an unrelated corporation in consideration of such corporation's contribution to the development of software for the computer image generator technology.

     As compensation for the license granted, the Company will receive royalty payments at the rate of 2% of the sales value of the products or derivative products sold by such corporation using the technology, payable annually for a period of five years from the date of the agreement. In return, the Company agrees not to market such products within a restricted group of countries as defined in the agreement.

     In October 1995, the Company assigned proceeds received under the agreement and granted a security interest to a stockholder (see Note 5).

     The contract was substantially completed in October 1996 at which time amounts were due to the Company. As of March 3, 1997, the Company had not received any additional payments and it was the opinion of management that the Company would not receive any payments in the future. As such, the Company provided a reserve in allowance for doubtful accounts equal to the recorded balance owed of $105,000. In addition, the Company did not record any other future amounts owed under the agreement.

     During the second quarter of 1997 (unaudited), the Company received a partial payment of the amount owed and negotiated a payment schedule for the balance. Such balance was fully repaid as of August 31, 1997 (unaudited).

                         TELLURIAN, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995




NOTE 10 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Technology Agreement (Continued)

     In May 1995, the Company entered into an agreement to pay 15% of the amounts received from the technology agreement to an unrelated corporation. Such fee amounted to $10,650 for the year ended December 31, 1995.

     Consulting fee income amounted to $71,000 for the year ended December 31, 1995 under the old agreement.

     Royalties

     In connection with the acquisition of technology rights, the Company was obligated to pay royalties based upon revenues at a rate of 4% of image generator sales and 1% of other revenue, as defined. Such agreement stipulates that the royalties paid shall not exceed $1,500,000. Royalty expense amounted to $8,573 for the year ended December 31, 1995.

     In July and August 1996, the Company has entered into agreements to terminate two-thirds of all future royalty payments as of the respective dates of the agreements. These agreements call for total payments of $150,000 as well as a payment of $10,529 for unpaid royalties as follows:

     1. $88,029 within ten business days from the closing of the Company's public offering (see Note 12) but no later than March 31, 1997. These amounts were paid in November 1996.

     2. $72,500 will be due and payable one year after the initial payments. $37,500 of this amount was paid in 1996.

     Litigation (Unaudited)

     In September 1997, actions were brought against the Company and Cyberport by various construction firms claiming that services performed at the tourist entertainment center (TEC) have not been fully paid for. The amount of the claims total approximately $1,320,000. Such amount has been included in accounts payable at September 30, 1997.

     Management has acknowledged that it believes certain monies remain outstanding and owed by Cyberport but that a significant amount of such monies were to be paid directly to the construction firms by the owner and landlord of the facility housing the TEC. The owner and landlord has failed to make the payments and has not acknowledged its obligation to do so.

     Management does not believe that the Company has any direct obligation in this matter, nor does it believe the Company acted in a way to lead the claimants to believe that the Company had any responsibility for the payments. However, if the Company and Cyberport are unsuccessful in defending these claims, Cyberport will be responsible for the obligation.

                         TELLURIAN, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995




NOTE 11 - REVENUES

     Revenues consist of:


                                                            NINE MONTHS ENDED                YEARS ENDED
                                                               SEPTEMBER 30,                 DECEMBER 31,
                                                       --------------------------       --------------------
                                                          1997             1996           1996         1995
                                                       ----------        --------       --------    --------
                                                       (Unaudited)    (Unaudited)
         Real time image generators                      $139,880        $166,385       $166,386    $267,428
         Consulting fees                                  193,029         599,666        598,245     169,558
         Parts and repairs                                  4,850          46,521         54,749      40,325
         Cyberport admissions                              32,942            -              -              -
                                                         --------        --------       --------    --------

                                                         $370,701        $812,572       $819,380    $477,311
                                                         ========        ========       ========    ========

     The following is a summary of information by geographic area:

                                                            NINE MONTHS ENDED                YEARS ENDED
                                                               SEPTEMBER 30,                 DECEMBER 31,
                                                       --------------------------       --------------------
                                                          1997             1996           1996         1995
                                                       ----------        --------       --------    --------
                                                       (Unaudited)    (Unaudited)
         Revenues

         United States                                   $144,944        $212,894       $197,760    $379,311
         Republic of China                                193,135         599,678        621,620      71,000
         Canada                                            32,622            -              -         27,000
                                                         --------        --------       --------    --------

                                                         $370,701        $812,572       $819,380    $477,311
                                                         ========        ========       ========    ========

     As of December 31, revenues from major customers are as follows:

                                                            NINE MONTHS ENDED                YEARS ENDED
                                                               SEPTEMBER 30,                 DECEMBER 31,
                                                       --------------------------       --------------------
                                                          1997             1996           1996         1995
                                                       ----------        --------       --------    --------
                                                       (Unaudited)    (Unaudited)

         Customer A                                         52.1%           73.8%          75.9%       31.8%
         Customer B                                         24.9%            8.9%          16.0%       20.5%
         Customer C                                         13.2%            5.6%           -          10.7%


                                                       F-20

                         TELLURIAN, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995




NOTE 12 - STOCKHOLDERS' EQUITY

     Initial Public Offering

     In November 1996, the Company completed its initial public offering by filing a registration statement on Form SB-2 under the Securities Act of 1933, as amended. The Company offered 1,400,000 shares of $.01 par value common stock and 2,127,500 five-year warrants (including the underwriter's over-allotment option) to purchase 2,127,500 shares of its common stock at $6.00 per share. The Company raised $6,205,147, which was net of offering costs of $1,326,728. In addition, 450,000 shares were sold by certain existing stockholders for $2,250,000 before offering costs. The Company did not receive any proceeds from the sale of these shares.

     Common Stock

     On March 24, 1995, in connection with its private placement, the Company increased its authorized common stock from 10,150 shares to 10,000,000 shares and changed the par value from $1.00 per share to $.01 per share. In addition, the Company issued 1,000,000 shares of $.01 par value common stock to replace the 10,150 shares of $1.00 par value common stock that were previously outstanding. All share data and per share amounts have been adjusted to reflect this transaction. In March 1995, the Company completed a private placement of 600,000 shares of its $.01 par value common stock for $100,000, including 150,000 shares sold to principals and an employee of the underwriter.

     On November 17, 1997, the Company increased its authorized common stock to 25,000,000 shares at a par value of $.01 per share.

     Warrants

     On December 27, 1995 and January 22, 1996, the Company issued a total of 3,000,000 warrants to purchase 3,000,000 shares of its common stock at an exercise price of $6.00 per share. The warrants were issued in connection with the subordinated promissory notes and were valued at $.01 per warrant amounting to $30,000. Such amount was credited to additional paid-in capital. In addition, the Company issued 300,000 warrants to purchase 300,000 shares of its common stock at $6.00 per share for $6,000.

     On June 27, 1996, an agreement was signed cancelling 300,000 of the warrants. In addition, upon the completion of the initial public offering, the balance of the warrants (3,000,000) automatically converted to warrants identical to those sold to the public.

                         TELLURIAN, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995




NOTE 12 - STOCKHOLDERS' EQUITY (CONTINUED)


     Outstanding warrants at September 30, 1997 (unaudited) and December 31, 1996 are as follows:


                        Outstanding                    Exercise                     Exercise
                         Warrants                        Price                       Period
                     -----------------             -----------------           -----------------
                         5,127,500                       $6.00                 November 6, 1996 -
                                                                                November 5, 2001

     No warrants were exercised during 1996 nor 1997.


NOTE 13 - STOCK OPTION PLAN

     On June 1, 1996, the Company adopted a Stock Option Plan (the "Plan") covering 400,000 shares of common stock (subject to adjustment to cover stock splits, stock dividends, recapitalizations and other capital adjustments) for employees, including officers and directors and consultants of the Company. The Plan provides that options to be granted under the Plan will be designated as incentive stock options or non-incentive stock options by the board of directors or a committee thereof, which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the options. Options designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code of 1986, as amended.

     The Plan provides that all options granted thereunder shall be exercisable during a period of no more than 10 years from the date of grant (five years for options granted to holders of 10% or more of the outstanding shares of common stock), depending upon the specific stock option agreement and that the option exercise price for incentive stock options shall be at least equal to 100% of the fair market value of common stock on the date of grant (110% for options granted to holders of 10% or more of the outstanding shares of common stock), but in no event less than the initial public offering price of the Company's proposed public offering. Pursuant to the provisions of the Plan, the aggregate fair market value (determined on the date of grant) of the shares of the common stock for which incentive stock options are first exercisable under the terms of the Plan by an option holder during any one calendar year cannot exceed $100,000.

                         TELLURIAN, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995




NOTE 13 - STOCK OPTION PLAN (CONTINUED)

     Currently, the Plan provides that if the employment of an optionee is terminated other than by reason of death, disability or retirement at age 65, any options granted to the optionee will immediately terminate. If employment is terminated by reason of disability or retirement at age 65, the optionee may, within one year from the date of termination in the event of termination by reason of disability, or three months from the date of termination in the event of termination by reason of retirement at age 65, exercise the option (but not after the normal termination date of the option). If employment is terminated by death, the person or persons to whom the optionee's rights under the option are transferred by will or the laws of descent and distribution have similar rights of exercise within three months after such death (but not after the normal termination date of the option).

     Options are not transferable otherwise than by will or the laws of descent and distribution and during the optionee's lifetime are exercisable only by the optionee. Shares subject to options which expire or terminate may be the subject of future options. The Plan will terminate in 2006.

     Outstanding stock options are as follows:

                                                  Outstanding     Exercise
                                                    Warrants       Price                 Exercise Period
                                                 -----------    ----------       ------------------------------

        September 30, 1997 (unaudited)
                                                    300,000        $5.00          July 1, 1997 - June 1, 2006
                                                     40,000        $5.25          January 1, 1998 - June 1, 2006
         December 31, 1996
                                                    300,000        $5.00          July 1, 1997 - June 1, 2006

     No options were exercised during 1996 nor 1997.

NOTE 14 - RETIREMENT BENEFITS

     On January 1, 1996, the Company established a simplified employee pension plan covering substantially all employees who meet eligibility requirements. Retirement costs amounted to $-0-, $-0-, $33,691 and $-0-for the 1997 period (unaudited), 1996 period (unaudited), fiscal 1996 and fiscal 1995, respectively.


NOTE 15 - PRO FORMA INFORMATION

     Pro forma net loss has been presented to show results of operations assuming the Company filed its income tax returns as a C corporation. If the Company was a C corporation, there would be no current income taxes and deferred income taxes would consist solely of an asset for net operating loss carryforwards offset by a 100% valuation allowance.

                         TELLURIAN, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995




NOTE 16 - ACCOUNTING FOR STOCK-BASED COMPENSATION

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for the stock options granted. No expense was recognized. If the Company had elected to recognize expense for the stock options granted based on the fair value at the date of grant consistent with the method prescribed by SFAS No. 123, net loss and loss per share would have been changed to the pro forma amounts indicated below:

                                             Nine Months Ended                          Year Ended
                                      September 30, 1997 (Unaudited)                December 31, 1996
                                      ------------------------------          -------------------------------
                                       As Reported        Pro Forma            As Reported         Pro Forma
                                      --------------     -----------          --------------      -----------
         Net loss                     $(1,815,209)       $(1,832,401)          $(962,410)         $(1,228,660)

         Loss per share                      (.60)              (.61)               (.53)                (.68)


     The fair value of the stock options used to compute pro forma net loss and loss per share disclosures is the estimated present value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions: expected volatility of 5%; risk free interest rates of 6.3% to 6.5%; and an expected holding period of three years.


NOTE 17 - PROPOSED PUBLIC OFFERING (UNAUDITED)

     The Company is filing a registration statement on Form SB-2 under the Securities Act of 1933, as amended, for the purpose of registering securities for sale to the holders of its warrants (see Note 12).

     Pursuant to the registration statement, the Company's tender offer is on the following terms:


     1. Warrant holders who tender their warrants and an amount per tendered warrant (such amount to be determined at a later date) will receive one unit for each warrant tendered.

     2. Each unit consists of one share of the Company's common stock and one new warrant identical to the tendered warrant.

     The tender offer is being limited to 1,300,000 units. If the offering is oversubscribed, the number of units subscribed to will be offered on a pro forma basis.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Tellurian's Certificate of Incorporation contains a provision which, in substance, eliminates the personal liability of the directors of Tellurian and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by Delaware law. By virtue of this provision, under current Delaware law a director of Tellurian will not be personally liable for monetary damages for breach of his fiduciary duty, except for liability for (a) breach of his duty of loyalty to Tellurian or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware laws and (d) any transaction from which he receives an improper personal benefit. This provision pertains only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limits liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in Tellurian's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or Management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted Tellurian and its stockholders.

         The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

         The indemnification and advancement of expenses provided by, or granted pursuant to Delaware Corporation Law is not be deemed exclusive of any other rights to which those seeking indemnification or advance of expenses may be entitled under any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Article IX of Tellurian's By-Laws provides that the officers and directors of Tellurian shall be entitled to indemnification to the maximum extent permitted by Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25.          Other Expenses of Issuance and Distribution

                  Securities and Exchange Commission
                   Filing Fee                             $   4,893.95
                  NASDAQ Filing Fee                           7,500.00
                  Legal Fees                                 60,000.00
                  Accounting Fees                            10,000.00
                  Blue Sky Fees and Disbursements            25,000.00
                  Printing                                   30,000.00
                  Miscellaneous                              12,606.05
                                                             ---------

                  Total                                   $ 150,000.00


Item 26. Recent Sales of Unregistered Securities

                  (i) On March 17, 1995, Tellurian, Inc. (a South Carolina corporation) sold 600,000 shares of its Common Stock at a purchase price of $100,000 or $.167 per share. Of such shares, Dennis Giunta, Joseph DeFalco, Matthew Langdon, John A. Bruno, John C. Cioffoletti, Michael J. Wills, and Douglas Spinosa purchased 200,000 shares, 125,000 shares, 125,000 shares, 45,000 shares, 45,000 shares, 45,000 shares, and 15,000 shares, respectively. Exemption is claimed under Section 4(6) Regulation 505 and /or 506 of the Securities Act of 1933, as amended (the "Act") inasmuch as all sales were made to accredited investors, there was no general advertising or public solicitation in connection with the transaction and the Company filed a Form D with the Commission on March 30, 1995. Further, exemption is claimed on such securities since the transactions did not involve a public offering under Section 4(2) of the Act. Further, no underwriter was involved in such sales, there were no underwriting discounts or commissions and each of the recipients agreed to take the securities for investment and without a view to distribution or resale thereof and to have an appropriate restrictive legend placed on their securities. Also, the Company did not engage in general advertising or general solicitation with respect to the aforementioned transactions; the investors who acquired securities were provided with all information requested by them and were afforded continuing access to information and such investors had such knowledge and experience in financial and business matters that they were capable of evaluation of the merits and risks of such investment and were able to bear the economic risk thereof.

                  (ii) On December 27, 1995, the Issuer received $200,000 from the sale of promissory notes in the principal amount of $192,000 and 800,000 warrants from Imafina S.A. On January 22, 1996, the Issuer received $550,000 from the sale of promissory notes in the principal amount of $528,000 and 2,200,000 warrants from Jericho Limited. Exemption is claimed on such securities since the transactions did not involve a public offering under Section 4(2) of the Act. J.W. Barclay & Co., Inc. acted as Placement Agent in connection with this Offering and as compensation for its services as placement agent, it was paid a commission of $75,000 and an expense allowance of $22,500 and was issued 300,000 Common Stock Purchase Warrants for a cash consideration of $6,000. On June 27, 1996, J. W. Barclay & Co., Inc. returned the 300,000 Warrants to the Company and the Company agreed to pay $6,000 to J. W. Barclay & Co., Inc. upon the completion of the Company's Public Offering in November of 1996. Each of the recipients agreed to take the securities for investment and without a view to the distribution or resale thereof and to have an appropriate restrictive legend placed on their securities. Further, these investors agreed to lock-up their Warrants and not resell same until November 8, 1997. Also, the Company did not engage in general advertising or general solicitation with respect to the aforementioned transactions; the investors who acquired securities were provided with all information requested by them and were afforded continuing access to information and such investors had such knowledge and experience in financial and business matters that they were capable of evaluation of the merits and risks of such investment and were able to bear the economic risk thereof.

                  (iii) On June 27, 1996, the Issuer received $175,000 from the sale of promissory notes in the principal amount of $175,000. $150,000 of the notes are not convertible and $25,000 of the notes are convertible at $1.00 per share into 25,000 shares of the Issuer's Common Stock automatically upon the completion of the Issuer's initial public offering. Of such notes, Andrew F. Nicoletta, Karen Bulavimetz and Alec McDonald paid $70,000, $70,000 and $35,000, respectively. The Company issued to each of Andrew F. Nicoletta and Karen Bulavimetz non-convertible notes in the principal amount of $60,000 and convertible notes in the principal amount of $10,000. The Company also issued to Alec McDonald a non-convertible note in the principal amount of $30,000 and a convertible note in the principal amount of $5,000. Exemption is claimed under
Section 4(6) Regulation 505 and /or 506 of the Act inasmuch as all sales were made to accredited investors, there was no general advertising or public solicitation in connection with the transaction and the Company filed a Form D with the Commission on July 1, 1996. Exemption is claimed on such securities since the transactions did not involve a public offering under Section 4(2) of the Act. J.W. Barclay & Co., Inc. acted as Placement Agent in connection with this Offering and as compensation for its services as placement agent, it was paid a commission of $26,250. Each of the recipients agreed to take the securities for investment and without a view to the distribution or resale thereof and to have an appropriate restrictive legend placed on their securities. Further, these investors agreed to lock-up their shares and not resell same until May 5, 1997. Also, the Company did not engage in general advertising or general solicitation with respect to the aforementioned transactions; the investors who acquired securities were provided with all information requested by them and were afforded continuing access to information and such investors had such knowledge and experience in financial and business matters that they were capable of evaluation of the merits and risks of such investment and were able to bear the economic risk thereof.

         (iv) In June 1996, the Company granted non-qualified stock options to purchase 300,000 shares of its Common Stock at an exercise price of $5.00 per share over a term of ten years. Dr. Ronald Swallow, Stuart French, Richard Swallow , Steven Morse and Lester Morse received options to purchase 73,000 shares, 150,000 shares, 27,000 shares, 25,000 shares and 25,000 shares, respectively. In February 1997, the Company has also granted 10-year options to purchase 40,000 shares to Michael Hurd allowing him to purchase shares at $5.25 per share. These options vested on July 1, 1997 but are not exercisable until January 1, 1998. All options granted by the Company were in connection with services rendered to the Company. Exemption is claimed on such securities since the transactions did not involve a public offering under Section 4(2) of the Act. Further, no underwriter was involved in such sales, there were no underwriting discounts or commissions and each of the recipients agreed to take the securities for investment and without a view to distribution or resale thereof and to have an appropriate restrictive legend placed on their securities. Also, the Company did not engage in general advertising or general solicitation with respect to the aforementioned transactions; the investors who acquired securities were provided with all information requested by them and were afforded continuing access to information and such investors had such knowledge and experience in financial and business matters that they were capable of evaluation of the merits and risks of such investment and were able to bear the economic risk thereof. In 1997, the Company registered the Stock Option Plan under which the aforementioned options were granted on Form S-8 Registration Statement (file no. 333-31081).

         (v) On March 15, 1995, Tellurian, Inc. (a South Carolina corporation) declared a 98.52216749-for-1 stock split.

         (vi) On July 2, 1996, Tellurian, Inc. (a South Carolina corporation) reincorporated in the State of Delaware through a merger into and with Tellurian, Inc. (a Delaware corporation) with the Delaware corporation as the surviving corporation. As a result of the merger, the Company issued 430,049 shares to Charles Powers, 297,908 shares to Ronald Swallow, 109,481 shares to Richard Swallow, 9,852 shares to Sergei Doroshov, 16,748 shares to Albert Donald Wangerin, 49,261 shares to Stuart French, 49,261 shares to Ching-yuan Tung, 9,852 shares to Hitesh Amin, 9,852 shares to Lawson Nichols, 4,926 shares to Jerry Plotczyk, 4,926 shares to Karyssa Plotczyk, 4,926 shares to Richard Mathiesen, 2,958 shares to Mat Adams, 45,000 shares to John A. Bruno, 15,000 shares to Douglas Spinosa, 200,000 shares to Dennis Giunta, 45,000 shares to Michael Wills, 125,000 shares to Joseph DeFalco, 45,000 shares to John C. Cioffoletti and 125,000 shares to Matthew Langdon.

                  The transactions described in sub-paragraphs (v) and (vi) above are not considered sales within the meaning of Rule 145 of the Securities Act of 1933, as amended.

Item 27. Exhibits

         (a) Exhibits. The following exhibits have been previously filed unless otherwise noted. All previously filed exhibits are incorporated by reference unless otherwise indicated to Form SB-2 Registration Statement, File #333-9741.

          Exhibit No.               Description
          -----------               -----------

             3(a)    Articles of Incorporation of Registrant

             3(b)    By-Laws of Registrant

             3(c)    Amendment to Articles of Incorporation

             4(a)    Specimen of Common Stock

             4(b)    Form of Warrant Agreement including Form of Warrant

             4(c)    Form of Underwriter's Stock Warrants

             4(d)    Form of Underwriter's Warrants

             4(e)    Form of Amendment to Warrant Agreement

             4(f)    Form of Unit Certificate

             5       Opinion re: legality

            10(a)    Employment Agreement dated November 8, 1996 to be
                     entered into between Dr. Ronald Swallow and the Registrant
                     (1)

            10(b) Employment Agreement dated November 8, 1996 between Stuart French and the Registrant (1)

            10(c)    Lease for Facilities in Mahwah, New Jersey (1)

            10(d) Transfer Technology Agreement dated January 1, 1996 between Voyager Graphics, Inc. and the Registrant

            10(e) Agreement dated November 14, 1994 between TTY Graphics, Inc., Voyager Simulation Ltd. and the Registrant.

            10(f) Letter Agreement dated May 26, 1995 between the Registrant and TTY Graphics, Inc. and amendment thereto dated July 17, 1996.

            10(g) Agreement dated November 5, 1991 by and among Greg Gustin, Pat Lowe as Trustee for the Estate of Quantum Graphics, Inc. and TTY Graphics, Inc.

            10(h) Assignment Agreement dated as of November 5, 1991 between TTY Graphics, Inc. and the Registrant

            10(i) Letter Agreement dated August 1, 1996 and August 2, 1995 between Greg Gustin and the Registrant

            10(j) Agreement dated July 23, 1996 between TTY Graphics, Inc. and the Registrant

            10(k)    1996 Incentive and Non-Statutory Stock Option Plan


            10(l) Letter Agreement between the Registrant, Voyager Graphics Inc., Voyager Simulation Company Ltd. and TTY Graphics Inc.

            10(m)    Consulting Agreement with J.W. Barclay& Co., Inc.

            10(n)    Merger and Acquisition Agreement with J.W. Barclay & Co.,
                     Inc.

            10(o)    Letter Agreement between the Registrant and Charles Powers

            10(p)    Letter Agreement between the Registrant and Fightertown

            10(q) Consulting Agreement dated March 26, 1997 with Eye Wonders Studios, Inc. (2)

            10(r)    Employment Contract with Robert Winterford (2)

            10(s)    Purchase Agreement Option with Niacan Ltd. (2)

            10(t)    Intellectual Property Agreement with Eye Wonder (2)

            10(u)    Lease with Niacam Ltd. (3)

            10(v) Mutual Release and Settlement Agreement between Fightertown Entertainment, Inc. and the Registrant*

            10(w) Agreement between Robert Winterford, Eye Wonder Studios, Inc., the Registrant, Cyberport Niagara, Inc. and Cyberport International, Inc. dated October 28, 1997.

            10(x)    Agreement with Shareholder Communications Corporation*

            10(y)    $250,000 Promissory Note dated December 1997*

            11       Earnings per share - See notes to financial statements

            21       Subsidiaries of Registrant (4)

            23       Consent of Miller, Ellin & Co.*

            27       Selected Financial Data

            99       Letter of Transmittal*
         ---------------
         *  Filed herewith.

            (1)      Incorporated by reference to the
                     Registrant's Form 10-KSB for its fiscal year ended December 31, 1996.

            (2)      Incorporated by reference to the
                     Registrant's Form 10-QSB for its quarter ended March 31, 1997.

            (3)      Incorporated by reference to the
                     Registrant's Form 10-QSB for its quarter ended June 30, 1997.

            (4) Cyberport Niagra, Inc., a 100% owned subsidiary of Tellurian, incorporated in Ontario, Canada, and does business under the name Cyberport.

Item 28.          Undertakings

                  The undersigned Registrant hereby further undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The Company will provide to the Representative of the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Representative to permit prompt delivery to each purchaser.

         For determining any liability under the Securities Act, the Registrant will treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

         For determining any liability under the Securities Act, the Registrant will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Mahwah, State of New Jersey on the 23rd day of January, 1998.

                                                 TELLURIAN, INC.


                                                 By: /s/ Stuart French
                                                    --------------------------
                                                    Stuart French, President



         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed below by the following persons in the capacities and on the dates stated:


Signatures                       Titles                             Date
----------                       ------                             ----

                                 Chairman of the
/s/ Dr. Ronald Swallow           Board, Chief
-------------------------        Executive Officer             January 23, 1998
Dr. Ronald Swallow


/s/ Stuart French                President and a Director
-------------------------        of the Company                January 23, 1998
Stuart French


/s/ Richard Swallow              Vice-President of
-------------------------        Program Management,
Dr. Richard Swallow              Secretary and a Director
                                 of the Company                January 23, 1998


/s/ Michael Hurd                 Vice President of
-------------------------        Administration and
Michael Hurd                     Finance and Chief
                                 Financial and Accounting
                                 Officer                       January 23, 1998

                                 EXHIBIT INDEX

          Exhibit No.               Description
          -----------               -----------

             3(a)    Articles of Incorporation of Registrant

             3(b)    By-Laws of Registrant

             3(c)    Amendment to Articles of Incorporation

             4(a)    Specimen of Common Stock

             4(b)    Form of Warrant Agreement including Form of Warrant

             4(c)    Form of Underwriter's Stock Warrants

             4(d)    Form of Underwriter's Warrants

             4(e)    Form of Amendment to Warrant Agreement

             4(f)   Form of Unit Certificate

             5       Opinion re: legality

            10(a)    Employment Agreement dated November 8, 1996 to be
                     entered into between Dr. Ronald Swallow and the Registrant
                     (1)

            10(b) Employment Agreement dated November 8, 1996 between Stuart French and the Registrant (1)

            10(c)    Lease for Facilities in Mahwah, New Jersey (1)

            10(d) Transfer Technology Agreement dated January 1, 1996 between Voyager Graphics, Inc. and the Registrant

            10(e) Agreement dated November 14, 1994 between TTY Graphics, Inc., Voyager Simulation Ltd. and the Registrant.

            10(f) Letter Agreement dated May 26, 1995 between the Registrant and TTY Graphics, Inc. and amendment thereto dated July 17, 1996.

            10(g) Agreement dated November 5, 1991 by and among Greg Gustin, Pat Lowe as Trustee for the Estate of Quantum Graphics, Inc. and TTY Graphics, Inc.

            10(h) Assignment Agreement dated as of November 5, 1991 between TTY Graphics, Inc. and the Registrant

            10(i) Letter Agreement dated August 1, 1996 and August 2, 1995 between Greg Gustin and the Registrant

            10(j) Agreement dated July 23, 1996 between TTY Graphics, Inc. and the Registrant

            10(k)    1996 Incentive and Non-Statutory Stock Option Plan


            10(l) Letter Agreement between the Registrant, Voyager Graphics Inc., Voyager Simulation Company Ltd. and TTY Graphics Inc.

            10(m)    Consulting Agreement with J.W. Barclay& Co., Inc.

            10(n)    Merger and Acquisition Agreement with J.W. Barclay & Co.,
                     Inc.

            10(o)    Letter Agreement between the Registrant and Charles Powers

            10(p)    Letter Agreement between the Registrant and Fightertown

            10(q) Consulting Agreement dated March 26, 1997 with Eye Wonders Studios, Inc. (2)

            10(r)    Employment Contract with Robert Winterford (2)

            10(s)    Purchase Agreement Option with Niacan Ltd. (2)

            10(t)    Intellectual Property Agreement with Eye Wonder (2)

            10(u)    Lease with Niacam Ltd. (3)

            10(v) Mutual Release and Settlement Agreement between Fightertown Entertainment, Inc. and the Registrant*

            10(w) Agreement between Robert Winterford, Eye Wonder Studios, Inc., the Registrant, Cyberport Niagara, Inc. and Cyberport International, Inc. dated October 28, 1997.

            10(x)    Agreement with Shareholder Communications Corporation*

            10(y)    $250,000 Promissory Note dated December 1997*

            11       Earnings per share - See notes to financial statements

            21       Subsidiaries of Registrant (4)

            23       Consent of Miller, Ellin & Co.*

            27       Selected Financial Data

            99       Letter of Transmittal*
         ---------------
         *  Filed herewith.

            (1)      Incorporated by reference to the
                     Registrant's Form 10-KSB for its fiscal year ended December 31, 1996.

            (2)      Incorporated by reference to the
                     Registrant's Form 10-QSB for its quarter ended March 31, 1997.

            (3)      Incorporated by reference to the
                     Registrant's Form 10-QSB for its quarter ended June 30, 1997.

            (4) Cyberport Niagra, Inc., a 100% owned subsidiary of Tellurian, incorporated in Ontario, Canada, and does business under the name Cyberport.